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PLC SYSTEMS INC. CONSOLIDATED FINANCIAL STATEMENTS INDEX

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is calculated based on $1,700,000 of aggregate consideration. The purchase price payable under the asset purchase agreement is $1,000,000, plus the assumption by the buyer of continuing obligations under customer service agreements outstanding as of the closing, estimated to be $700,000.
	(4)	Proposed maximum aggregate value of transaction: $1,700,000
	(5)	Total fee paid: $340.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PLC SYSTEMS INC.

SPECIAL MEETING OF SHAREHOLDERS—YOUR VOTE IS IMPORTANT

[DATE]

Dear Fellow Shareholder:

        You are cordially invited to attend the Special Meeting of Shareholders of PLC Systems Inc., a Yukon Territory corporation (the "Company", "we", "our" or "us"), which will be held at our offices located at 10 Forge Park, Franklin, MA 02038, on December 30, 2010, at 10:00 a.m., Eastern time.

        On November 5, 2010, the Company and its wholly-owned subsidiaries, PLC Medical Systems, Inc. and PLC Sistemas Medicos Internacionais (Deutschland) GmbH, entered into an asset purchase agreement with Novadaq Corp. and its parent company, Novadaq Technologies Inc., pursuant to which the Company and its subsidiaries have agreed to sell to Novadaq Corp. substantially all of the assets of the Company's CO2 transmyocardial revascularization business (the "TMR Business") other than cash, cash equivalents, accounts receivable and certain other assets, and Novadaq Corp. has agreed to purchase such assets and assume all outstanding TMR Business service related liabilities as of the closing.

        At the Special Meeting, you will be asked to approve the sale of assets pursuant to the asset purchase agreement. After careful consideration, all the members of our Board, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., have approved the asset purchase agreement and determined that the asset sale and the asset purchase agreement are in the best interests of the Company and its shareholders. Our Board recommends that you vote "FOR" the approval of the asset sale. The proxy statement attached to this letter provides you with information about the asset sale and the Special Meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission.

        Your vote is very important.    The asset sale cannot be completed unless a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote are present at the Special Meeting and the asset sale is approved by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon.

        Please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote in person.

Sincerely,

Mark R. Tauscher
 President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the asset sale, passed upon the merits or fairness of the asset sale or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                    and is first being mailed to shareholders on or about                    .

PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 30, 2010

Dear PLC Systems Inc. Shareholders:

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of PLC Systems Inc, a Yukon Territory corporation (the "Company", "we", "our" or "us"), will be held at our offices located at 10 Forge Park, Franklin, MA 02038, on December 30, 2010, at 10:00 a.m., Eastern time, for the purpose of considering and acting upon the following:

  1.
  To approve the sale of substantially all of the assets of the Company's CO2 transmyocardial revascularization business (the "TMR Business") other than cash and cash equivalents, accounts receivable and certain other assets, pursuant to the asset purchase agreement, dated as of November 5, 2010, by and among the Company, PLC Medical Systems, Inc., PLC Sistemas Medicos Internacionais (Deutschland) GmbH, Novadaq Corp. and Novadaq Technologies Inc., a copy of which is attached as Annex A to the accompanying proxy statement, provided that at any time prior to the closing of the sale of such assets, notwithstanding the authorization of such sale by the Company's stockholders, the Company's Board of Directors may, in its discretion, terminate such asset purchase agreement in accordance with its terms without further action by the Company's stockholders; and

  2.
  To consider and vote upon an adjournment of the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the asset sale.

  3.
  To transact any other business that may properly be brought before the Special Meeting or any adjournment thereof, including any procedural matters incident to the conduct of the Special Meeting.

        The Board of Directors of the Company has fixed November 22, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company's common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, the Company had                    shares of common stock outstanding and entitled to vote.

        The Proxy Statement accompanying this notice is deemed to be incorporated into and forms part of this notice. The Company's Board of Directors recommends that you vote "FOR" the two proposals. Your vote is important, regardless of the number of shares of our common stock you own. The approval of the asset sale requires a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon. The proposal to adjourn the Special Meeting, if necessary for up to 30 days, to solicit additional proxies requires the approval by the affirmative vote of the holders of a majority of the Company's stock that choose to vote thereon.

        Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will not be counted as a vote in favor of the approval of the asset sale. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
Edward H. Pendergast Chairman of the Board

Franklin, MA
December XX, 2010

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

2

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING AND THE ASSET SALE

        The following section provides answers to frequently asked questions about the Special Meeting and the asset sale. This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to "The Asset Sale".

Q:    What proposals will be voted on at the Company's Special Meeting?

A:
The following proposals will be voted on at the Special Meeting:

1.
The first proposal to be voted on is whether to approve the sale of substantially all of the assets used in the Company's CO2 transmyocardial revascularization ("TMR") business (the "TMR Business") other than cash and cash equivalents, accounts receivable and certain other assets to Novadaq Corp., a Delaware corporation ("Buyer"), pursuant to the terms of the asset purchase agreement, dated as of November 5, 2010, which is referred to in this proxy statement as the asset purchase agreement, attached as Annex A. The assets the Company proposes to sell to Buyer consists of substantially all of the assets of the Company's TMR Business, including (i) substantially all tangible assets related to the TMR Business, including substantially all inventories, equipment, and other tangible assets such as all tooling and small tools, and (ii) all intangible assets, including patents, copyrights, trademarks, regulatory rights, registration rights, clients lists and other intellectual property rights related to the TMR Business. See "The Asset Sale" for a more detailed description of the transaction with Buyer.

2.
The second proposal to be voted upon is whether to adjourn the meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes in favor of the first proposal.

Q:    What is the Company's Board of Directors' recommendation with respect to the asset sale proposal?

A:
After careful consideration, all the members of the Board of Directors (the "Board"), with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., have approved the asset sale and the asset purchase agreement and has determined that it is advisable, fair to and in the best interests of the Company's shareholders. Accordingly, the Board recommends that shareholders vote FOR the asset sale proposal.

Q:    Why does the Company's Board of Directors believe the asset sale is in the best interests of the Company's shareholders?

A:
The Company's Board conducted a process to consider strategic alternatives, the risks and challenges facing the Company in the future as compared to the opportunities available to the Company in the future, as well as the availability of strategic alternatives, and concluded that the asset sale was the best alternative for the Company and its shareholders given that our primary focus now is to extend the amount of time we can continue to operate our business and seek to raise the additional capital we need to be able to continue with the development and commercialization of our RenalGuard System.. See "The Asset Sale—Reasons for the Asset Sale; Recommendation of the Company's Board of Directors" for more information.

Q:    What factors were considered by the Company's management and Board of Directors in deciding to sell substantially all of the assets of the TMR Business?

A:
The Company's management and Board considered a number of factors before deciding to enter into the asset purchase agreement, including, but not limited to, the price to be paid by the Buyer, the strategic alternative evaluation process that led to entering into the asset purchase agreement, the future business prospects for the TMR Business and the terms and conditions of the asset purchase agreement. The Board also considered, and balanced against the potential benefits of the asset sale, certain adverse factors, including the recent decline over the past several years in our TMR revenues. See "The Asset Sale—Reasons for the Asset Sale; Recommendation of the Company's Board of Directors" for more information.

Q:    What is the asset sale?

A:
The Company and its wholly-owned subsidiaries, PLC Medical Systems, Inc. and PLC Sistemas Medicos Internacionais (Deutschland) GmbH, entered into an asset purchase agreement with Buyer and its parent company, Novadaq Technologies Inc., which contains the terms and conditions of the proposed sale of substantially all of the assets of the Company's TMR Business other than cash and cash equivalents, accounts receivable and certain other assets to Buyer. Under the asset purchase agreement, the Company and its subsidiaries will sell to Buyer substantially all of the assets of the TMR Business (other than cash, cash equivalents, accounts receivable and certain other assets), including: (i) substantially all tangible assets related to the TMR Business, including substantially all inventories, equipment, and other tangible assets such as all tooling and small tools, and (ii) all intangible assets, including patents, copyrights, trademarks, regulatory rights, registration rights, clients lists and other intellectual property rights related to the TMR Business. The proposed sale of assets and assumption of liabilities pursuant to the asset purchase agreement is referred to in this proxy statement as the asset sale.

Q:    What assets and liabilities are being retained?

A:
Under the asset purchase agreement, the Company and its subsidiaries will retain all of their cash and cash equivalents, all accounts receivable, one finished goods TMR laser (which the Company has retained the rights to sell at any time in the future to one of two specified international customers), and certain other assets, such as prepaid expenses, as well as all tangible and intangible assets used in connection with the Company's RenalGuard business. The Company is retaining all its liabilities related to business activities conducted prior to the close of the asset sale, other than all TMR Business related deferred service obligations which are being assumed by the Buyer as of the closing of the asset sale. We are also retaining the lease liability on our corporate facility and all employee obligations for those employees who will not be offered employment with the Buyer. It is contemplated as part of the asset purchase agreement that three Company TMR Business service employees will be offered and will accept employment with the Buyer as of the closing of the asset sale.

Q:    Will Company shareholders receive any distributions from the asset sale?

A:
The Company does not intend to distribute any of the proceeds from the asset sale or the asset purchase agreement to the Company's shareholders, other than an amount that may be required to be paid out to certain shareholders who exercise their rights to dissent/object with respect to the asset sale. However, under the asset purchase agreement, the Company may elect to terminate the asset purchase agreement if shareholders holding Company shares (other than shares held by officers and directors of the Company and any affiliate of any officer or director) with a fair value of at least $200,000 (as measured based upon the closing price of the Company's common stock reported on the OTC Bulletin Board on the last business day immediately prior to the Special

  Meeting) and who are entitled to vote at the Special Meeting, exercise their rights to dissent/object at or prior to the Special Meeting under Section 193 of the Yukon Business Corporations Act, as amended (the "YBCA"), and such dissension or objection has not been legally withdrawn by the time of the shareholder vote.

Q:    Who is the purchaser?

A:
The purchaser who has agreed to acquire substantially all of the assets of the Company's TMR Business (other than cash, cash equivalents, accounts receivable and certain other assets) is Novadaq Corp. ("Novadaq" or the "Buyer"), who is the current exclusive U.S. distributor for the Company's TMR products. Novadaq Corp.'s parent company, Novadaq Technologies Inc., has guaranteed all of Novadaq Corp.'s obligations under the asset purchase agreement.

Q:    What is the purchase price for the assets to be sold pursuant to the asset purchase agreement?

A:
As consideration for the assets to be sold pursuant to the asset purchase agreement, Buyer has agreed to pay the Company $1,000,000 cash at the closing of the asset sale and additionally assume (i) all outstanding TMR Business service related liabilities as of the closing, which totaled approximately $692,000 as of September 30, 2010 and (ii) post-closing obligations under certain contracts. The $692,000 in TMR Business service-related liabilities outstanding as of September 30, 2010 represents aggregate cash prepayments received from customers for future extended service coverage beyond the original product warranty period and prepaid future preventative maintenance coverage. The amount of service related liabilities to be assumed by the Buyer as of the closing date of the asset sale may be higher or lower than the $692,000 amount outstanding as of September 30, 2010. However, the Company does not expect this amount to materially change from September 30, 2010 to the closing.

Q:    What will happen if the Company's shareholders approve the asset sale?

A:
If the Company's shareholders approve the asset sale set forth in the asset purchase agreement, the Company will consummate the sale of assets subject to satisfaction or waiver of the closing conditions set forth in the asset purchase agreement. The Company anticipates that the asset sale will close promptly following the Special Meeting.

Q:    What will happen to the Company after the asset sale?

A:
The Company's Board has considered a number of alternatives with respect to the use of the Company's remaining assets following the completion of the asset sale. The Company will retain all its cash and cash equivalents and the other assets and liabilities that are not part of the asset sale, those being principally related to the Company's RenalGuard business. The Company intends to use its cash and other assets to advance its RenalGuard business and further extend the timeframe during which the Company can continue to operate and attempt to secure additional funding which will be necessary to sustain its ongoing operations, or otherwise find a purchaser for the Company or its RenalGuard assets. The Board believes that continuing the efforts to maximize the value of the Company's RenalGuard assets provides the best chance of providing a return to the Company's shareholders.

Q:    What will happen if the asset sale to Buyer is not approved by the Company's shareholders or the asset sale is not completed for other reasons?

A:
If the asset sale to Buyer is not approved by the Company's shareholders or if the Company does not complete the asset sale for other specified reasons, the Company will be required by the terms of the distribution agreement with Novadaq, as amended, to sell 150 kits comprised of two sterile handpieces and other surgical accessories (each, a "TMR Kit") to the Buyer at a price of $110 for each kit, an approximate 90% discount to the current average sale price for TMR Kits. This requirement of the distribution agreement would adversely affect the Company's revenues and cash flows over the fiscal quarter immediately following closing if the asset sale is not approved and, as such, would have a similar effect on the Company's financial condition as would a termination fee of approximately $150,000.

  Absent additional financing prior to the asset sale, without the proceeds from the asset sale the Company is expected to have very little remaining cash on hand and would need to take immediate actions that would adversely impact its ability to continue to realize assets and satisfy liabilities in the normal course of business. We are currently in active discussions with one particular potential investor to provide additional financing, however, we can provide no assurance we will be able to raise this additional needed capital on terms and conditions that would be acceptable to us. Absent such financing or the proceeds from the asset sale, it is likely the Company would be forced in a very short amount of time to cease its normal operations altogether. The Company could be required to seek out bankruptcy protection from its creditors while it seeks to reorganize its business, or otherwise be forced to liquidate its assets, including both its TMR and RenalGuard assets, in a distressed sale manner. The Board does not believe these likely actions to be in the best interests of the Company's creditors or shareholders and therefore has recommended that the shareholders vote FOR the asset sale. Moreover, even if we are able to obtain additional financing prior to the closing of the asset sale, the Board believes the asset sale is in the best interests of the Company's shareholders given that our primary focus now is to extend the amount of time we can continue to operate our business and to continue the development and commercialization of our RenalGuard System.

Q:    What are the conditions to closing the asset sale?

A:
Closing of the asset sale is subject to the satisfaction or waiver of the following conditions: (i) the Company's shareholders shall have approved the asset sale, (ii) the representations and warranties of the parties contained in the asset purchase agreement shall be true and correct in all material respects, (iii) the parties shall have performed in all material respects their respective obligations contained in the asset purchase agreement, (iv) no proceeding or litigation shall have been initiated to prevent the closing of the asset sale, (v) there shall have been no material adverse effect relating to the TMR Business, and (v) other customary conditions.

Q:    What are the material U.S. federal income tax consequences of the asset sale?

A:
The Company will recognize a taxable gain on the asset sale equal to the difference between the amount realized from the asset sale and the adjusted tax basis of the assets sold and liabilities assumed. The Company expects to have sufficient federal and state net operating losses to offset the gain expected to be realized from the asset sale. The Company does not expect that the asset sale will result in any federal or state income tax consequences for its shareholders since it is not anticipated that they will receive any of the proceeds from the asset sale.

Q:    Do the Company's shareholders have any appraisal/dissent rights in connection with the asset sale?

A:
Under Section 193 of the YBCA, the Company's shareholders are entitled to dissent rights in connection with the sale of assets pursuant to the asset purchase agreement, which, if exercised, would require the Company to pay such dissenting shareholders the fair value for the shares of their common stock in the Company following the closing of the asset sale. Neither a vote against the approval of the asset sale nor an abstention or the execution or exercise of a proxy vote against such approval will constitute notice of dissent, but a shareholder need not vote against such approval in order to object. A shareholder must dissent with respect to all shares of the Company's common stock either held personally by him or on behalf of any one beneficial owner and that are registered in one name. See "The Asset Sale—Dissent Rights" for more information.

Q:    What vote is required to approve the asset sale?

A:
The proposal to approve the asset sale to Buyer requires a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon. An abstention will have no effect on the outcome of the proposal to approve the asset sale.

Q:    What happens if we do not have a quorum or enough affirmative votes at the Special Meeting?

A:
If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the asset sale, we may seek to adjourn the Special Meeting to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of the asset sale. We may seek to adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our Bylaws, if a quorum is not achieved, the shareholders present at the meeting may adjourn the meeting until the same day in the next week at the same time and place, at which time the only business that may be transacted is the business to have been voted on at the prior meeting. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the shareholders present in person or by proxy shall comprise a quorum. We may also adjourn the Special Meeting by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and who choose to vote on this proposal. We are soliciting proxies to vote in favor of the adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time of up to 30 days to solicit votes in favor of approval of the asset sale. If adjourning the Special Meeting does not enable us to attract sufficient affirmative votes in favor of one or more of the proposals, such proposals will not pass.

Q:    Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you have been identified as a Company shareholder as of the record date for the Special Meeting, and thus you are entitled to vote at the Special Meeting. This document serves as a proxy statement of the Company, used to solicit proxies for the Company's Special Meeting of shareholders. This document contains important information about the asset sale and the Special Meeting of shareholders, and you should read it carefully.

Q:    Who is soliciting my proxy?

A:
This proxy is being solicited by the Company's Board of Directors.

Q:    What do I need to do now?

A:
The Company urges you to read this proxy statement carefully, including any annexes hereto, and to consider how the proposed asset sale affects you.

  You may provide your proxy instructions by mailing your signed proxy card in the enclosed return envelope.

  Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Special Meeting of shareholders.

Q:    What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:
The failure to return your proxy card or otherwise provide proxy instructions will result in a non-vote for the shares underlying such proxy and, therefore will not be counted for quorum or voting purposes.

Q:    May I vote in person?

A:
If your shares of Company common stock are registered directly in your name with the Company's transfer agent, you are considered with respect to those shares to be the shareholder of record, and the proxy materials and proxy card are being sent directly to you. If you are a Company shareholder of record, you may attend the Special Meeting of shareholders to be held on December 30, 2010 and vote your shares in person, rather than signing and returning your proxy.

  If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Special Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Special Meeting unless (a) you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting or (b) the shares are transferred into your name prior to the meeting and you (i) produce properly endorsed share certificates or (ii) otherwise establish that you own the shares and demand, not later than 10 days before the meeting, that your name be included in the shareholder list.

Q:    If my Company shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:    May I change my vote after I have submitted a proxy or provided proxy instructions?

A:
Shareholders of record may change their vote at any time before their proxy is voted at the Special Meeting. Shareholders of record can do this in one of two ways. First, a shareholder of record can send a written notice to the registered office of the Company at any time up to and including the last business day preceding the day of the meeting stating that the shareholder would like to revoke its proxy. Second, a shareholder of record can deliver a written notice to the chairperson of the meeting on the day of the meeting stating that the shareholder would like to revoke its proxy. Attendance alone will not revoke a proxy. If a shareholder of record has instructed a broker to vote its shares, the shareholder must follow the directions received from its broker to change those instructions.

Q:    Who is paying for this proxy solicitation?

A:
The Company will pay the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to shareholders.

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the asset sale, including the procedures for voting your shares, you should contact:

  PLC Medical Systems, Inc.
  10 Forge Park
  Franklin, MA 02038
  Attention: James G. Thomasch
  Phone: 508-541-8800, ext. 151

PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

PROXY STATEMENT

SUMMARY OF THE ASSET SALE

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the asset sale and the other proposals being considered at the Special Meeting, you should read this entire proxy statement carefully, including the asset purchase agreement, attached as Annex A, and the other documents to which you are referred herein. See "Where You Can Find More Information" on page 74 of this proxy statement. Page references are included in parentheses to direct you to a more detailed description of the topics presented in this summary.

Information about the Parties

  The Company:
   PLC Systems Inc.
  10 Forge Park
  Franklin, Massachusetts 02038
  (508) 541-8800

        PLC Systems Inc., a Yukon Territory corporation, was formed in 1987. The Company manufactures and markets medical technology for the cardiac and vascular markets, including a CO2 Heart Laser System, which cardiac surgeons use to perform TMR to alleviate symptoms of severe angina, and its RenalGuard® product, which it is developing with the objective of providing a solution to a form of Acute Renal Failure.

  Buyer:
   Novadaq Corp.
  11091 Corsia Trieste Way, Unit 201
  Bonita Springs, FL 34135
  905-629 3822

        Novadaq Corp. is a Delaware corporation that is a wholly-owned subsidiary of Novadaq Technologies Inc., a Canadian corporation based in Mississauga, Ontario and publicly traded on the Toronto Stock Exchange. Novadaq develops and markets real-time fluorescence imaging technologies for use in the operation room and is also the exclusive U.S. distributor of the Company's TMR lasers, which is used in the same cardiac procedures as Novadaq's primary core technology platform.

Summary of the Asset Sale

        If the asset sale is completed, the Company and its subsidiaries will sell to Buyer substantially all of the assets of the Company's TMR Business other than cash and cash equivalents, accounts receivable and certain other assets. The assets to be sold under the asset purchase agreement include:

  •
  inventory related to the TMR Business with the exception of one (1) HL2 finished goods laser;

  •
  equipment, tooling and small tools related to the TMR Business; and

  •
  intangible assets, including patents, copyrights, trademarks, regulatory rights, registration rights, client lists and other intellectual property rights related to the TMR Business.

        Buyer will assume from the Company certain contracts and specified liabilities including all service related liabilities outstanding as of the closing date related to the TMR Business.

        Under the asset purchase agreement, the Company and its subsidiaries are not selling, among other things, their:

  •
  cash and cash equivalents;

  •
  accounts receivable;

  •
  one (1) HL2 finished goods laser;

  •
  certain other assets, including all of the Company's tangible and intangible assets related to its RenalGuard business;

  •
  lease liability on our corporate facility; and

  •
  all employee obligations.

        A copy of the asset purchase agreement is attached as Annex A to this proxy statement. You are encouraged to read the asset purchase agreement in its entirety because it is the legal document that governs the asset sale.

Recommendation of Our Board of Directors (see page 24)

        The Company's Board believes that the sale of substantially all of the assets of the Company's TMR Business as described in this proxy statement is advisable, fair to, and in the best interests of the Company and its shareholders and all members of the Board, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., approved the asset sale. The Company's Board recommends that Company shareholders vote "FOR" Proposal No. 1 to approve the asset sale.

Reasons for the Asset Sale (see page 33)

        The Company's management and Board considered a number of factors before deciding to enter into the asset purchase agreement, including, but not limited to, the price to be paid by the Buyer, the strategic alternative evaluation process that led to entering into the asset purchase agreement, the future business prospects for the TMR Business and the terms and conditions of the asset purchase agreement. The Board also considered, and balanced against the potential benefits of the asset sale, certain adverse factors, including the recent decline over the past several years in our TMR revenues. See "The Asset Sale—Reasons for the Asset Sale; Recommendation of the Company's Board of Directors" for more information.

Overview of the Asset Purchase Agreement (see page 38)

        On November 5, 2010, the Company and its wholly-owned subsidiaries, PLC Medical Systems, Inc. and PLC Sistemas Medicos Internacionais (Deutschland) GmbH, entered into the asset purchase agreement with Buyer and its parent company, Novadaq Technologies Inc., pursuant to which the Company and its subsidiaries have agreed, subject to specified terms and conditions, including approval of the asset sale by the Company's shareholders at the Special Meeting, to sell to Buyer substantially all of the assets of the Company's TMR Business other than cash, cash equivalents, accounts receivable and certain other assets to Buyer. Buyer will assume from the Company certain contracts and specified liabilities, including all deferred service related liabilities outstanding as of the closing date related to the TMR Business.

        As consideration for the assets to be sold pursuant to the asset purchase agreement, Buyer has agreed to pay the Company $1,000,000 in cash at the closing of the asset sale and additionally assume (i) all outstanding TMR Business service related liabilities as of the closing, which and (ii) post-closing obligations under certain contracts. The $692,000 in TMR Business service-related liabilities outstanding as of September 30, 2010 represents aggregate cash prepayments received from customers for future extended service coverage beyond the original product warranty period and prepaid future preventative maintenance coverage. The amount of service related liabilities to be assumed by the Buyer as of the closing date of the asset sale may be higher or lower than the $692,000 amount outstanding as of September 30, 2010. However, the Company does not expect this amount to materially change from September 30, 2010 to the closing.

  No Solicitation of Conflicting Transaction (see page 41)

          Until the termination of the asset purchase agreement pursuant to its terms, the Company and its subsidiaries are required to not, and the Company and its subsidiaries are required to cause their subsidiaries, officers, directors, employees, attorneys, accountants, advisors, agents (other than distributors or licensees) and lenders not to, directly or indirectly:

    •
    initiate, solicit or encourage (including by way of furnishing information regarding the TMR Business or the purchased assets or assumed liabilities) any inquiries, or make any statements to third parties, which may reasonably be expected to lead to any proposal concerning the sale of Company or any of its subsidiaries, the TMR Business or the purchased assets or assumed liabilities (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a "Competing Proposal"); or

    •
    hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a potential Competing Proposal or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing.

          If at any time prior to the earlier of (i) the closing of the asset sale and (ii) the termination of the asset purchase agreement, the Company or any of its subsidiaries is approached in any manner by a third party concerning a Competing Proposal (a "Competing Party"), the Company is required to promptly inform Buyer regarding such contact and, unless prohibited by the terms of any confidentiality agreement between such Competing Party and the Company or its subsidiaries, furnish Buyer with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and Company is required to keep Buyer informed of the status and details of any future notices, requests, correspondence or communications related thereto.

          Despite this prohibition on soliciting Competing Proposals, the Company may, in response to an unsolicited Competing Proposal that did not result from a breach of the Company's nonsolicitation obligations under the asset purchase agreement:

    •
    furnish information with respect to the Company to any person making a Competing Proposal that the Board determines in good faith, after consultation with outside legal counsel, is reasonably likely to lead to a superior proposal, pursuant to a confidentiality and standstill agreement not materially less restrictive than the confidentiality and standstill agreement that the Company entered into with Buyer; and

    •
    participate in discussions or negotiations with the person making such Competing Proposal regarding such proposal.

          Nothing contained in the asset purchase agreement prohibits the Company or the Company's Board of Directors from disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or issuing any "stop-look-and-listen" communication, if, in the good faith judgment of the Board, after consultation with its outside legal advisors, such disclosure is required under applicable law; provided that such disclosure shall be made at the latest time permissible under applicable law.

  Conditions to the Completion of the Asset Sale (see page 43)

          The Company expects to complete the asset sale after all the conditions to the asset sale in the asset purchase agreement are satisfied or waived, including shareholder approval of that asset sale at the Special Meeting. The Company currently expects to complete the asset sale in the fourth quarter of 2010. However, it is possible that factors outside of the Company's control could require the Company to complete the asset sale at a later time or not to complete it at all.

          The obligations of the Company and Buyer to complete the asset sale are subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

    •
    the representations and warranties of each party in the asset purchase agreement are true and correct in all material respects as of the date of the asset purchase agreement and the closing date of the asset sale;

    •
    each party shall have performed in all material respects all obligations and covenants required to be performed by them under the asset purchase agreement and any other agreement or document entered into in connection with the transaction prior to the closing date.

    •
    the asset sale is approved by the Company's shareholders;

    •
    each party shall have delivered and executed a transition service agreement and an assignment and assumption agreement of all assumed liabilities;

    •
    no legal requirement shall be in effect which prohibits or materially restricts the consummation of the transaction at the closing, or which otherwise adversely affects in any material respect the right or ability of Buyer to own, operate or control the TMR Business or the purchased assets, in whole or material part, and no proceeding is pending or threatened in writing by a governmental authority which is reasonably likely to result in a legal requirement having such an effect;

    •
    the exclusive TMR distribution agreement between the parties shall have been terminated and be of no further force and effect;

    •
    the Company shall have taken all necessary steps to place Buyer in actual possession and operating control of the TMR Business and the purchased assets;

    •
    the Company shall have delivered (i) a general assignment and bill of sale covering all the purchased assets, (ii) an intellectual property assignment, (iii) a letter to the FDA notifying them of the transaction and transfer of the TMR Business and purchased assets to the Buyer, (iv) other specific instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request, (v) duly executed consents of all third parties required to consummate the Transaction, (vi) an officer's certificate, secretary's certificate, certificate of good standing, books and records and legal opinion are delivered; and

    •
    the Buyer shall have (i) executed a wire transfer for all monies due at the closing, including the purchase price payable for the purchased assets and all other sums due and owing from Buyer to the Company as of the closing date, and (ii) delivered an officer's certificate.

          The obligation of Buyer to complete the asset sale is also subject to the condition that there shall have been no material adverse effect since the date of the asset purchase agreement as it relates to the TMR Business. In this context, "material adverse effect" means, with respect to the Company and its subsidiaries, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (i) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Company and its subsidiaries or the TMR Business or (ii) to prevent or materially delay consummation of the asset sale or otherwise to prevent the Company and its subsidiaries from performing their obligations under this Agreement.

          The asset purchase agreement provides that any or all of the conditions described above may be waived. The Company does not currently expect to waive any material condition to the completion of the asset sale.

  Termination of the Asset Purchase Agreement (see page 45)

          The asset purchase agreement can be terminated under specified circumstances, which would prevent the asset sale from being closed. The asset purchase agreement may be terminated by the mutual consent of the Company and Buyer. In addition, either Company or the Buyer may terminate the asset purchase agreement prior to closing if (i) the closing does not occur by February 28, 2011, (ii) if either party breaches a provision in the asset purchase agreement that would prevent a condition precedent to the closing from being satisfied, provided the non-terminating party does not cure the breach after being given 30 days notice thereof, or (iii) if satisfaction of a closing condition is impossible to satisfy. The Company may also elect to terminate the asset purchase agreement prior to closing if shareholders holding Company shares (other than shares held by officers and directors of the Company and any affiliate of any officer or director) with a fair value of at least $200,000 (as measured based upon the closing price of the Company's common stock reported on the OTC Bulletin Board on the last business day immediately prior to the Special Meeting) and who are entitled to vote at the Special Meeting, exercise their rights to dissent/object at or prior to the Special Meeting under Section 193 of the YBCA, and such dissension or objection has not been legally withdrawn by the time of the shareholder vote (see "Dissent Rights").

  Termination Penalty (see page 45)

          If the asset sale to Buyer is not approved by the Company's shareholders or if the Company does not complete the asset sale for other specified reasons, the Company will be required by the terms of the distribution agreement with the Buyer, as amended, to sell 150 TMR Kits to the Buyer at a price of $110 for each kit, an approximate 90% discount to the current average sale price for TMR Kits. This requirement of the distribution agreement would adversely affect the Company's revenues and cash flows over the fiscal quarter immediately following closing if the asset sale is not approved and, as such, would have a similar effect on the Company's financial condition as would a termination fee of approximately $150,000.

  Indemnification (see page 50)

          The Company and Buyer have agreed to indemnify, defend and hold each other harmless for damages as a result of any breach of a representation or warranty contained in the asset purchase agreement and for certain other specified conditions. The representations and warranties extend for various periods depending on the nature of the claim. Damages must exceed $30,000 before the Company is required to pay the claims and the aggregate damages may not exceed $1 million.

 Material U.S. Federal Income Tax Consequences of the Asset Sale (see page 36)

        The Company will recognize a taxable gain on the asset sale equal to the difference between the amount realized from the asset sale and the adjusted tax basis of the assets sold and liabilities assumed.

        The Company expects to have sufficient federal and state net operating losses to offset the gain expected to be realized from the asset sale.

        The Company does not expect that the asset sale will result in any federal or state income tax consequences for its shareholders since it is not anticipated that they will receive any of the proceeds from the asset sale.

Required Approvals (see page 35)

        The approval of the asset sale requires a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon.

        There are no governmental approvals required in connection with the asset sale.

Anticipated Accounting Treatment (see page 36)

        For financial reporting purposes, the Company will report a gain from the asset sale equal to the total amount of consideration realized, which will include both the net cash proceeds received and the valuation amount of the deferred service liability as of the closing date assumed by Buyer, less the net book value of the assets sold. If the asset sale had closed on September 30, 2010 and had the Company (1) received a $1,000,000 cash payment at closing and (2) transferred a deferred service liability with a book carrying value of $692,000, the gain on the asset sale would have been approximately $1,100,000.

Dissent Rights (see page 36)

        Under Section 193 of the YBCA, the Company's shareholders are entitled to dissent rights in connection with the sale of assets pursuant to the asset purchase agreement, which, if exercised, would require the Company to pay such dissenting shareholders the fair value for the shares of their common stock in the Company following the closing of the asset sale. Neither a vote against the approval of the asset sale nor an abstention or the execution or exercise of a proxy vote against such approval will constitute notice of dissent, but a shareholder need not vote against such approval in order to object. A shareholder must dissent with respect to all shares of the Company's common stock either held personally by him or on behalf of any one beneficial owner and that are registered in one name. A summary of the provisions of Section 193 of the YBCA is set out below.

        Persons who are beneficial owners of shares of the Company's common stock registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns shares but is not the registered holder thereof, should contact the registered holder for assistance.

        In order to dissent, a shareholder must send to the Company in the manner set forth below, a written notice of objection (the "Objection Notice") to the approval of the asset sale. On the asset sale becoming effective, the making of an agreement between the Company and the dissenting shareholder as to the payment to be made for the dissenting shareholder's shares or the pronouncement of an order by a court with jurisdiction in such matters (the "Court"), whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his or her shares in an amount agreed to by the Company and the shareholder or in the amount of the judgment, as the case may be, which fair value shall be determined as of the close of business on the last business day before the day on which the resolution approving the asset sale was adopted. Until any one of such events occurs, the shareholder may withdraw such dissent or the Company may rescind the resolution and in either event, the proceedings shall be discontinued.

        If the asset sale is approved, the dissenting shareholder who sent an Objection Notice, or the Company, may apply to the Court to fix the fair value of the common shares held by the dissenting shareholder and the Court shall make an order fixing the fair value of such common shares, giving judgment in that amount against the Company in favor of the dissenting shareholders and fixing the time by which the Company must pay that amount to the dissenting shareholders. If such an application is made by a dissenting shareholder, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer (the "Offer to Purchase") to pay to the dissenting shareholder an amount considered by the directors of the Company to be the fair value of the subject shares of common stock, together with a statement showing how the fair value of the subject shares was determined. Every Offer to Purchase shall be on the same terms. At any time before the Court pronounces an order fixing the fair value of the dissenting shareholder's shares, a dissenting shareholder may make an agreement with the Company for the purchase of his common shares, in the amount of the Offer to Purchase, or otherwise. The Offer to Purchase shall be sent to each dissenting shareholder within 10 days of the Company being served with a copy of the originating notice. Any order of the Court may also contain directions in relation to the payment to the shareholder of all or part of the sum offered by the Company for the shares, the deposit of the share certificates representing the shares of common stock, and other matters.

        If the Company is not permitted to make a payment to a dissenting shareholder due to there being reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of the Company's assets would thereby be less than the aggregate of its liabilities, then the Company shall, within ten days after the pronouncement of an order, or the making of an agreement between the shareholder and the Company as to the payment to be made for his shares, notify each dissenting shareholder that it is unable lawfully to pay such dissenting shareholders for their shares.

        Notwithstanding that a judgment has been given in favor of a dissenting shareholder by the Court, if the Company is not permitted to make a payment to a dissenting shareholder for the reasons stated in the previous paragraph, the dissenting shareholder by written notice delivered to the Company within 30 days after receiving the notice, as set forth in the previous paragraph, may withdraw his Objection Notice, in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, and failing which he retains his status as a claimant against the Company to be paid as soon as it is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

        In order to be effective, a written Objection Notice must be received by the Company's Registered and Records Office, Macdonald & Company, Suite 200—204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2 or by the Chairman of the meeting, prior to the commencement or recommencement thereof.

        The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his common shares. Section 193 of the YBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters' rights. Accordingly, each shareholder who might desire to exercise the dissenters' rights should carefully consider and comply with the provisions of the section and consult such shareholders' legal advisor.

RISK FACTORS

        In addition to the other information included in this proxy statement, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Information" beginning on page 22, you should carefully consider each of the risks described below before deciding whether to vote for approval of the asset sale. You should also read and consider the other information in this proxy statement. See the section entitled "Where You Can Find More Information" beginning on page 74.

 Risks if the Asset Sale is Consummated

         The Company will need to, and may be unable to raise, additional capital to continue its RenalGuard business, and any such financing will likely be highly dilutive to existing shareholders given our current market capitalization.

        The Company's RenalGuard business will still require the Company to secure additional financing even if the asset sale proceeds are received in order to sustain ongoing operations. Although we are currently in discussions with one particular potential investor to provide such financing, there can be no assurance that such capital will be available in the future on acceptable terms and conditions. To the extent that additional capital is obtained by issuing equity or convertible securities prior to or after the asset sale, significant ownership dilution to the Company's existing shareholders will result.

        If the Company is unable to complete another strategic transaction or financing related to its RenalGuard business, the Company will need to take actions that would adversely impact its ability to continue to realize assets and satisfy liabilities in the normal course of business. It is likely the Company would be forced in a very short amount of time to cease its normal operations altogether. The Company could be required to seek out bankruptcy protection from its creditors while it seeks to reorganize its business or otherwise be forced liquidate its assets, including its RenalGuard assets, in a distressed sale manner.

         The Company will be left with only its RenalGuard business to operate and sales of RenalGuard will not yet be at a level needed to sustain the Company's ongoing operations.

        The majority of our current revenues and cash flows results from our TMR Business, which has steadily declined over the past several years. After the asset purchase agreement is closed, the Company will be left principally with only its cash, cash equivalents and RenalGuard assets and business to operate. The Company has been attempting to commercialize RenalGuard in the European Union and other select countries outside the United States only since 2008. To date the Company has only recorded a limited amount of sales, principally in one country, Italy. Sales of RenalGuard after the asset purchase agreement is closed will be insufficient on their own to sustain the Company's operations.

         Our RenalGuard revenues in markets outside the U.S. have to date been predominately to a single distributor in Italy and we will need to build a much broader international distributor sales network and achieve much broader sales adoption of RenalGuard with these additional international distributors if we are to be successful.

        Our distributor of RenalGuard in Italy accounted for 5% and 10% of our total revenues in the nine months ended September 30, 2010 and in the year ended December 31, 2009, respectively and 53% and 81% of our RenalGuard revenues in the nine months ended September 30, 2010 and in the year ended December 31, 2009, respectively. We have not yet been able to achieve significant sales of RenalGuard in other countries outside of Italy with other distributors. We will need to build a much broader international distributor sales network and achieve much broader sales adoption of RenalGuard with these additional international distributors if we are to be successful. We may never be successful in establishing a broad distribution channel for RenalGuard outside the U.S., and any distribution channel we may establish may never generate sufficient sales for us to attain profitability.

         Our ability to effectively market RenalGuard outside the U.S. in the near term will be largely dependent on the results of two Italian clinical trials.

        To date the majority of our RenalGuard revenues have come from one country, Italy, where two investigator-sponsored studies, the MYTHOS trial and REMEDIAL II, are being conducted. With no other active clinical trials of RenalGuard currently underway, we will be largely dependent on the results of these two trials, which we do not control, to effectively market RenalGuard in other international countries. We have no assurance that the results of these two trials will be viewed as clinically meaningful or that they will lead to increased international sales of RenalGuard.

         Our RenalGuard product may need to be modified in the future to be commercially acceptable.

        We have only a limited amount of feedback on the design and utility of our RenalGuard system as a result of the concentration of sales of our product into a single country, Italy. We may need to make substantial modifications to the design, features or functions of our device in order for it to meet other customer expectations in countries outside of Italy. These changes may not be able to be completed in a timely fashion, if at all. Should any such modifications prove to be significantly more costly or time consuming to engineer than we estimate, our ability to bring this product to market may be severely and negatively impacted.

         A future U.S. pivotal clinical trial to study the safety and effectiveness of RenalGuard in preventing contrast-induced nephropathy (CIN) would take us a significant amount of time to complete, if we could start and complete it at all, and the results of this clinical trial may not show sufficient safety and efficacy for us to either obtain FDA approval or otherwise be able to successfully market and sell the product.

        Our business strategy to grow our revenues and profitability within the U.S. longer term requires us to complete an FDA approved U.S. pivotal clinical trial of RenalGuard. We do not intend to commence this study until we are able to secure sufficient additional capital to complete the study. If we are able to raise sufficient additional capital in the future to commence such a study, we would need to be able to demonstrate to the FDA through this clinical trial that RenalGuard is safe and effective in preventing CIN.

        We can provide no assurance, however, that if this U.S. pivotal clinical trial is performed that RenalGuard will be shown to be safe or effective in preventing CIN, or that the degree of any positive safety and efficacy results will be sufficient to either obtain FDA approval or otherwise successfully market our product.

        Furthermore, the completion of a U.S. pivotal clinical trial is dependent upon many factors, some of which are not entirely within our control, including, but not limited to, our ability to successfully recruit investigators, the availability of patients meeting the inclusion criteria of our clinical study, the competition for these particular study patients amongst other clinical trials being conducted by other companies at these same study sites, the ability of the sites participating in our study to successfully enroll patients in our trial, and proper data gathering on the part of the investigating sites.

        Should a U.S. pivotal clinical trial take longer than we expect, our competitive position relative to existing preventative measures, or relative to new devices, drugs or therapies that may be developed could be seriously harmed and our ability to successfully fund the completion of the trial and bring RenalGuard to market may be adversely affected.

         Rapid technological changes in our industry could make our RenalGuard product obsolete.

        Our industry is characterized by rapid technological change and intense competition. New technologies and products and new industry standards will develop at a rapid pace, which could make our current RenalGuard product obsolete. The advent of new devices and procedures and advances in new drugs are especially concerning competitive threats. Our future success will depend upon our ability to develop and introduce product enhancements to address the needs of our customers. Material delays in introducing product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

        Many potential competitors have substantially greater financial resources and are in a better financial position to exploit marketing and research and development opportunities.

         If the asset sale disrupts the operations of the Company's business and prevents the Company from realizing intended benefits, the business may be harmed.

        The asset sale may disrupt the Company's business and prevent it from realizing intended benefits as a result of a number of obstacles, such as: (i) the loss of key employees, customers or business partners; (ii) the failure to adjust or implement its business strategies; (iii) additional expenditures required to facilitate the asset sale transaction; and (iv) the diversion of management's attention from the Company's day-to-day operations.

         You will not receive any portion of the proceeds from the asset sale.

        All of the proceeds from the asset sale will be received by the Company. We intend to use the net proceeds to fund development and commercialization of our RenalGuard business. We do not intend to pay any dividend or make any distribution to shareholders from the proceeds of the asset sale. As a result, you will only benefit from the asset sale if (i) we are able to successfully implement our strategy for the RenalGuard business and your stock appreciates in value or (ii) we subsequently sell the Company or our RenalGuard business at a price that represents a premium over your basis in our common stock.

         You will not have the benefit of a fairness opinion in deciding whether to vote in favor of the asset sale.

        Our Board decided not to obtain a fairness opinion in connection with the proposed asset sale. The sole reason for such decision was the cost entailed in obtaining a fairness opinion. The Board concluded that, in view of the time spent pursuing strategic options for the Company, the efforts undertaken by management to canvass the market for potential acquirers and the Company's continuing operating losses, the Board could exercise its duty of care in evaluating the asset sale without the benefit of a fairness opinion. The Board concluded that the funds that would be spent to obtain a fairness opinion could be better used in developing the Company's RenalGuard business.

        Because no fairness opinion has been obtained, you will not have the benefit of an independent expert's evaluation of the fairness of the terms of the proposed asset sale. Rather, you will only have the Board's evaluation in this regard.

Risks if the Asset Sale is Not Approved

         Our Company has insufficient cash resources without the asset sale proceeds or proceeds from an additional financing to continue to operate beyond 2010 and there is substantial doubt about our ability to continue as a going concern.

        As of September 30, 2010, we had cash and cash equivalents totaling $1,325,000. Based on our current operating plan, our existing cash resources will be insufficient to sustain our ongoing operations beyond the end of 2010 without the $1,000,000 in proceeds from the asset sale or proceeds from an additional financing. As a result, a substantial doubt exists about our ability to continue as a going concern, and our independent registered public accounting firm's report on Form 10-K for the year ended December 31, 2009 contains an explanatory paragraph to this effect.

        If the asset sale is approved and we receive the $1,000,000 cash payment from Buyer due at closing, we expect to continue to be able to operate for some additional period of time during which we will focus on maximizing our remaining RenalGuard related assets. We will continue to seek out additional financing prior to and following the asset sale which will be needed to sustain our RenalGuard business following closing of the asset sale and we are currently in active discussions with one particular potential investor to provide such financing. However, we can provide no assurance we will be able to raise this additional needed capital on terms and conditions that would be acceptable to us. If we conclude that we will be unable to raise the additional capital we need to continue to operate our RenalGuard business, we will move expeditiously to sell our RenalGuard assets, subject to shareholder approval, at the best valuation we can obtain for the benefit of our creditors and shareholders.

         Revenues from our TMR Business have steadily declined over the past several years and we believe that there will be limited sales opportunities for the HL2 laser in the future.

        Although the majority of our current revenues and cash flows results from our TMR Business, these revenues have steadily declined over the past several years. We did not sell any HL2 lasers to Novadaq, our exclusive TMR distributor in the U.S., in either the nine months ended September 30, 2010 or the year ended December 31, 2009 and they have placed no demand on us to manufacture additional HL2 lasers for them for the remainder of 2010. We believe that the number of opportunities for new TMR laser sales to U.S. hospital customers, and specifically sales opportunities for the HL2 laser, will continue to be limited in future quarters as a result of (i) a diminishing number of available hospitals that have not already implemented a TMR program that are still likely to do so in the future and (2) continuing financial pressures that hospitals face, in particular for the funding of new capital equipment purchases, in light of the ongoing trend of cutbacks in both Medicare and private insurance reimbursement rates for a majority of medical procedures.

         The Company will be required to make significant sales discount concessions if the asset purchase agreement is terminated under certain conditions.

        The Company is obligated to sell to the Buyer 150 TMR Kits at a substantially discounted transfer price of $110 for each such kit if the asset sale is not approved by shareholders. This requirement of the distribution agreement with the Buyer would adversely affect the Company's revenues and cash flows over the fiscal quarter immediately following closing if the asset sale is not approved and, as such, would have a similar effect on the Company's financial condition as would a termination fee of approximately $150,000. In addition, the Company expects to pay legal fees, accounting fees and proxy costs whether the asset sale closes or not. Any significant expenses or payment obligations incurred by the Company in connection with the asset sale could adversely affect its financial condition and cash position.

         If we fail to complete the Asset Sale, the Company's business may be harmed.

        The Company cannot predict whether it will succeed in obtaining the approval of its shareholders, or that the other conditions to close the asset sale will be satisfied. As a result, the Company cannot guarantee that the asset sale will be completed.

        Following the Company's public announcement of the asset sale, third parties may be unwilling to enter into material agreements with the Company. New and existing customers and business partners may prefer to enter into agreements with the Company's competitors because such customers and partners perceive that its relationships are likely to be more stable. If the Company fails to complete the asset sale, the failure to maintain existing relationships or enter into new relationships may adversely affect the Company's business, results of operations and financial condition.

 General Business Risks

         We have a history of net losses and negative cash flows and we expect to incur net operating losses in the future.

        We have sustained recurring net losses and negative cash flows from operations for several years. We expect to incur net losses in future quarters, at least through 2012, assuming we are able to both consummate the TMR asset sale and raise the additional capital necessary to continue to operate our RenalGuard business. We cannot provide any assurance that we will be successful with our business strategy, that RenalGuard will receive either FDA approval, other required country approvals necessary to market the device outside the U.S. and European Union, or otherwise achieve commercial acceptance. We can provide no assurance that we will ever return to profitability.

         We must receive and maintain government clearances or approvals in order to market our products.

        Our products and our manufacturing activities are subject to extensive, rigorous and changing federal and state regulation in the U.S. and to similar regulatory requirements in other major international markets, including the EU and Japan. These regulations and regulatory requirements are broad in scope and govern, among other things:

  •
  product design and development;

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  product testing;

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  product labeling;

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  product storage;

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  premarket clearance and approval;

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  advertising and promotion; and

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  product sales and distribution.

        Furthermore, regulatory authorities subject a marketed product, its manufacturer and the manufacturing facilities to continual review and periodic inspections. We are subject to ongoing FDA requirements, including required submissions of safety and other post-market information and reports, registration requirements, Quality Systems regulations and recordkeeping requirements. The FDA's Quality Systems regulations include requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Regulatory agencies may change existing requirements or adopt new requirements or policies that could affect our regulatory responsibilities or the regulatory responsibilities of a distributor we rely upon. We may be slow to adapt or may not be able to adapt to these changes or new requirements.

        Later discovery of previously unknown problems with our products, manufacturing processes or our failure to comply with applicable regulatory requirements may result in enforcement actions by the FDA and other international regulatory authorities, including, but not limited to:

  •
  warning letters;

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  patient or physician notification;

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  restrictions on our products or manufacturing processes;

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  voluntary or mandatory recalls;

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  product seizures;

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  refusal to approve pending applications or supplements to approved applications that we submit;

  •
  refusal to permit the import or export of our products;

  •
  fines;

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  injunctions;

  •
  suspension or withdrawal of marketing approvals or clearances; and

  •
  civil and criminal penalties.

        Should any of these enforcement actions occur, our business, financial condition and results of operations could be materially and adversely affected.

        To date, we have received the following regulatory approvals for our products:

         RenalGuard

        We presently have approval to market RenalGuard in the EU. However, we must receive FDA pre-market approval ("PMA") before we can market RenalGuard in the United States. Because the PMA application process is more costly, lengthy and uncertain than the 510(k) process and must be supported by extensive data, including data from preclinical studies and human clinical trials, we cannot predict when, if ever, RenalGuard may eventually come to market in the U.S. Should we be unable to obtain FDA PMA approval for RenalGuard, or should the approval process take longer than we anticipate, our future revenue growth prospects will be materially and adversely affected.

        Other countries may require their own approvals prior to our being able to market RenalGuard in those countries. The process of obtaining and maintaining regulatory approvals and clearances to market a medical device in countries outside the U.S. can be costly and time consuming, and we cannot predict when, if ever, such approvals or clearances will be granted.

         Heart Laser Systems

        United States—We received FDA approval to market the HL2 Heart Laser System in January 2001. However, although we have received FDA approval, the FDA:

  •
  has restricted the use of the Heart Laser Systems by not allowing us to market these products to treat patients whose condition is amenable to conventional treatments, such as heart bypass surgery, stenting and angioplasty; and

  •
  could impose additional restrictions or reverse its ruling and prohibit use of the Heart Laser Systems at any time.

        Europe—We received the CE Mark from the European Union for the HL2 in February 2001. However:

  •
  the European Union could impose additional restrictions or reverse its ruling and prohibit use of the Heart Laser Systems at any time; and

  •
  France has prohibited, and other European Union countries could prohibit or restrict, use of the Heart Laser Systems.

         Changes in third party reimbursement for TMR procedures or our inability to obtain third party reimbursement for RenalGuard could materially affect future demand for our products.

        Demand for medical devices is often affected by whether third party reimbursement is available for the devices and related procedures. Currently Medicare coverage is provided for TMR when it is performed as a sole therapy treatment. In addition, when two or more medical procedures are performed in combination with each other, Medicare rules generally allow hospitals to bill for whichever of the two procedures carries the higher reimbursement amount. Therefore, in situations where sole therapy TMR reimbursement rates exceed that provided for bypass surgery alone, if hospitals perform a combination procedure where both bypass surgery and adjunctive TMR are performed on a patient, the hospital is able to bill for the higher TMR procedure reimbursement payment. In these instances, the doctor also can bill an additional amount for performing multiple procedures.

        Certain private insurance companies and health maintenance organizations also currently provide reimbursement for TMR procedures performed with our products and physician reimbursement codes have been established for both surgical procedures.

        No assurance can be given, however, that these payers will continue to reimburse healthcare providers who perform TMR procedures using our products now or in the future. Further, no assurance can be given that additional payers will reimburse healthcare providers who perform TMR procedures using our products or that reimbursement, if provided, will be timely or adequate.

        Should third party insurance reimbursement for TMR procedures be reduced or eliminated in the future, our business, financial condition and results of operations would be materially and adversely affected, assuming the asset sale is not approved but we are able by other means to secure sufficient additional capital to continue our operations beyond 2010.

        Furthermore, we know of no existing Medicare coverage or other third party reimbursement that would be available to either hospitals or physicians that would help defray the additional cost that would result from the future purchase and/or use of our RenalGuard System. We also can provide no assurance that we will ever be able to obtain Medicare coverage or other third party reimbursement for the use of RenalGuard, which could materially and adversely affect the potential future demand for this product.

        In addition, the market for our all our products could be adversely affected by future legislation to reform the nation's healthcare system or by changes in industry practices regarding reimbursement policies and procedures.

         Securing intellectual property rights for our RenalGuard System is critical to our future business plans, but may prove to be difficult or impossible for us to obtain.

        We currently have four issued patents in the U.S. and one issued patent in Canada. We have filed nine additional patent applications with the U.S. Patent and Trademark office and we have filed seven international patent applications, all related to either our RenalGuard System, RenalGuard Therapy or other intellectual property in the general field of preventing contrast-induced nephropathy and acute renal failure. Securing patent protection over our intellectual property ideas in this field is, we believe, critical to our plans to successfully differentiate and market our RenalGuard System and grow our future revenues. However, we can provide no assurance as to how strong our issued patents will prove to be. Furthermore we can provide no assurance that we will be successful in securing any additional patent protection for our intellectual property ideas in this field or that our efforts to obtain patent protection will not prove more difficult, and therefore more costly, than we are otherwise expecting. Finally, even if we are successful in securing patent protection for some of our pending patent applications, or for additional intellectual property ideas in this field, we cannot predict when in the future any such potential patents may be issued, how strong such additional patent protection will prove to be, or whether these patents will be issued in a timely enough fashion to afford us any commercially meaningful advantage in marketing our RenalGuard System against other potentially competitive devices.

         Asserting and defending intellectual property rights may impact our future results of operations.

        In our industry, competitors often assert intellectual property infringement claims against one another. The success of our RenalGuard business may depend on our ability to successfully defend our RenalGuard intellectual property in the future. Future litigation may have a material impact on our financial condition even if we are successful in marketing our products. We may not be successful in defending or asserting our intellectual property rights.

        An adverse outcome in any litigation or interference proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. In addition, a finding that any of our intellectual property is invalid could allow our competitors to more easily and cost-effectively compete with us. Thus, an unfavorable outcome in any patent litigation or interference proceeding could have a material adverse effect on our business, financial condition or results of operations.

        The cost to us of any patent litigation or interference proceeding could be substantial. Uncertainties resulting from the initiation and continuation of patent litigation or interference proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and interference proceedings may also absorb significant management time.

         We may be subject to product liability lawsuits; our insurance may not be sufficient to cover damages.

        We may be subject to product liability claims. Such claims may absorb significant management time and could degrade our reputation and the marketability of our products. If product liability claims are made with respect to our products, we may need to recall the implicated product, which could have a material adverse effect on our business, financial condition and results of operations. In addition, although we maintain product liability insurance, we cannot be sure that our insurance will be adequate to cover potential product liability lawsuits. Our insurance is expensive and in the future may not be available on acceptable terms, if at all. If a successful product liability claim or series of claims exceeds our insurance coverage, it could have a material adverse effect on our business, financial condition and results of operations.

         We are subject to risks associated with international operations.

        A portion of our product sales is generated from operations outside of the U.S. Establishing, maintaining and expanding international sales can be expensive. Managing and overseeing foreign operations are difficult and products may not receive market acceptance. Risks of doing business outside the U.S. include, but are not limited to, the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; and the protection of intellectual property rights in foreign countries may be more difficult to enforce. There can be no assurance that our international business will grow or that any of the foregoing risks will not result in a material adverse effect on our business or results of operations.

         Because we are incorporated in Canada, you may not be able to enforce judgments against us and our Canadian directors.

        Under Canadian law, you may not be able to enforce a judgment issued by courts in the U.S. against us or our Canadian directors. The status of the law in Canada is unclear as to whether a U.S. citizen can enforce a judgment from a U.S. court in Canada for violations of U.S. securities laws. A separate suit may need to be brought directly in Canada.

         Our stock price has historically fluctuated and may continue to fluctuate significantly in the future which may result in losses for our investors.

        Our stock price has been and may continue to be volatile. Some of the factors that can affect our stock price are:

  •
  the announcement of new products, services or technological innovations by us or our competitors;

  •
  actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in our business, operations or prospects;

  •
  speculation or actual news announcements in the media or industry trade journals about our company, our products, the TMR or CIN prevention procedures or changes in reimbursement policies by Medicare and/or private insurance companies;

  •
  the status of our clinical trials for RenalGuard;

  •
  announcements relating to strategic relationships or mergers;

  •
  conditions or trends in the medical device industry;

  •
  changes in the economic performance or market valuations of other medical device companies; and

  •
  general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to our performance.

         The market price of our stock may fall if shareholders sell their stock.

        Certain current shareholders hold large amounts of our stock, which they could seek to sell in the public market from time to time. Sales of a substantial number of shares of our common stock within a short period of time would cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which the Company refers you in this proxy statement, contain forward-looking statements about the Company's plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, future financings, the expected completion and timing of the asset sale, the anticipated purchase price to be received by the Company at the close of the asset sale, other information relating to the asset sale, information relating to the Company's consideration of strategic alternatives should the asset sale not be completed in a timely manner or at all, and any other statements about management's future expectations, beliefs, goals, plans or prospects. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "forecast," "potential," "contemplate," "could," "would," "may," "will" and "can" or similar words. You should read statements that contain these words carefully. They discuss the Company's future expectations or state other forward-looking information, and may involve known and unknown risks over which the Company has no control, including, without limitation;

  •
  the ability of the Company to complete the asset sale;

  •
  the ability of the Company to complete any additional financings before or after the asset sale;

  •
  the satisfaction of the conditions to consummate the asset sale, including the approval of the asset sale by the Company's shareholders;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the asset purchase agreement;

  •
  the outcome of any legal proceeding that may be instituted against the Company or others following the announcement of the asset purchase agreement;

  •
  the amount of the costs, fees and expenses related to the asset sale;

  •
  indemnification amounts potentially payable by the Company in connection with the asset sale;

  •
  the potential value created by the proposed asset sale for the Company's shareholders;

  •
  the Company's results of operations, financial condition and businesses, and the expected impact of the asset sale on the Company's financial and operating performance; and

  •
  general industry, market and competitive conditions.

        These and other risks are described in greater detail in the section entitled "Risk Factors" beginning on page 14 of this proxy statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this proxy statement represent the Company's views only as of the date of this proxy statement and should not be relied upon as representing the Company's views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law, either as a result of new information, future events or otherwise. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, joint ventures or investments it may make. In particular, unless otherwise stated or the context otherwise requires, the Company has prepared this proxy statement as if it were going to remain an independent, standalone company. If the Company consummates the asset sale, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

THE SPECIAL MEETING

        The Company is furnishing this proxy statement to you, as a stockholder of the Company, as part of the solicitation of proxies by the Company's Board for use at the Special Meeting of shareholders and any adjournments or postponements of the Special Meeting.

Date, Time and Place

        The Special Meeting will be held at the Company's offices located at 10 Forge Park, Franklin, Massachusetts 02038 on December 30, 2010 at 10:00 a.m. Eastern time. This proxy statement is first being furnished to the Company's shareholders on or about [date of mailing].

Purposes of the Special Meeting

        The purposes of the Special Meeting are to consider and act upon the following matters:

  1.
  To approve the sale of substantially all of the assets of the Company's TMR Business other than cash and cash equivalents, accounts receivable and certain other assets, pursuant to the asset purchase agreement, dated as of November 5, 2010, by and between Novadaq Technologies Inc. and the Company, a copy of which is attached as Annex A to the accompanying proxy statement, provided that at any time prior to the closing of the sale of such assets, notwithstanding the authorization of such sale by the Company's stockholders, the Company's Board of Directors may, in its discretion, terminate such asset purchase agreement in accordance with its terms without further action by the Company's stockholders.

  2.
  To consider and vote upon an adjournment of the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the asset sale.

  3.
  To transact any other business that may properly be brought before the Special Meeting or any adjournment thereof, including any procedural matters incident to the conduct of the Special Meeting.

Recommendation of the Company's Board of Directors

        The Company's Board believes that the sale of substantially all of the assets of the TMR Business other than cash and cash equivalents, accounts receivable and certain other assets pursuant to the asset purchase agreement as described in this proxy statement is advisable, fair to, and in the best interests of the Company and its shareholders and all the members of the Board, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., approved the asset sale. The Company's Board recommends that Company shareholders vote "FOR" Proposal No. 1 to approve the asset sale.

        The Company's Board has determined and believes that adjourning the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the asset sale is advisable, fair to, and in the best interests of, the Company and its shareholders and all the members of the Board, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., approved such proposal. The Company's Board recommends that shareholders vote "FOR" Proposal No. 2 to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the asset sale.

Record Date and Voting Power

        Only holders of record of Company common stock at the close of business on the record date, November 22, 2010, are entitled to notice of, and to vote at, the Special Meeting. There were approximately                holders of record of the Company common stock at the close of business on the record date. Although many of such shares are held by brokers and other institutions on behalf of shareholders, based on information obtained from the brokers as part of the broker search, the Company estimates the total number of shareholders represented by these record holders to be approximately                . At the close of business on the record date,                 shares of Company common stock were issued and outstanding. Each share of the Company's common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Shareholders of the Company" on page 72 of this proxy statement for information regarding persons known to the Company's management to be the beneficial owners of more than 5% of the outstanding shares of the Company's common stock.

Voting and Revocation of Proxies

        The proxy accompanying this proxy statement is solicited on behalf of the Company's Board of Directors for use at the Special Meeting.

        If you are a stockholder of record of the Company as of the record date referred to above, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the special meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting if you have already voted by proxy.

        If your shares are registered directly in your name, you may vote:

  •
  By Mail.  Complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid envelope to Broadridge. Your proxy will be voted according to your instructions.

  •
  In Person at the Meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" for your account by a bank, broker or other nominee, you may vote:

  •
  By Mail.  You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

  •
  In Person at the Meeting.  If the shares are transferred into your name prior to the meeting and you produce properly endorsed share certificates or otherwise establish that you own the shares and demand, not later than 10 days before the meeting, that your name be included in the shareholder list, you may vote at the meeting. Alternatively, contact the bank, broker or other nominee that holds your shares to obtain a proxy card and bring it with you to the meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in "street name" at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

        All properly executed proxies that are not revoked will be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting in accordance with the instructions contained in the proxy. If a stockholder executes and returns a proxy and does not specify either a vote "FOR" or "AGAINST" Proposal No. 1 to approve the asset sale or Proposal No. 2 to adjourn the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes in favor of the asset sale proposal in accordance with the recommendation of the Company's Board, such proxy will be considered an abstention from such vote.

        Any Company stockholder of record voting by proxy, has the right to revoke the proxy at any time before the polls close at the special meeting by sending a written notice stating that it would like to revoke its proxy to the Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance alone at the Special Meeting will not revoke a proxy. A beneficial owner of the Company's common stock that holds shares in "street name" must follow directions received from the bank, broker or other nominee that holds the shares to change its voting instructions.

Quorum and Required Vote

        The presence, in person or represented by proxy, at the Special Meeting of two or more holders of not less than an aggregate 10% of the shares of the Company's common stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the meeting. If the Company's shareholders do not vote by proxy or in person at the Special Meeting, the shares of common stock of such shareholders will not be counted as present for the purpose of determining a quorum. If a quorum is not present at the Special Meeting, the Company expects that the Special Meeting will be adjourned or postponed to solicit additional proxies. Abstentions will be counted as present for purposes of determining the existence of a quorum.

        The affirmative vote of holders of at least two-thirds of the Company's common stock that are eligible as of the record date to vote and who choose to vote thereon is required to approve Proposal No. 1 relating to the approval of the asset sale. The affirmative vote of the holders of a majority of the Company's common stock present in person or represented by proxy at the Special Meeting and voting on such proposal is required to approve the adjournment of the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal No. 1 relating to the approval of the asset sale. A failure to submit a proxy card or vote at the Special Meeting, or an abstention or vote withheld will have no effect on the outcome of the proposals to approve the asset sale or to adjourn the Special Meeting for the purpose of soliciting additional proxies.

Solicitation of Proxies

        In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from the Company's shareholders by personal interview, telephone, facsimile or other electronic means. The Company will pay the costs of the solicitation of proxies from shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company common stock for the forwarding of solicitation materials to the beneficial owners of the Company common stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Delivery of Proxy Materials to Households Where Two or More Shareholders Reside

        As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the Company's shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

        The Company will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, MA 02038, (508) 541-8800, ext. 151.

Other Matters

        As of the date of this proxy statement, the Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE ASSET SALE

Background of the Asset Sale

        The Board has from time to time in recent years engaged with senior management in strategic reviews and considered ways to enhance the Company's performance and prospects. These reviews have included the consideration of seeking out both financings and potential transactions with third parties to further the Company's strategic objectives together with the potential benefits and risks of those transactions.

        The Company engaged an investment banking firm, initially from February 2008 through July 2008, and then again, from September 2009 through December 2009, to serve as its exclusive financial advisor and to assist the Company in raising additional capital. No formal financing offers were received by the Company as a result of this process.

        In January 2010 the Company engaged a different investment banking firm to act as its sole financial advisor for the express purpose of raising additional capital, or otherwise to assist with finding a strategic partner or partners for a transaction involving the Company's RenalGuard business. This investment banking relationship is still active and ongoing and the Company continues to explore potential financing options and strategic transactions for its RenalGuard assets and business, although no formal offers have to date been received from any third party.

        Since Novadaq was appointed the Company's exclusive U.S. TMR distributor in March 2007 we have discussed with Novadaq senior management our intent to focus our senior management's attention and our financial resources on the development and commercialization of our RenalGuard product. We also discussed on several different occasions prior to October 2009 the strategic benefits that might accrue to both companies if Novadaq were to acquire our TMR assets. However, none of these early discussions resulted in any formal written or binding offer by Novadaq to acquire the Company's TMR Business or TMR assets.

        On October 2, 2009, the Company's Chief Executive Officer, Mark Tauscher, and Chief Financial Officer, James Thomasch, met with Novadaq's Chief Executive Officer, Arun Menawat, to (1) review the current market status of TMR, as well as a PLC prepared analysis of the projected future revenue potential and corresponding gross margins for the TMR Business over the following few years for both companies under the terms of the existing TMR distribution arrangement, and (2) to explore the potential economic and strategic benefits for both companies if Novadaq were to instead acquire the Company's TMR Business and TMR assets. At the conclusion of this meeting it was agreed that the two parties should continue with these discussions, as there was general agreement of the benefits to be obtained from doing a transaction, but that the timing of a potential transaction may be more feasible for Novadaq in a few additional months' time.

        On October 30, 2009, Mr. Tauscher called Mr. Menawat for the express purpose of furthering the dialog around a potential acquisition of the Company's TMR assets and to get a better sense on Novadaq's ability to consummate a transaction without the benefit of raising additional capital. Mr. Menawat indicated he was still very interested in advancing these discussions, but that the nature and timing of any transaction would indeed be largely dependent on Novadaq's ability to raise sufficient additional capital in the near future to facilitate a TMR asset acquisition.

        On November 3, 2009, Mr. Tauscher reviewed with the Board, among other things, the recent discussions between the Company and Novadaq.

        On December 17, 2009, the Board met and discussed with Mr. Tauscher and Mr. Thomasch the Board's desire to hear from senior management their detailed plans with respect to implementing various cost saving measures that would enable the Company to reduce its cash burn in 2010 and continue to enable it to satisfy its liabilities as they became due, and to evaluate and propose additional strategic options including, but not limited to, the impact of selling off certain Company assets, including its TMR assets.

        During the first week of January 2010, Mr. Tauscher spoke with a manager at Company A to inquire if Company A might have any interest in meeting to discuss PLC's TMR Business and the potential for a strategic transaction involving some or all of the Company's TMR assets. The manager of Company A indicated he would be willing to meet with Mr. Tauscher to explore the possibilities for such a transaction. In order to facilitate those discussions the parties agreed to work on putting in place an acceptable non-disclosure and confidentiality agreement.

        On January 11, 2010, the manager at Company A forwarded Company A's non-disclosure and confidentiality agreement for PLC's review and comment.

        On January 12, 2010, Mr. Thomasch, at Mr. Tauscher's direction, reviewed and responded back to the manager of Company A with suggested edits to be made to the previously forwarded non-disclosure and confidentiality agreement.

        On January 12, 2010, Mr. Tauscher spoke with the Chief Executive Officer of Company B to see if Company B might have an interest in exploring a possible strategic transaction that would involve some or all of PLC's TMR assets. The Chief Executive Officer of Company B indicated this would be of interest and the two executives agreed to negotiate and execute an acceptable non-disclosure and confidentiality agreement.

        Between January 12, 2010 and January 19, 2010, Mr. Tauscher and the Chief Executive Officer of Company B negotiated the specifics of a non-disclosure and confidentiality agreement between the two companies, which was executed on January 20, 2010.

        On January 20, 2010, the Company's Board of Directors met and Mr. Tauscher and Mr. Thomasch presented the plans they had developed to extend the Company's cash burn through 2010. These plans included a one-third reduction in the Company's workforce and the proposed sale of the Company's TMR Business assets and its OEM tube business assets. The board considered all the information presented by management and approved the implementation of these plans, including the proposed steps to try and sell off the Company's TMR assets.

        On January 22, 2010, Mr. Thomasch followed up with an email to the manager at Company A seeking a status update on the proposed changes to the non-disclosure and confidentiality agreement.

        On January 26, 2010, Mr. Tauscher and Mr. Thomasch met with senior management of Company B to explore the interest of Company B in potentially acquiring some or all of the Company's OEM tube business assets and the Company's TMR assets.

        On January 27, 2010 Mr. Tauscher called Mr. Menawat and the two discussed how to best advance the potential TMR asset acquisition discussions between the two companies.

        On January 28, 2010, Mr. Thomasch sent an analysis to Company B responsive to their request and outlining the historical revenues of both the OEM tube business and the TMR Business. Company B responded with additional information requests.

        On February 2, 2010, Mr. Tauscher and Mr. Menawat spoke again and Mr. Tauscher explained to Mr. Menawat the likelihood that PLC's auditors would include a going concern qualification paragraph in their audit opinion letter with respect to the Company's 2009 consolidated financial statements to be included in the Company's 2009 annual report on Form 10-K. Mr. Tauscher and Mr. Menawat agreed in light of this development that the companies should move ahead with their negotiations of a possible transaction, including what valuation would be realistic to place on the Company's TMR assets.

        On February 2, 2010, PLC and Company A executed the negotiated non-disclosure and confidentiality agreement.

        On February 2, 2010, in response to an information request by Company B's National Service Director, Mr. Thomasch sent an additional analysis with information pertaining to the TMR service business.

        On February 5, 2010, Mr. Tauscher and Mr. Thomasch met with the manager from Company A to discuss the Company's TMR Business, related assets and potential synergies that might exist for Company A should they wish to acquire some or all of the Company's TMR assets. The manager of Company A indicated he would brief his superiors and get back to Mr. Tauscher if there was any interest in pursuing these discussions further.

        On February 10, 2010, Mr. Thomasch emailed Mr. Roger Deck, a senior manager at Novadaq assigned by Mr. Menawat to evaluate the proposed TMR asset acquisition, reviewing for him the substance of the phone call discussion on February 2, 2010 and his desire to send along in the next few days an updated PLC financial analysis, similar to the analysis previously provided to Mr. Menawat back on October 2, 2009, but with additional supporting detail and methodology assumptions that supported an overall valuation of the various components of the Company's TMR Business and assets

(i.e. Lasers, TMR Kits and Service). Mr. Deck indicated he would review the financial analysis went it was received.

        On February 12, 2010, Mr. Thomasch forwarded an email to Mr. Deck with the supporting information to the Company's revised and updated TMR financial valuation analysis.

        On February 23, 2010, Mr. Tauscher and Mr. Thomasch had a phone conversation with Mr. Menawat and Mr. Deck to review the PLC prepared valuation analysis and to answer questions regarding the underlying financial projections and asset valuation assumptions, including the proposed assignment and assumption of all continuing service obligations as part of any overall TMR asset acquisition transaction. Mr. Tauscher and Mr. Menawat also discussed the closing of an equity financing by Novadaq on February 19, 2010, which Novadaq publicly announced on February 22, 2010, and its potential impact on the proposed asset acquisition. Mr. Menawat indicated this financing was not earmarked to enable Novadaq to move ahead with the proposed TMR asset acquisition and that additional funds would be needed to facilitate the proposed transaction. Mr. Menawat agreed to update Mr. Tauscher in the next few weeks on Novadaq's plans and progress to secure this additional capital.

        On March 1, 2010, Mr. Tauscher followed up by email with the manager from Company A to inquire about what the next steps in Company's A process were for exploring a possible strategic transaction for the Company's TMR Business.

        On March 2, 2010, the Board met in a regularly scheduled meeting and Mr. Tauscher updated the Board on all of the Company's recent discussions with the various potential acquirers of the Company's TMR Business and assets.

        On March 8, 2010, Mr. Tauscher called Mr. Menawat to further discuss and to assess Novadaq's available options to procure additional capital to facilitate the proposed TMR transaction and the potential timing for those various options.

        On March 22, 2010, the manager from Company A responded to Mr. Tauscher's email of March 1, 2010 indicating there was interest in moving discussions forward around a possible transaction for the Company's TMR Business and he requested certain information to assist them in their evaluation of the opportunity.

        On March 31, 2010, Mr. Tauscher emailed the manager from Company A information responsive to some, but not all, of the requests made on March 22, 2010 and indicated he would follow up with the additional requested information shortly.

        On April 5, 2010, Mr. Tauscher responded by email to the manager at Company A with the additional information responsive to the requests made on March 22, 2010.

        On April 15, 2010, Mr. Tauscher and Mr. Menawat spoke again on the status of Novadaq's capital raising efforts in so far as it impacted Novadaq's ability to progress with the proposed TMR transaction. Mr. Menawat also discussed his own personal assessment of the fair value of the TMR assets to be acquired and the proposed liabilities to be assumed, but emphasized this could not yet be put in writing, even in the form of a non-binding term sheet, given the desire on the part of Novadaq's board of directors to first see the additional capital raised that would be necessary to consummate any such proposed transaction.

        On May 5, 2010, the manager from Company A emailed Mr. Tauscher requesting a meeting sometime the week of May 15, 2010. Mr. Tauscher responded by email indicating he would not be available that day, but that Mr. Thomasch would be available to meet with him instead and that he recommended this meeting go forward without him. The manager from Company A and Mr. Thomasch then exchanged emails to confirm a meeting at PLC's offices on May 26, 2010.

        On May 25, 2010, the manager from Company A sent an email to Mr. Thomasch cancelling the meeting that was planned for the next day between the two, indicating that he had heard internally from those in his company's business development group that they no longer wished to pursue any transaction that would involve an outright purchase of the Company's TMR assets. The manager of Company A indicated in his email that there may be an interest on exploring the possibilities of entering into some form of an alliance specific to the Company's TMR service business, provided there was no buy-out of any kind involved. Mr. Thomasch responded the same day indicating at this time a service alliance was not of primary interest to PLC.

        Between late May and early June 2010, Novadaq's Chief Financial Officer, Mr. Steve Purcell, called Mr. Thomasch to discuss PLC's going concern qualification as referenced in the Company's most recent SEC filings and the steps PLC was taking to try and alleviate this going concern issue. Mr. Purcell indicated that he and Novadaq's board of directors were concerned about the possible disruption and potential liability to Novadaq's business if PLC was not able to satisfactorily address its going concern issue. Mr. Thomasch indicated that PLC was exploring all options available to the Company, including raising funds in the capital markets as well as exploring various potential sales of assets. Mr. Purcell indicated he was aware of the ongoing discussions between PLC and Novadaq in this regard, but that he was concerned about the possibility of Novadaq not being able to raise the capital it would need to move ahead with the proposed TMR asset purchase on an acceptable timetable. Mr. Thomasch indicated he understood this concern, but that it was incumbent on Novadaq to decide if it could make an offer for PLC to evaluate against other potential options PLC was exploring. Mr. Purcell indicated he would speak Mr. Menawat and that he would be in further contact with Mr. Thomasch after those discussions.

        On June 4, 2010, Mr. Tauscher spoke with the manager of Company A about possible TMR service alliance concepts that would address the ongoing TMR service liabilities of the Company.

        On June 4, 2010, Mr. Tauscher called an Executive Vice President at Company C to explore the interest of Company C in potentially acquiring some or all of the Company's TMR assets. The Executive Vice President of Company C indicated what non-public financial information he would need to see in order to determine their interest level. The parties signed a non-disclosure agreement to facilitate these discussions.

        On June 8, 2010, Mr. Thomasch sent an email with the requested TMR financial information to the Executive Vice President of Company C.

        On June 8, 2010, Mr. Purcell emailed Mr. Thomasch indicating that he would be presenting a proposal on behalf of Novadaq within the next few days.

        On June 9, 2010, Mr. Purcell emailed a proposal outlining the proposed terms of an asset purchase.

        On June 10, 2010, Mr. Purcell emailed some additional information as a supplement to the proposal sent on June 9, 2010.

        On June 10, 2010, Mr. Tauscher emailed the Chief Executive Officer of Company B to inquire about whether there was any continued interest on his part to pursuing additional discussions surrounding a possible purchase of some or all of the Company's TMR assets.

        On June 15, 2010, the Company held a Board meeting at which time Mr. Tauscher and Mr. Thomasch reviewed the terms of the recently received Novadaq proposal with the board. The board deliberated the merits and risks surrounding the Novadaq proposal and directed management to negotiate further with Novadaq, with the goal of increasing the proposed purchase price and coming to an acceptable agreement for an asset purchase of the TMR Business.

        On June 16, 2010, the manager of Company A emailed Mr. Tauscher to see if a meeting or call might be arranged for the last week of June to review certain proposed TMR service proposals. Mr. Tauscher responded and it was agreed that a call would take place on June 29, 2010.

        On June 17, 2010, Mr. Thomasch emailed Novadaq a counter-proposal to the proposal received on June 9, 2010. Mr. Tauscher and Mr. Thomasch then called Mr. Purcell and Mr. Deck to discuss PLC's counter-proposal which, among other things, set forth an increased price for the TMR Business to the initial proposed price offered by Novadaq in their proposal of June 9, 2010.

        On June 18, 2010, Mr. Purcell emailed Mr. Thomasch seeking specific information on the TMR assets that would be included as part of the asset purchase agreement.

        On June 21, 2010, the Chief Executive Officer of Company B emailed Mr. Tauscher to indicate that he did not believe it made sense to pursue any further discussions around the possibility of Company B acquiring the PLC's TMR assets given the existence of the continuing distribution rights of Novadaq to exclusively market the Company's TMR products in the U.S.

        On June 21, 2010, Mr. Thomasch emailed Mr. Purcell a list of the principal TMR assets that would be included in the proposed asset purchase.

        On June 23, 2010, Mr. Thomasch emailed the Executive Vice President of Company C to follow up on his review of the materials he requested and which were sent to him on June 8, 2010. The Executive Vice President of Company C replied to this emailed and requested to speak with Mr. Thomasch and Mr. Tauscher on June 25, 2010.

        On June 25, 2010, Mr. Tauscher and Mr. Thomasch spoke on the phone with the Executive Vice President and Chief Financial Officer of Company C to review the information Mr. Thomasch sent out on June 7, 2010 and to answer some questions regarding the same. After concluding the call, the Executive Vice President of Company C sent an email to Mr. Thomasch requesting some additional supporting financial information to assist in Company C's evaluation process.

        On June 25, 2010, Mr. Menawat and Mr. Thomasch spoke on the phone about the status of pending second quarter TMR kit shipments and as part of that discussion it was agreed that Mr. Menawat and Mr. Purcell would travel to Boston on July 7, 2010 to meet with Mr. Tauscher and Mr. Thomasch to discuss the proposed TMR asset purchase proposals the two companies had exchanged.

        Between June 25, 2010 and July 6, 2010, additional supplemental financial information addressing the requests of Company C was emailed to the Executive Vice President of Company C by Mr. Thomasch.

        On June 29, 2010, Mr. Tauscher spoke with the manager of Company A as previously agreed to discuss possible service alliances and other arrangements for the Company's TMR service business. On this call the manager of Company A requested additional financial information on the Company's TMR Business. Mr. Tauscher indicated he would pass the information request along to Mr. Thomasch who would respond in short order. Mr. Thomasch assembled the financial information requested on the Company's TMR service business and forwarded it along to the manager of Company A the same day.

        On June 30, 2010, Mr. Tauscher and Mr. Thomasch spoke with Mr. Menawat at Mr. Menawat's request. Mr. Menawat inquired about PLC's current financial situation as it pertained to its previously announced going concern qualification and what this meant in terms of the timing of any proposed transaction between the two companies. Mr. Tauscher indicated the Company was pursuing all available options to address its going concern issue, including raising funds in the capital markets in addition to the proposed TMR asset sale. Mr. Tauscher indicated if the two parties could agree on an acceptable purchase price at the meeting to be held on July 7, 2010, then PLC would be prepared to move ahead in earnest with the process to conclude a transaction.

        On July 7, 2010 the parties met in Boston as previously agreed. Mr. Menawat and Mr. Purcell attended the meeting from Novadaq and Mr. Tauscher and Mr. Thomasch attended from PLC. The parties reviewed both the Novadaq proposal and PLC's counter-proposal. The parties negotiated the proposed terms of the asset purchase agreement and concluded the meeting with a verbal agreement around the principal aspects of such a purchase, including an improved purchase price from that originally proposed by Novadaq in their proposal of June 9, 2010. It was agreed that Mr. Purcell would document the terms of Novadaq's offer in a non-binding term sheet that he would forward to PLC.

        On July 8, 2010, Mr. Tauscher spoke with the Executive Vice President of Company C to get a status update on Company C's progress in evaluating the materials that had been sent to them.

        On July 23, 2010, Mr. Tauscher emailed the manager of Company A seeking an update on the evaluation of the materials sent to them by Mr. Thomasch on June 29, 2010. The manager of Company A responded on July 26, 2010 that he would have a response to Mr. Tauscher shortly. Mr. Tauscher responded on July 30, 2010 requesting simply that the manager of Company A call him whenever he could with any update on their interest. The manager from Company A did not follow up after this round of communication with a call expressing any ongoing interest in the Company's TMR Business.

        On July 23, 2010, Mr. Tauscher emailed Mr. Purcell to inquire on the status of the non-binding term sheet he was to draft and send down to PLC. On July 29, 2010, Mr. Tauscher also made the same inquiry to Mr. Menawat.

        On August 2, 2010, Novadaq forwarded a non-binding term sheet to PLC.

        On August 5, 2010, the Company's Board of Directors held a meeting and reviewed the non-binding term sheet from Novadaq. The board noted several items in the proposed term sheet that they wished to have changed and authorized Mr. Tauscher to communicate to Novadaq these requested changes.

        On August 10, 2010, Mr. Tauscher emailed the Executive Vice President of Company C to follow up on their evaluation of the information previously sent to them and to see if they may wish to formulate and present a proposal for the Company's TMR Business. The Executive Vice President of Company C replied the next day indicating they had decided not to make a proposal at this time.

        On September 5, 2010, Novadaq sent a revised non-binding term sheet reflecting changes previously discussed between Mr. Tauscher and Novadaq senior management.

        On September 13, 2010, Mr. Purcell and Mr. Deck arrived at PLC and met with Mr. Tauscher and Mr. Thomasch. The parties discussed the status of the non-binding term sheet and other Novadaq information requests.

        On September 14, 2010, the parties signed a non-binding term sheet that outlined the specifics of the proposed asset purchase agreement and the parties agreed to move expeditiously toward negotiating a definitive agreement.

        Between September 15, 2010 and November 5, 2010 the companies negotiated the detailed terms and conditions of the definitive asset purchase agreement, including, but not limited to, conditions precedent to the closing, conditions enabling termination of the agreement by one or both parties, provisions surrounding the Company's ability to seek and close on additional financing for its RenalGuard business between the date of signing the asset purchase agreement and the date of closing and provisions pertaining to potential non-solicited competing offers that the Company's Board of Directors would be required to evaluate if received between the date of signing of the asset purchase agreement and the date of closing. The Company's Board of Directors met and discussed matters related to the definitive agreement on October 15, October 23 and October 30, 2010. At the Board meeting held on October 30, 2010, the Board adopted a resolution authorizing management to sign a definitive agreement provided it substantially contained the terms and conditions reviewed and approved by the Board at the meeting.

Reasons for the Asset Sale; Recommendation of the Company's Board of Directors

        Since 2006, we have undertaken a significant transformation in our overall business strategy, with our primary focus being on the development and commercialization of our RenalGuard product. This transformation was driven in large part by declining U.S. revenues from the TMR Business and management's belief that the observed downward trends in both U.S. TMR laser sales and placements, as well as in TMR procedural adoption in the U.S., was unlikely to change and therefore could no longer reasonably be considered a growth opportunity for the Company or its shareholders.

        Management, with the Board's concurrence, began a process of identifying and developing a new product to meet a large unmet clinical need in a growth segment of the medical device marketplace. The Company focused its attention on the interventional cardiovascular imaging segment of the market, where it is estimated that over seven million diagnostic and interventional imaging procedures are performed annually. These less invasive, image guided medical procedures require the use of an iodine-based radiocontrast media, or dye, to facilitate the capture and display of x-ray images. These contrast agents are known to be toxic to the kidneys, whose main function is to filter and remove wastes and fluids, such as this dye, from the body. Patients who undergo a diagnostic or interventional imaging procedure and who present themselves with a certain level of pre-existing impaired renal (kidney) function are especially susceptible to the toxic effects of these contrast agents and to developing contrast-induced nephropathy ("CIN"), a potentially deadly form of acute renal failure.

        We believed in 2006, and continue to believe today, that CIN is a major and growing problem due to the increasing number of older patients, diabetics and patients with pre-existing renal impairment requiring interventional procedures that use radiographic contrast media. This population continues to grow. Specifically, the Heart Disease and Stroke Statistics—2010 Update, or 2010 HSSU, which was published by the American Heart Association, estimates that there were 171 million individuals with diabetes worldwide in 2000 and that number is projected to rise to 366 million by 2030. It is estimated that nearly 26 million people in the U.S. have chronic kidney disease ("CKD") and another 20 million are at increased risk for CKD. CIN is the third most common cause of in-hospital acute renal failure. It is associated with increased in-hospital mortality rates, as well as increases in long-term mortality, major in-hospital adverse cardiac events, and risk of renal dialysis therapy. Any of these can result in prolonged hospital stays and increased medical costs. We believe that approximately 10% to 20% of all patients undergoing image-guided cardiology and radiology procedures are at risk of developing CIN. The estimated mortality rate for patients who develop CIN may be as high as 35%.

        We developed RenalGuard to reduce the toxic effects that contrast media can have on the kidneys, which may lead to a reduction in the incidence of CIN in at-risk patients. Our RenalGuard Therapy® product is based on existing published literature, that supports the theory that inducing and maintaining high urine output through the kidneys allows the body to rapidly eliminate contrast, reducing its toxic effects.

        Our RenalGuard System is a real-time automated measurement and matched fluid replacement device. The system is comprised of a software-controlled, fluid balancing system and a console with a delivery mechanism for sterile replacement fluid, including detectors, monitors and alarms. It is a closed loop system where the urine produced by the patient through a standard Foley-type catheter is continuously measured. A unique sterile disposable kit is required for each procedure.

        Our RenalGuard Therapy entails the use of a standard FDA-approved loop diuretic that induces the required high urine output that is measured and in real-time replaced with an equal volume of sterile solution, such as saline, by the RenalGuard System. This matched fluid replacement is intended to minimize the risk of over- or under-hydration, which can lead to increased patient risks, including pulmonary edema—a swelling and/or fluid accumulation in the lungs which leads to impaired gas exchange and may cause respiratory failure.

        The Board directed the Company's executive management team to focus its efforts on completing the development of RenalGuard and developing and implementing a commercialization strategy for the product. Given the small size of the Company and significant challenges involved in launching a new product in the highly regulated and competitive medical device marketplace, the Board authorized management to solicit interest from potential buyers of the TMR Business, as it could potentially provide critical cash resources to accelerate and advance the Company's RenalGuard program and free up management to focus exclusively on the success of the new product launch. Management made inquiries of several potential acquirers, evaluating the level of interest of each in acquiring the TMR Business, however Novadaq's exclusive marketing and sales distribution arrangement in the U.S. for all the Company's TMR products was a substantial impediment for other potential acquirers, and, therefore, Novadaq emerged as the only likely purchaser. The Company's deteriorating financial condition also subjected Novadaq to a number of uncertainties, most notably a lack of assurance for a continued stable supply of TMR products from the Company and the risk that the Company would not be able to provide ongoing critical service maintenance to Novadaq's installed TMR customer base. The Company and Novadaq, therefore, entered into negotiations for the sale of the TMR Business.

        In the course of reaching its decision to approve the asset purchase agreement and the asset sale, the Company's Board consulted with senior management, reviewed a significant amount of information and considered a number of factors, including the following:

  •
  the value of the consideration (including the service related liabilities to be assumed by the Buyer) to be received by the Company pursuant to the asset purchase agreement, as well as the fact that the Company will receive the consideration in cash, which provides certainty of value to the Company;

  •
  the asset sale is the result of an active evaluation of strategic alternatives in which the Company had contact with other companies intimately familiar with TMR laser sales and/or service activities to assess potential interest;

  •
  the Board's belief that the asset sale was more favorable to the Company's shareholders than any other alternative reasonably available to the Company and its shareholders, including the alternative of retaining the TMR Business.

  •
  the then current financial market conditions, current and historical market prices, volatility and trading information with respect to the Company's common stock;

  •
  historical and current information concerning the Company's liquidity, business, financial performance and financial condition, operations and current industry, economic and market conditions;

  •
  the financial and other terms and conditions of the asset purchase agreement and the fact that they were the product of arms-length negotiations between the parties; and

  •
  the terms of the asset sale, including without limitation:

  1.
  the ongoing service obligations Buyer will assume and the impact that will have on the Company's future risk profile and underlying costs;

  2.
  the conclusion of the Board that the requirement to supply Buyer 150 discounted TMR kits in the event that the asset purchase agreement is terminated under certain circumstances was reasonable in light of the benefits of the asset sale, the strategic alternatives evaluation process conducted by the Company and commercial practice;

    3.
    the Board's ability to terminate the asset purchase agreement in order to accept a financially superior proposal (subject to certain conditions contained in the asset purchase agreement and the discounted sale of TMR Kits to Buyer); and

    4.
    the requirement that approval of the asset sale necessitates a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon.

        In the course of its deliberations, the Board also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

  •
  the risk that the asset sale might not be completed in a timely manner, or at all;

  •
  the conditions to the close of the asset sale must be satisfied or waived;

  •
  the restrictions on the Board's ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company; and

  •
  the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the asset sale.

        The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth the principal factors considered by the Board. The Board collectively reached the unanimous conclusion to approve the asset purchase agreement and the asset sale in light of the various factors described above, as well as other factors that each member of the Board felt was appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the asset sale and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating these factors and consulting with its outside legal counsel, all the members of the Board, with the exception of Dr. Brent Norton, who abstained from voting because he also serves as a member of the board of directors of Novadaq Technologies Inc., approved the asset purchase agreement and the asset sale and determined that the asset sale is advisable, fair to and in the best interests of the Company's shareholders. Accordingly, the Board of Directors recommends that shareholders vote "FOR" the asset sale proposal.

 Required Approvals

        The proposal to approve the asset sale to Buyer requires a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon. An abstention will have no effect on the outcome of the proposal to approve the asset sale.

        The asset sale is subject to the absence of any action commenced before any governmental authority challenging the transaction. No filings are required to be made under the Hart-Scott-Rodino Act in connection with the asset sale.

 Material U.S. Federal Income Tax Consequences of the Asset Sale

        The Company will recognize a taxable gain on the asset sale equal to the difference between the amount realized from the asset sale and the adjusted tax basis of the assets sold and liabilities assumed.

        The Company expects to have sufficient federal and state net operating losses to offset the gain expected to be realized from the asset sale.

        The Company does not expect that the asset sale will result in any federal or state income tax consequences for its shareholders since it is not anticipated that they will receive any of the proceeds from the asset sale.

Anticipated Accounting Treatment

        For financial reporting purposes, the Company will report a gain from the asset sale equal to the total amount of consideration realized, which will include both the net cash proceeds received and the valuation amount of the deferred service liability as of the closing date, less the net book value of the assets sold. If the asset sale had closed on September 30, 2010 and had the Company (1) received a $1,000,000 cash payment at closing and (2) transferred a deferred service liability with a book carrying value of $692,000, the gain on the asset sale would have been approximately $1,100,000.

Dissent Rights

        Under Section 193 of the YBCA, the Company's shareholders are entitled to dissent rights in connection with the sale of assets pursuant to the asset purchase agreement, which, if exercised, would require the Company to pay such dissenting shareholders the fair value for the shares of their common stock in the Company following the closing of the asset sale. Neither a vote against the approval of the asset sale nor an abstention or the execution or exercise of a proxy vote against such approval will constitute notice of dissent, but a shareholder need not vote against such approval in order to object. A shareholder must dissent with respect to all shares of the Company's common stock either held personally by him or on behalf of any one beneficial owner and that are registered in one name. A brief summary of the provisions of Section 193 of the YBCA is set out below.

        Persons who are beneficial owners of shares of the Company's common stock registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY A REGISTERED SHAREHOLDER IS ENTITLED TO DISSENT. A shareholder who beneficially owns shares but is not the registered holder thereof, should contact the registered holder for assistance.

        In order to dissent, a shareholder must send to the Company in the manner set forth below, a written notice of objection (the "Objection Notice") to the approval of the asset sale. On the asset sale becoming effective, the making of an agreement between the Company and the dissenting shareholder as to the payment to be made for the dissenting shareholder's shares or the pronouncement of an order by a court with jurisdiction in such matters (the "Court"), whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his or her shares in an amount agreed to by the Company and the shareholder or in the amount of the judgment, as the case may be, which fair value shall be determined as of the close of business on the last business day before the day on which the resolution approving the asset sale was adopted. Until any one of such events occurs, the shareholder may withdraw such dissent or the Company may rescind the resolution and in either event, the proceedings shall be discontinued.

        If the asset sale is approved, the dissenting shareholder who sent an Objection Notice, or the Company, may apply to the Court to fix the fair value of the common shares held by the dissenting shareholder and the Court shall make an order fixing the fair value of such common shares, giving judgment in that amount against the Company in favor of the dissenting shareholders and fixing the time by which the Company must pay that amount to the dissenting shareholders. If such an application is made by a dissenting shareholder, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer (the "Offer to Purchase") to pay to the dissenting shareholder an amount considered by the directors of the Company to be the fair value of the subject shares of common stock, together with a statement showing how the fair value of the subject shares was determined. Every Offer to Purchase shall be on the same terms. At any time before the Court pronounces an order fixing the fair value of the dissenting shareholder's shares, a dissenting shareholder may make an agreement with the Company for the purchase of his common shares, in the amount of the Offer to Purchase, or otherwise. The Offer to Purchase shall be sent to each dissenting shareholder within 10 days of the Company being served with a copy of the originating notice. Any order of the Court may also contain directions in relation to the payment to the shareholder of all or part of the sum offered by the Company for the shares, the deposit of the share certificates representing the shares of common stock, and other matters.

        If the Company is not permitted to make a payment to a dissenting shareholder due to there being reasonable grounds for believing that the Company is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of the Company's assets would thereby be less than the aggregate of its liabilities, then the Company shall, within ten days after the pronouncement of an order, or the making of an agreement between the shareholder and the Company as to the payment to be made for his shares, notify each dissenting shareholder that it is unable lawfully to pay such dissenting shareholders for their shares.

        Notwithstanding that a judgment has been given in favor of a dissenting shareholder by the Court, if the Company is not permitted to make a payment to a dissenting shareholder for the reasons stated in the previous paragraph, the dissenting shareholder by written notice delivered to the Company within 30 days after receiving the notice, as set forth in the previous paragraph, may withdraw his Objection Notice, in which case the Company is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, and failing which he retains his status as a claimant against the Company to be paid as soon as it is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to its shareholders.

        In order to be effective, a written Objection Notice must be received by the Company's Registered and Records Office, Macdonald & Company, Suite 200—204 Lambert Street, Whitehorse, Yukon Territory, Y1A 3T2 or by the Chairman of the meeting, prior to the commencement or recommencement thereof.

        The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his common shares. Section 193 of the YBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters' rights. Accordingly, each shareholder who might desire to exercise the dissenters' rights should carefully consider and comply with the provisions of the section and consult such shareholders' legal advisor.

THE ASSET PURCHASE AGREEMENT

        Buyer and the Company entered into the asset purchase agreement as of November 5, 2010. The full text of the asset purchase agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The Company urges you to read the asset purchase agreement in its entirety for a more complete description of the terms and conditions of the asset sale and related matters.

        The representations and warranties described below and included in the asset purchase agreement were made by the Company and Buyer to each other as of a specific date. The assertions embodied in those representations and warranties were made solely for purposes of the asset purchase and may be subject to important qualifications and limitations agreed to by the Company and Buyer in connection with negotiating the terms of the asset purchase agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company and Buyer rather than establishing matters as facts. The asset purchase agreement is described in this proxy statement and is included as Annex A only to provide you with information regarding the terms and conditions of the asset purchase agreement, and not to provide any other factual information regarding the Company or Buyer or their respective businesses. Accordingly, you should not rely on the representations and warranties in the asset purchase agreement as characterizations of the actual state of facts about the Company or Buyer, and you should read the information provided elsewhere in this proxy statement for information regarding the Company and its business. See "Where You Can Find More Information" beginning on page 74 of this proxy statement.

 Assets to be Sold and Liabilities to be Assumed

        The asset purchase agreement provides for Buyer to purchase substantially all of the assets for the Company's TMR Business other than cash, cash equivalents, accounts receivable, certain inventory and certain other assets. Specifically, the asset purchase agreement provides for Buyer to purchase all of the Company's and its subsidiaries' right, title and interest in the assets, properties, goodwill and rights of Company used, held for use or intended to be used in, or related to, the TMR Business, of every nature, kind and description, tangible and intangible, wherever located, whether or not carried on the books of the Company and its subsidiaries (other than the specifically referenced excluded assets) (collectively, the "Purchased Assets"), including the following::

  a)
  TMR Business Inventory.    All inventory of the TMR Business;

  b)
  Machinery and Equipment.    All tools, machinery and equipment exclusively used, held for use or intended to be used in, or related to, the TMR Business;

  c)
  Personal Property.    All personal property, office furnishings, supplies and other tangible personal property exclusively used, held for use or intended to be used in, or related to, the TMR Business;

  d)
  Personal Property Leases.    All rights in leases of personal property to which the Company or its subsidiaries is a party exclusively used, held for use or intended to be used in, or related to, the TMR Business;

  e)
  Intellectual Property.    All TMR Business intellectual property;

  f)
  Contracts.    All rights under the certain assumed contracts, including all customer service contracts related to the TMR Business;

  g)
  Governmental Approvals.    All governmental approvals (and pending applications therefor) used, held for use or intended to be used in, or related to, the TMR Business, including the PMAs relating to the Company's HL1 CO2 Heart Laser System and the HL2 CO2 Heart Laser System and all supplements thereto and certain other governmental approvals;

  h)
  Books and Records.    All books and records in whatever form that relate exclusively to the TMR Business;

  i)
  Goodwill.    All goodwill generated by or associated with the TMR Business; and

  j)
  Other Assets.    All other assets, properties, rights and claims exclusively used, held for use or intended to be used in, or related to, the TMR Business.

        Buyer is also assuming certain contracts and specified liabilities (other than the excluded liabilities described below), including:

  •
  all TMR service related obligations outstanding as of the closing date.

Assets and Liabilities to be Retained by the Company

        The asset purchase agreement provides that the following assets are not included in the assets to be sold pursuant to the asset purchase agreement:

  •
  all documents relating to the organization, maintenance and existence of the Company and each of its subsidiaries;

  •
  all cash, cash equivalents and marketable securities;

  •
  all accounts and notes receivable, checks and negotiable instruments;

  •
  one HL2 CO2 Heart Laser System from the TMR Business, provided that such HL2 CO2 Heart Laser System, after the closing of the asset sale, can only be sold to one of two designated international accounts;

  •
  all equity interests of the Company in its subsidiaries;

  •
  all performance and other bonds, security and other deposits, advance payments, prepayments under service agreements, prepaid credits and deferred charges;

  •
  all employment contracts and employee benefit plans;

  •
  all insurance policies and the proceeds thereof;

  •
  all personnel records and other records that Company and its subsidiaries are required by law to retain;

  •
  all business records not exclusively related to the TMR Business, all information systems, computers, telephones, networks and related information technologies; and

  •
  all RenalGuard Business related assets.

        The asset purchase agreement provides that the liabilities to be assumed by Buyer pursuant to the asset purchase agreement will not include any and all liabilities arising from or attributable to:

  •
  any assets, properties or contracts that are not included in the purchased assets;

  •
  any breaches of any assumed contract on or prior to the closing date or any payments or amounts due under any assumed contract on or prior to the closing date;

  •
  taxes attributable to or imposed upon the Company or any of its subsidiaries, or attributable to or imposed upon the purchased assets or the TMR Business for the pre-closing period, or any transfer taxes for which the Company or any of its subsidiaries would ordinarily be liable under applicable federal and state laws of the United States;

  •
  any loans, other indebtedness, or accounts payable;

  •
  any liability for any accidents, misconduct, negligence, or breach of fiduciary duty occurring on or prior to the closing date;

  •
  any legal proceeding initiated at any time (including any pending litigation that has been threatened in writing against the Company or any of its subsidiaries or affiliates), to the extent related to any action or omission on or prior to the closing date, including any liability for any actual or alleged (i) infringement or misappropriation of intellectual property rights; (ii) breach of product warranties; (iii) injury, death, property damage or losses arising from the TMR Business or its products or services; or (iv) violations of any legal requirements;

  •
  any employee benefit plans or any employee group medical, dental or life insurance plans or any other employee matter other than for transferred employees;

  •
  any liability to any employees other than transferred employees (including any liability for making payments of any kind to any employees as a result of (i) the transaction, (ii) any termination of any employee by the Company or any of its subsidiaries, including any bonuses, severance payments, termination pay and other special compensation of any kind or (iii) other claims arising out of the terms of any employment with the Company or any of its subsidiaries) or with respect to payroll taxes;

  •
  the performance of this agreement and the transaction;

  •
  any liability of the Company or any of its subsidiaries for environmental and safety laws, which liability relates to or arises out of (i) any acts or omissions of the Company or any of its subsidiaries on or prior to the closing date or (ii) any facts, circumstances or conditions existing on or prior to the closing date relating to hazardous substances, including any management, disposal or arranging for disposal of hazardous substances in connection with the TMR Business, the TMR products or the purchased assets or assumed liabilities or activities or operations occurring or conducted in connection with any predecessor operations of the TMR Business or otherwise but excluding any violation which occurs after the closing date;

  •
  any costs or expenses incurred in shutting down the TMR Business and removing equipment not purchased by Buyer and any expenses associated with any assumed contracts not assumed by Buyer hereunder;

  •
  any liability for expenses and fees incurred by the Company or any of its subsidiaries incidental to the preparation of the transaction documents, preparation or delivery of materials or information requested by Buyer (provided that such delivery shall be to the Company's offices in Franklin, Massachusetts), and the consummation of the transaction, including all broker, counsel and accounting fees and transfer taxes;

  •
  any Liability arising out of transactions, commitments, infringements, acts or omissions not in the ordinary course of business;

  •
  any legal requirement applicable to the Company or any of its subsidiaries, the purchased assets or the assumed liabilities on or prior to the closing date or any liability for a violation of such a legal requirement on or prior to the closing date; and

  •
  any liability to any shareholders of the Company or any of its subsidiaries.

Purchase Price

        As consideration for the assets to be sold pursuant to the asset purchase agreement, Buyer has agreed to pay the Company $1,000,000 cash at the closing of the asset sale and additionally assume (i) all outstanding TMR Business service related liabilities as of the closing, which totaled approximately $692,000 as of September 30, 2010 and (ii) post-closing obligations under certain contracts. The $692,000 in TMR Business service-related liabilities outstanding as of September 30, 2010 represents aggregate cash prepayments received from customers for future extended service coverage beyond the original product warranty period and prepaid future preventative maintenance coverage. The amount of service related liabilities to be assumed by the Buyer as of the closing date of the asset sale may be higher or lower than the $692,000 amount outstanding as of September 30, 2010. However, the Company does not expect this amount to materially change from September 30, 2010 to the closing.

No Solicitation of Conflicting Transaction

        Until the termination of the asset purchase agreement, pursuant to its terms, the Company and its subsidiaries are required to not, and Company and its subsidiaries are required to cause their subsidiaries, officers, directors, employees, attorneys, accountants, advisors, agents (other than distributors or licensees) and lenders not to, directly or indirectly:

  •
  initiate, solicit or encourage (including by way of furnishing information regarding the TMR Business or the Purchased Assets or Assumed Liabilities) any inquiries, or make any statements to third parties, which may reasonably be expected to lead to any proposal concerning the sale of Company or any of its subsidiaries, the TMR Business or the Purchased Assets or Assumed Liabilities (whether by way of merger, purchase of all of the capital shares, purchase of assets or otherwise) (a "Competing Proposal"); or

  •
  hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a potential Competing Proposal or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing; however this is not intended to restrict the Company from engaging in any activities necessary for the Company to raise financing from any third party financing source (other than any medical device company which competes or intends to compete with the TMR Business).

        If at any time prior to the earlier of (i) the closing of the asset sale and (ii) the termination of the asset purchase agreement, the Company or any of its subsidiaries is approached in any manner by a third party concerning a Competing Proposal (a "Competing Party"), the Company is required to promptly inform Buyer regarding such contact and, unless prohibited by the terms of any confidentiality agreement between such Competing Party and the Company or its subsidiaries, furnish Buyer with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and Company is required to keep Buyer informed of the status and details of any future notices, requests, correspondence or communications related thereto.

        Despite this prohibition on soliciting Competing Proposals, the Company may, in response to an unsolicited Competing Proposal that did not result from a breach of the Company's nonsolicitation obligations under the asset purchase agreement:

  •
  furnish information with respect to the Company to any person making Completing Proposal that the Company's Board determines in good faith, after consultation with outside legal counsel, is reasonably likely to lead to a superior proposal, pursuant to a confidentiality and standstill agreement not materially less restrictive than the confidentiality and standstill agreement that the Company entered into with Buyer; and

  •
  participate in discussions or negotiations with the person making such Competing Proposal regarding such proposal.

        Nothing contained in the asset purchase agreement prohibits the Company or the Company's Board of Directors from disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing any "stop-look-and-listen" communication, if, in the good faith judgment of the Board, after consultation with its outside legal advisors, such disclosure is required under applicable law; provided that such disclosure shall be made at the latest time permissible under applicable law.

Conduct of Business Pending the Completion of the Asset Sale

        Under the asset purchase agreement, the Company has agreed to operate the business in the ordinary and usual course consistent with past practice, pay its liabilities and taxes as they become due, maintain insurance coverage for risks and use commercially reasonable efforts to retain its employees and consultants and to maintain its relationships with licensors, licensees, suppliers, contractors, distributors and customers.

        The asset purchase agreement also contains a number of specific restrictions on the Company and its operations during the period between the signing of the asset purchase agreement and the close of the asset sale. The Company has agreed:

  •
  not to enter into, create, incur or assume any obligations which would have an adverse effect on the Company's abilities, any of its subsidiaries abilities, or Buyer's ability, to conduct the TMR Business in substantially the same manner and condition as currently conducted;

  •
  not to acquire by merging or consolidating with, or by purchasing any equity securities or assets (which are material, individually or in the aggregate, to the Company or its subsidiaries) of, or by any other manner, any business or any entity;

  •
  not to sell, transfer, lease, license or otherwise encumber any of the purchased assets, except for the sale of inventory in the ordinary course of business;

  •
  not to take any action not announced prior to September 14, 2010 to the customers, suppliers or distributors of the Company and its subsidiaries, including providing promotions, coupons, discounts or price increases;

  •
  not to enter into any agreements or commitments with another person, except on commercially reasonable terms in the ordinary course of business which would have a material adverse effect on the TMR Business;

  •
  not to violate any legal requirements applicable to the Company or its subsidiaries;

  •
  not to change or announce any change to the TMR Business or any products or services thereto;

  •
  not to violate, terminate or amend any assumed contracts;

  •
  not to purchase, lease, license or otherwise acquire any assets to be transferred to Buyer, except for supplies required by the Company or its subsidiaries in the ordinary course of business;

  •
  not to fail to maintain certain inventory at current levels or fail to maintain the purchased assets in the same repair, order and condition, reasonable wear and tear excepted, as such purchased assets are currently maintained; and

  •
  not to enter into any contract or agree, in writing or otherwise, to take any of the actions described above, or any action that would make any of its representations or warranties contained in the asset purchase agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants.

        The restrictions described above do not prohibit actions for which the Company receives the prior written consent of Buyer.

 Conditions to the Completion of the Asset Sale

        The Company expects to complete the asset sale after all the conditions to the asset sale in the asset purchase agreement are satisfied or waived, including shareholder approval of that asset sale at the Special Meeting. The Company currently expects to complete the asset sale in the fourth quarter of 2010. However, it is possible that factors outside of the Company's control could require the Company to complete the asset sale at a later time or not to complete it at all.

        The obligations of the Company and Buyer to complete the asset sale are subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

  •
  the representations and warranties of each party in the asset purchase agreement are true and correct in all material respects as of the date of the asset purchase agreement and the closing date of the asset sale;

  •
  each party shall have performed in all material respects all obligations and covenants required to be performed by them under the asset purchase agreement and any other agreement or document entered into in connection with the transaction prior to the closing date.

  •
  the asset sale is approved by the Company shareholders;

  •
  each party shall have delivered and executed a transition service agreement and an assignment and assumption agreement of all assumed liabilities;

  •
  no legal requirement shall be in effect which prohibits or materially restricts the consummation of the transaction at the closing, or which otherwise adversely affects in any material respect the right or ability of Buyer to own, operate or control the TMR Business or the purchased assets, in whole or material part, and no proceeding is pending or threatened in writing by a governmental authority which is reasonably likely to result in a legal requirement having such an effect;

  •
  the exclusive TMR distribution agreement between the parties shall have been terminated and be of no further force and effect.

  •
  the Company shall have taken all necessary steps to place Buyer in actual possession and operating control of the TMR Business and the purchased assets;

  •
  the Company shall have delivered (i) a general assignment and bill of sale covering all the purchased assets, (ii) an intellectual property assignment, (iii) a letter to the FDA notifying them of the transaction and transfer of the TMR Business and purchased assets to the Buyer, (iv) other specific instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request, (v) duly executed consents of all third parties required to consummate the Transaction, (vi) an officer's certificate, secretary's certificate, certificate of good standing, books and records and legal opinion are delivered; and

  •
  the Buyer shall have (i) executed a wire transfer for all monies due at the closing, including the purchase price payable for the purchased assets and all other sums due and owing from Buyer to the Company as of the closing date, and (ii) delivered an officer's certificate and guaranty of Buyer's parent.

        The obligation of Buyer to complete the asset sale is also subject to the absence of a change that is materially adverse to the Company's assets, liabilities, business, financial condition or prospects of the Company from the date of the asset purchase agreement through the closing date, and the Company shall not have suffered any material loss or damage to any of its assets, whether or not covered by insurance, since June 30, 2010.

        The asset purchase agreement provides that any or all of the conditions described above may be waived. The Company does not currently expect to waive any material condition to the completion of the asset sale.

Other Agreements

        The asset purchase agreement also contains the following provisions or other agreements have been or will be entered into in connection with the asset purchase agreement:

        Proxy Statement.    The Company agreed to file with the SEC both a preliminary proxy and this definitive proxy statement relating to the Special Meeting of Company's shareholders and to review any comments received from the SEC with respect to the preliminary proxy with the Buyer. Prior to filing any proxy statement or any other filing with the SEC in connection with the transaction, the Company has agreed to provide Buyer and its counsel with reasonable opportunity to review and comment on each such filing in advance, and the Company has agreed that it shall in good faith consider including in such filings all comments reasonably proposed by Buyer.

        Shareholder Meeting.    The Company agreed to duly call, give notice of and hold a meeting of its shareholders to consider the proposal to approve the asset sale and to solicit proxies from Company shareholders in favor of the proposal. The Company's Board will also recommend that the Company's shareholders approve the asset sale at the Special Meeting.

        Notifications.    The Company agreed that from the date of the asset purchase agreement until the closing, Company and its subsidiaries would give prompt notice to Buyer of any action taken by the Company or its subsidiaries that would not reasonably be considered in the ordinary course of business, as well as any circumstance or event that could reasonably be expected to have a material adverse effect (i) on the Company's financial condition, (ii) on the Company's ability to consummate the transaction or (iii) that would materially delay the closing of the transaction. In addition, the Company agreed during the same period to give prompt notice as to (a) the occurrence or non-occurrence of any event which reasonably could be expected to cause any representation or warranty of the Company or its subsidiaries contained in the asset purchase agreement to be untrue or inaccurate in any material respect at or prior to the closing date, (b) any failure of the Company or its subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied as part of the asset purchase agreement and (c) any communication or correspondence from, to or with the FDA or any other governmental authority relating to the TMR Business, the TMR products, the purchased assets or the assumed liabilities.

        Access to Information.    The Company has agreed from the date of the asset purchase agreement until the closing, upon reasonable notice, to permit Buyer and its representatives full access to the Company's offices, to persons having business relationships with the Company and its subsidiaries, including suppliers, licensees, customers and distributors) and to all of the books and records of the Company and its subsidiaries. Company has also agreed to permit Buyer to make inspections as it may require. The Company and Buyer have mutually agreed, for a period of 10 years post the closing, to provide each other reasonable access to and the right to make copies of records and documents related to the operation of the TMR Business as needed for the proper payment of taxes and the filing of other reports with any governmental authority.

        Regulatory Approvals and Consents.    There are no federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the asset sale or asset purchase agreement. The Company has agreed to file with the FDA, promptly after the closing, a letter to notify the FDA of the new owner of the PMA for the Heart Laser and TMR kit (the "Heart Laser System").

        Insurance and Warranty Claims.    The Company has agreed that for a period of three (3) years after the closing of the asset sale, the Company shall maintain in full force and effect product liability insurance on all TMR products and other products of the TMR Business manufactured or sold prior to the closing date in an amount no less than Five Million Dollars ($5,000,000). Such policy shall name Buyer as an additional insured and provide that it may not be cancelled without prior notice to Buyer. Prior to or at the closing of the asset sale, the Company shall fully prepay all premiums necessary to maintain such policy. The Company has agreed to provide, at Buyer's request, reasonably satisfactory evidence that such insurance policy continues to be in effect and that all premiums have been paid.

Termination of the Asset Purchase Agreement

        Either Company or the Buyer may terminate the asset purchase agreement prior to closing if (i) the closing does not occur by February 28, 2011, (ii) if either party breaches a provision in the asset purchase agreement that would prevent a condition precedent to the closing from being satisfied, provided the non-terminating party does not cure the breach after being given 30 days notice thereof, (iii) if satisfaction of a closing condition is impossible to satisfy. The Company may also elect to terminate the asset purchase agreement prior to closing if shareholders holding Company shares (other than shares held by officers and directors of the Company and any affiliate of any officer or director) with a fair value of at least $200,000 (as measured based upon the closing price of the Company's common stock reported on the OTC Bulletin Board on the last business day immediately prior to the Special Meeting) and who are entitled to vote at the Special Meeting, exercise their rights to dissent/object at or prior to the Special Meeting under Section 193 of the YBCA, and such dissension or objection has not been legally withdrawn by the time of the shareholder vote.

Effect of Termination of the Asset Purchase Agreement

        In the event of the termination of the asset purchase agreement as described above, the asset purchase agreement will be of no further force or effect, except:

  •
  designated provisions of the asset purchase agreement, including if applicable, the termination fees described below, will survive termination; and

  •
  termination of the asset purchase agreement will not affect the obligations of the parties contained in their confidentiality agreement, which will survive termination of the asset purchase agreement in accordance with its terms.

Termination Penalty

        If the asset sale to Buyer is not approved, or if the Company does not complete the asset sale for other specified reasons, the Company will be required by the terms of the distribution agreement with the Buyer, as amended, to sell 150 TMR kits to the Buyer at a substantially discounted price of $110 for each TMR kit. This compares to the normal average sale price for a TMR kit, as determined under the existing distribution agreement with Buyer, of approximately $1,100. This requirement of the distribution agreement will adversely affect the Company's revenues and cash flows over the fiscal quarter immediately following closing if the asset sale is not approved and, as such, would have a similar effect on the Company's financial condition as would a termination fee of approximately $150,000.

 Representations and Warranties

        The asset purchase agreement contains representations and warranties made by the Company and its subsidiaries to Buyer. These representations and warranties relate to, among other things:

  •
  that the Company and its subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction where each is incorporated, we have the requisite corporate power and authority to own, lease and operate our properties and to carry on the business as now being conducted, and we are duly qualified or licensed as foreign corporations to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by us or the nature of our business makes such qualification or licensing necessary; except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect as defined in the asset purchase agreement;

  •
  that the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, except for its two wholly-owned subsidiaries;

  •
  that the Company's two wholly-owned subsidiaries each do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity;

  •
  that the Company and its subsidiaries have all the necessary power and authority to execute and deliver the asset purchase agreement and the other transaction documents and to perform their obligations and to consummate the transaction;

  •
  that the execution and delivery of the asset purchase agreement and the other transaction documents and the consummation of the transaction have been duly and validly authorized by all requisite action and no other corporate proceedings on the part of the Company or its subsidiaries are necessary to authorize or consummate the transaction (other than the approval of the shareholders of the Company);

  •
  that the asset purchase agreement has been, and at the closing the other transaction documents will be, duly and validly executed and delivered by the Company and its subsidiaries;

  •
  that the asset purchase agreement constitutes, and at the closing the other transaction documents will constitute, the legal, valid and binding obligation of the Company and its subsidiaries, enforceable against each in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses;

  •
  that no consents are required with respect to the execution and delivery of the asset purchase agreement, the other transaction documents, and the consummation of the transaction;

  •
  the asset purchase agreement and other documents to be signed at the close of the asset sale will not breach the terms of our articles of continuance, certificate of incorporation or bylaws, or result in any breach, default, right to amend or cancel, or otherwise create an encumbrance on any property or asset, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation;

  •
  that the Company has filed or furnished with the SEC, as the case may be, all required forms reports and other documents since January 1, 2007 and none of these filings at the time it was filed contained any untrue statement of a material fact, or omitted to state a material fact, required to be stated in the filing or necessary in order to make them not misleading, and all financial statements contained in any SEC reports so filed complied with the requirements of the SEC and were prepared in accordance with U.S. generally accepted accounting principles;

  •
  the Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002;

  •
  that, except as disclosed in the consolidated financial statements of the Company as of June 30, 2010, the Company has no undisclosed liabilities which would have an adverse impact on the TMR Business;

  •
  that since June 30, 2010 the Company and its subsidiaries have conducted the TMR Business in the ordinary course of business and no event or circumstance has occurred that has had, or is reasonably likely to have, a material adverse event on the Company, its subsidiaries or the TMR Business;

  •
  that with respect to contracts to be assumed by the Buyer at the closing the Company has delivered to Buyer true and complete copies of each contract, that each contract is valid and in full force and effect, that neither the Company or its subsidiaries are in default of, nor have they waived any right under, any contract, the performance of the contracts will not result in any violation or failure by the Company or its subsidiaries to comply with any legal requirement, the assumed contracts constitute all of the contracts necessary to enable the Company and its subsidiaries to conduct the TMR Business and the assignment to Buyer of any of the assumed contracts shall not result in Buyer being bound by, or subject to any non-compete on the operation or scope of its businesses, including the TMR Business;

  •
  that the Company and its subsidiaries have good and valid title to all the purchased assets free and clear of any encumbrances, the purchased assets are not subject to any preemptive right, right of first refusal or other right or restriction and the purchased assets include all of the assets required for conducting the TMR Business as presently conducted and to perform all assumed liabilities;

  •
  that since January 1, 2007 and continually through the date of the asset purchase the Company and its subsidiaries have been insured against losses and risks in such amounts as are customary with recognized insurers;

  •
  that the Company and its subsidiaries have only one real estate lease, which is the lease covering the Company's offices at 10 Forge Park, Franklin, Massachusetts, 02038;

  •
  that neither the Company or its subsidiaries have any actual knowledge of any circumstance that would render any TMR Business intellectual property invalid or unenforceable;

  •
  that all necessary registration, maintenance and renewal fees in connection with our TMR Business intellectual property have been paid and all necessary documents in connection with our TMR intellectual property have been filed with the relevant authorities in the U.S. or foreign jurisdictions for purposes of maintaining such intellectual property;

  •
  that the Company has taken commercially reasonable steps to maintain and protect its TMR intellectual property and trade secrets and there has been no unauthorized disclosure to the Company and its subsidiaries knowledge of any trade secret or confidential information related to the TMR Business, the purchased assets or the assumed liabilities;

  •
  that the operation of the TMR Business as it is currently conducted does not and will not after the closing, if operated by Buyer in the same manner as the Company and its subsidiaries prior to the closing, infringe or misappropriate any intellectual property rights of any person in the

    U.S. and since January 1, 2005 neither the Company or its subsidiaries has received notice from any person claiming intellectual property infringement or misappropriation;

  •
  that to the Company and its subsidiaries knowledge no person is currently violating, infringing or misappropriating any TMR Business intellectual property;

  •
  that there are no proceedings before any governmental authority naming the Company or its subsidiaries as a party thereto related to any of the TMR Business intellectual property;

  •
  that to the Company and its subsidiaries knowledge neither the TMR Business intellectual property or any product or service of the TMR Business is subject to any proceeding or any outstanding decree, order, judgment, office action or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof, or that may affect the validity, use or enforceability of such TMR Business intellectual property;

  •
  that all TMR Business intellectual property will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party;

  •
  that the consummation of the transaction will not result in any loss of or diminishment in value of any TMR Business intellectual property or the right to use any TMR Business intellectual property;

  •
  that all inventory is valued at the lower of cost or market value on a first-in, first out basis in accordance with generally accepted accounting principles in the U.S. and, if not reserved on the Company's books, is of good and merchantable quality, fit for the purpose for which it is intended, fee of defects and damage and saleable and usable in the ordinary course of business;

  •
  that there is no actual, or to the Company or its subsidiaries knowledge, any threatened, enforcement action by the FDA or any other governmental authority;

  •
  that all reports, documents, claims and notices required to be filed, maintained or furnished to the FDA or any governmental authority by the Company and its subsidiaries have been so filed, maintained or furnished and all such documents are correct such that no liability exists with respect to such filing;

  •
  that neither the Company or its subsidiaries has received any notices or correspondence of any kind from the FDA or other governmental authority asserting noncompliance with any applicable legal requirement that could foreseeably be unresolved as of the closing;

  •
  that all licenses, approvals, clearances, authorizations, registrations permits and filings that the Company or its subsidiaries has received or made to the FDA or any other governmental authority have not been limited, suspended, modified or revoked, nor is there any reason to believe such an action will be taken;

  •
  that all studies, tests, pre-clinical and clinical studies conducted by the Company or its subsidiaries since January 1, 2005 related to the TMR Business have been disclosed to the Buyer and all such studies have been conducted in compliance with all applicable laws;

  •
  that with respect to the manufacturing of any TMR products, the Company and its subsidiaries are in compliance with all FDA requirements, including FDA's good manufacturing practices;

  •
  that all complaints about TMR products have been timely reviewed, evaluated and investigated as appropriate and adequate corrective and preventative action has been or is in the process of being implemented, all as required under Title 21 of the Code of Federal Regulations ("C.F.R.") Sections 820.100, 820.198 and other applicable provisions;

  •
  that the Company and its subsidiaries have policies and procedures to ensure compliance with all requirements of 21 C.F.R. Part 11, including those necessary to ensure its records are validated and audit trails are generated to support or evidence compliance with the legal requirements of jurisdictions in which the TMR Business is conducted and to train and educate its new and current employees with such policies and procedures;

  •
  that the Company and its subsidiaries are in compliance with all other applicable FDA requirements, including registration and listing requirements and that the TMR products have been commercially distributed by the Company and its subsidiaries to its distributors in compliance with the conditions of approval set forth by the FDA included in the PMA's;

  •
  that since January 1, 2005 neither the Company or its subsidiaries have either voluntarily or involuntarily initiated, conducted or issued any recall, market withdrawal or replacement, safety alert, warning notice, "dear doctor" letter, investigator notice or other notice or action disclosing an alleged defect or lack of safety or efficacy of any TMR product that could foreseeably be unresolved as of the closing date;

  •
  that neither the Company or its subsidiaries has knowledge of any facts that are reasonably likely to cause (i) the recall, market withdrawal or replacement of any TMR product, (ii) a change in the marketing classification or labeling of any TMR product, (iii) a termination or suspension of marketing of any TMR product, (iv) liability for returns or other product liability claims with respect to any TMR product, or (v) an obligation to report to any governmental authority regarding any TMR product;

  •
  that the Company and its subsidiaries are in compliance with all environmental and safety laws required for its TMR operations and no notices, actions or complaints alleging liability under any environmental and safety have been received;

  •
  that since January 1, 2009 there has been no material adverse change in the business relationship with any material supplier of disposable TMR Kits;

  •
  that disclosure has been made to Buyer of all the Company's distributors of TMR products;

  •
  that we have disclosed in accordance with the asset purchase agreement the compensation and benefits information requested for certain TMR Business employees and we have further disclosed to Buyer information with respect to those individuals who are currently performing services related to the TMR Business who are classified as consultants or independent contractors;

  •
  that we have no knowledge of any claims or disputes pending or threatened involving any TMR Business employee and we have not sustained or been threatened with any work stoppage;

  •
  that we have complied with all legal requirements related to the employment of our TMR Business employees and we have maintained and funded all employee benefit plans in accordance with applicable laws;

  •
  that neither the Company or its subsidiaries has any collective bargaining agreements with any of its employees and there is no labor union organizing or election activity pending or threatened;

  •
  that the Company and its subsidiaries have not made any unlawful domestic or foreign political contributions, illegal payments for services or payments to governmental officials for the purpose of affecting their actions to obtain business, obtain special concessions or to retain business;

  •
  that the Company and its subsidiaries have at all times been in compliance with all legal requirements relating to export control and trade embargoes;

  •
  that we are in possession of all governmental approvals necessary to carry on the TMR Business as it is now being conducted and no suspension or cancellation of any governmental approvals is pending or to our knowledge threatened;

  •
  that there is no litigation or legal proceeding pending, or to our knowledge, threatened against the Company or its subsidiaries, or any property or asset of the Company or its subsidiaries;

  •
  we have filed all our tax returns required to be filed, we have paid all of our income and other taxes when due and we have no knowledge of any tax audit that is pending or threatened;

  •
  that after the closing of the transaction we will be able to meet our debts as they mature and we will not become insolvent as a result of the transaction;

  •
  that we have not been notified of any claims for, and we have no knowledge of any threatened claims for, any extraordinary product returns, warranty obligations or product services relating to the purchased assets;

  •
  to our knowledge there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand giving rise to any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any of the purchased assets or the TMR products manufactured, sold or delivered by the Company or its subsidiaries prior to the closing;

  •
  that no broker, finder or investment banker is entitled to any fee or commission in connection with the asset sale;

  •
  that there are no existing contracts, transactions, indebtedness or other arrangements between the Company or its subsidiaries and any director, officer or affiliate which are to be assumed by the Buyer; and

  •
  this proxy statement complies with applicable legal requirements and that the schedules to the asset purchase agreement are true and correct.

Indemnification

        The representations and warranties in the asset purchase agreement survive for 18 months after the asset sale closes, except that representations and warranties relating to taxes survive until 30 days after the expiration of all applicable statutes of limitations and representations and warranties relating to organization and qualification, authority, conflicts and required consents, title and brokers survive indefinitely.

        The Company and its subsidiaries have agreed to indemnify and hold Buyer harmless from all damages due to misrepresentation or breach of any of the Company's representations and warranties, from a breach of any covenant or agreement made or from any excluded asset or excluded liability. Damages must exceed $30,000 before the Company is required to pay any indemnification claims and the aggregate damages my not exceed $1,000,000.

        Buyer has agreed to indemnify and hold the Company and its subsidiaries harmless from all damages due to misrepresentation or breach of any of Buyer's representations and warranties, from a breach of any covenant or agreement made or from any assumed liability.

Material U.S. Federal Income Tax Consequences

        The Company will recognize a taxable gain on the asset sale equal to the difference between the amount realized from the asset sale and the adjusted tax basis of the assets sold and liabilities assumed.

        The Company expects to have sufficient federal and state net operating losses to offset the gain expected to be realized from the asset sale.

        The Company does not expect that the asset sale will result in any federal or state income tax consequences for its shareholders since it is not anticipated that they will receive any of the proceeds from the asset sale.

Amendment

        Subject to applicable laws, the Company and Buyer may mutually amend or waive any provision of the asset purchase agreement at any time. The Company does not currently expect to waive any material provision of the asset sale.

Governing Law

        The asset purchase agreement is governed by the laws of the State of New York.

Interests of Management and the Board of Directors

        Dr. Brent Norton, a member of our Board, is also a member of the Board of Directors of Novadaq Technologies, Inc., the parent of the Buyer. Dr. Norton abstained from voting with the Board on the approval of the asset purchase agreement.

DESCRIPTION OF NOVADAQ CORP.

Buyer:
Novadaq Corp.
2585 Skymark Avenue, Suite 306
Mississauga, Ontario L4W 4L5
Canada
(905) 629-3822

        Novadaq Corp. is a Delaware corporation and subsidiary of Novadaq Technologies Inc. ("Parent"). Parent is listed on the Toronto Stock Exchange (TSX: NDQ) and develops and markets real-time fluorescence imaging technology products for use in the operating room. The company's primary core technology platform, SPY Imaging, provides clinically relevant, anatomic and physiologic images during a variety of complex open and minimally invasive surgical (MIS) procedures.

DESCRIPTION OF PLC SYSTEMS INC.

The Company:
PLC Systems Inc.
10 Forge Park
Franklin, MA 02038
(508) 541-8800

        PLC Systems Inc. is a medical device company specializing in innovative technologies for the cardiac and vascular markets. The Company pioneered and manufactures the CO2 Heart Laser System that cardiac surgeons use to perform carbon dioxide (CO2) transmyocardial revascularization, or TMR, to alleviate symptoms of severe angina. Over the past two years, the Company has begun initial commercialization outside the United States of its newest product, RenalGuard®, which currently represents the Company's key strategic growth initiative and primary business focus. The Company conducts business operations as one operating segment.

 SELECTED FINANCIAL DATA

Statements of Net Loss Data

	Year Ended December 31
Selected Financial Data	Nine Months Ended September 30, 2010	2009	2008	2007	2006	2005
Net Sales	$2,973	$4,711	$5,330	$6,004	$7,146	$7,636
Other income, net	—	3	—	426	436	248
Net earnings (loss)	(765)	(1,626)	(1,940)	(2,367)	1,319	(1,268)
Basic and diluted earnings (loss) per share	(0.03)	(0.05)	(0.06)	(0.08)	0.04	(0.04)
Net working capital	1,124	1,864	4,198	6,922	9,849	8,964
Total assets	3,399	5,042	7,913	11,200	13,176	12,467
Shareholders' equity	1,171	1,729	3,191	4,950	7,129	5,543

        No cash dividends have been declared or paid during the periods presented.

 BUSINESS

Proposed Asset Sale to Buyer

        Until the close of the proposed asset sale with Buyer, the Company expects to continue to execute its existing business strategy.

Overview of Business

Background

        We are a medical device company specializing in innovative technologies for the cardiac and vascular markets. We pioneered and manufacture the CO2 Heart Laser System that cardiac surgeons use to perform carbon dioxide (CO2) transmyocardial revascularization, or TMR, to alleviate symptoms of severe angina. Over the past two years, we have begun initial commercialization outside the United States of our newest product, RenalGuard®, which currently represents our key strategic growth initiative and primary business focus.

        RenalGuard is designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to patients during certain medical imaging procedures. It is believed that allowing contrast media to dwell in the kidneys of certain higher risk patients can lead to contrast-induced nephropathy ("CIN"), a potentially deadly form of acute kidney injury. By inducing and maintaining a high urine flow rate before, during and after these medical imaging procedures, we believe the incidence rates of CIN in at-risk patients can be reduced. RenalGuard facilitates this increased urine clearance automatically, enabling the body to more rapidly void the contrast media, thereby reducing its overall resident time and toxic effects in the kidney.

        The RenalGuard System consists of a proprietary, closed loop, software-controlled console and accompanying single-use sets. RenalGuard operates by first collecting and measuring patient urine outputs and then in real-time precisely matching these urine outputs with a prescribed replacement fluid by means of intravenous infusion. With its automated matched fluid replacement capability, RenalGuard is intended to promote and maintain high urine outputs and minimize the risk to patients of over- or under-hydration during image guided catheterization procedures where contrast media are routinely administered.

        The U.S. Food and Drug Administration ("FDA") has granted us approval to begin a pivotal clinical trial to study the safety and effectiveness of RenalGuard in the prevention of CIN; however, we have deferred commencement of this study until we can successfully raise additional capital necessary to start and complete the study. We must successfully complete this study and obtain FDA pre-market approval in order to market RenalGuard in the U.S.

        We obtained a CE Mark for RenalGuard in December 2007 and began our initial commercialization efforts in the European Union ("EU") in Italy in April 2008.

Competition

        Our only direct competitor in the TMR market at this time is CardioGenesis Corporation. CardioGenesis has received FDA approval to market its holmium laser in the U.S. to perform TMR. CardioGenesis has also received CE Mark approval for its TMR system, which allows it to sell its product commercially in the EU. CardioGenesis promotes the advantages it believes its TMR system provides surgeons who wish to perform minimally invasive or robotically assisted TMR procedures. It is unclear at this time how successful, if at all, CardioGenesis will be with this marketing approach or what impact its TMR products will have in terms of competing with our present Heart Laser System design.

        We believe that the primary competitive factors in the medical treatment of coronary artery disease are clinical safety and efficacy, product safety and reliability, regulatory approval, availability of reimbursement from insurance companies and other payers, product quality, price, reputation for quality, customer service and ease of use. No assurance can be given that our competitors or others will not succeed in developing technologies, products or procedures that are more effective than our TMR products or that would render our technology and products obsolete or noncompetitive. The advent of either new devices or new pharmaceutical agents could hinder our ability to compete effectively and have a material adverse effect on our business, financial condition and results of operations.

Government Regulation

        The Heart Laser Systems and RenalGuard are subject to extensive regulation by the FDA and other regulatory authorities in the U.S. and abroad. The Federal Food, Drug, and Cosmetic Act (the "FDC Act") and other federal and state statutes and regulations govern the research, design, development, manufacturing, preclinical and clinical testing, installation, storage, packaging, recordkeeping, servicing, labeling, distribution and promotion of medical devices in the U.S. Our laser products are subject to additional FDA regulation under the radiation health and safety provisions of the FDC Act, which impose labeling and other safety requirements related to radiation hazards.

        As a device manufacturer, we are also required to register with the FDA. As such, we are subject to inspection on a routine basis for compliance with the FDA's Quality Systems regulations. These regulations require that we manufacture our products and maintain our documents in a prescribed manner with respect to manufacturing, testing and control activities. Further, we are required to comply with various FDA requirements for reporting. The FDC Act and medical device reporting regulations require that we provide information to the FDA on deaths or serious injuries alleged to have been caused or contributed to by the use of our products, as well as product malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur. The FDA also prohibits an approved device from being marketed for unapproved uses. Our product promotion and advertising is subject to continuing FDA regulation. Our laser products are subject to periodic inspection under the radiation health and safety provisions of the FDC Act for compliance with labeling and other safety regulations. The failure to comply with the applicable regulatory requirements may subject us to a variety of administrative or judicially imposed sanctions, including the FDA's refusal to approve pending or supplemental applications, withdrawal of an approval or clearance, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, and civil and criminal penalties against that company or its officers, directors or employees. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

        As a condition of our original FDA approval for our TMR products, we were required by the FDA to perform a postmarket surveillance study. The FDA requested that we submit a PMA Postapproval Study report summarizing this postmarket surveillance study. We filed this postapproval study report with the FDA on February 28, 2007. On August 18, 2008, we received a letter from the FDA informing us that we had satisfied our postapproval study requirements with the submission of our final report.

        From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the approval, manufacturing and marketing of drug products and medical devices. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted, or FDA regulations, guidance, or interpretations changed, and what the impact of such changes, if any, may be.

        Various foreign countries in which our products are or may be sold impose additional or different regulatory and testing requirements. The international regulatory approval process varies from country to country and is subject to change in a given country as regulatory requirements change. Thus, the time required for an approval may differ and there can be substantial delays in obtaining approval after the relevant applications are filed. There is no assurance that foreign regulatory authorities will approve the use or sale of our products in a particular country on a timely basis, or at all.

        The FDA has approved the use of the Heart Laser Systems for patients who have stable angina (Canadian Cardiovascular Society Class III or IV) refractory to medical treatment and secondary to objectively demonstrated coronary artery atherosclerosis and with a region of the myocardium not amenable to direct coronary revascularization.

Proprietary Processes, Patents, Licenses and Other Rights

        It is our practice to file patent applications to protect our technology, inventions and product improvements. We also rely on trade secret protection for certain confidential and proprietary information.

        Since April 1992, we have received 35 U.S. patents, of which 29 are still in force. These patents have terms that expire from 2010 through 2024 and cover, among other things, laser technology to create a pulsed, fast-flow laser system, the use of a laser on a beating heart to revascularize the heart using TMR related disposable components, and the system used to time the heart's contractions to synchronize the laser firing at the correct time. In addition, we have two applications filed in the field of percutaneous valves.

        In addition, we currently have one issued patent in Canada and ten patent applications pending at the U.S. patent office in connection with the prevention of CIN related to RenalGuard. We have international patent applications pending on eight of these RenalGuard patents, including individual patent applications pending in the EU and Japan.

        Although we believe our patents to be strong, litigation by a competitor seeking to invalidate these patents could have a material adverse effect on our business, financial condition and results of operations. No assurance can be given that the existing patents will be held valid if challenged, that any additional patents will be issued or that the scope of any patent protection will exclude competitors. The breadth of claims in medical technology patents involves complex legal and factual issues and therefore can be highly uncertain.

        We also rely upon unpatented proprietary technology and trade secrets that we seek to protect, in part, through confidentiality agreements with employees and other parties. No assurance can be given that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop or otherwise acquire substantially equivalent proprietary technology and trade secrets or disclose such technology or that we can meaningfully protect our rights in such unpatented technology. In addition, others may hold or receive patents that contain claims covering products developed by us.

        We believe our patents to be valid and enforceable. However, there has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Litigation, which could result in substantial cost and diversion of our efforts, may be necessary to enforce our patents, to protect our trade secrets, to defend ourselves against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Adverse determinations in litigation could subject us to significant liabilities to third parties, require us to seek licenses from third parties and prevent us from manufacturing, selling or using our products, any of which could have a material adverse effect on our business, financial condition and results of operations.

Available Information

        Our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available without charge on our website, www.plcmed.com, as soon as reasonably practicable after they are filed electronically with the SEC. We are providing the address to our Internet site solely for the information of investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website into this report.

Employees

        As of November 5, 2010, we had 12 full-time employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of financial condition and results of operations together with the "Selected Financial Data" section of this proxy statement and the Company's consolidated financial statements and the related notes included in this proxy statement. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. The Company's actual results could differ materially from those anticipated by the forward-looking statements due to important factors including, but not limited to, those set forth in the "Risk Factors—Risks if the Asset Sale is Consummated," "Risk Factors—Risks if the Asset Sale is Not Approved" and "Risk Factors—General Business Risks" sections of this proxy statement.

 Overview

        We are a medical device company specializing in innovative technologies for the cardiac and vascular markets. We pioneered and manufacture the Heart Laser System that cardiac surgeons use to perform TMR to alleviate symptoms of severe angina. Over the past two years, we have begun initial commercialization outside the United States of our newest product, RenalGuard®, which currently represents our key strategic growth initiative and primary business focus.

        RenalGuard is designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to patients during certain medical imaging procedures. It is believed that allowing contrast media to dwell in the kidneys of certain higher risk patients can lead to CIN, a potentially deadly form of acute kidney injury. By inducing and maintaining a high urine flow rate before, during and after these medical imaging procedures, we believe the incidence rates of CIN in at-risk patients can be reduced. RenalGuard facilitates this increased urine clearance automatically, enabling the body to more rapidly void the contrast media, thereby reducing its overall resident time and toxic effects in the kidney.

        The RenalGuard System consists of a proprietary, closed loop, software-controlled console and accompanying single-use sets. RenalGuard operates by first collecting and measuring patient urine outputs and then in real-time precisely matching these urine outputs with a prescribed replacement fluid by means of intravenous infusion. With its automated matched fluid replacement capability, RenalGuard is intended to promote and maintain high urine outputs and minimize the risk to patients of over- or under-hydration during image-guided catheterization procedures where contrast media are routinely administered.

        In the U.S., we have received FDA approval to conduct a pivotal human clinical trial of RenalGuard evaluating its safety and effectiveness in preventing CIN. This trial is required to support a pre-market approval application, which must be approved by the FDA before we can market RenalGuard in the U.S. We do not intend to commence this pivotal study until we are able to secure sufficient additional capital to complete the study.

        We obtained a CE Mark for RenalGuard in December 2007 and began our initial commercialization efforts in the EU in Italy in April 2008.

        Novadaq, our U.S. distributor for the Heart Laser System, is our largest customer, accounting for 97% and 78% of our total revenues in the three and nine months ended September 30, 2010, respectively and 65% of our total revenues in the year ended December 31, 2009. Our distributor of RenalGuard in Italy, Artech, accounted for 5% and 10% of our total revenues in the nine months ended September 30, 2010 and in the year ended December 31, 2009, respectively and 53% and 81% of our RenalGuard revenues in the nine months ended September 30, 2010 and in the year ended December 31, 2009, respectively. We expect these sales concentrations with Novadaq for TMR sales and Artech for RenalGuard sales to continue for the remainder of 2010.

        Approximately 98% and 82% of our revenues in the three and nine months ended September 30, 2010, respectively, and 76% of our revenues in the year ended December 31, 2009 came from the sale and service of TMR lasers and related disposable kits. We did not sell any HL2 lasers to Novadaq in either the nine months ended September 30, 2010 or the year ended December 31, 2009 and they have placed no demand on us to manufacture additional HL2 lasers for them for the remainder of 2010. We believe that the number of opportunities for new TMR laser sales to U.S. hospital customers, and specifically sales opportunities for our HL2 laser, will continue to be limited in future quarters as a result of (1) a diminishing number of available hospitals that have not already implemented a TMR program that are still likely to do so in the future and (2) continuing financial pressures that hospitals face, in particular for the funding of new capital equipment purchases, in light of the ongoing trend of cutbacks in both Medicare and private insurance reimbursement rates for a majority of medical procedures. As such, we expect that U.S. TMR revenues in future quarters will continue to be entirely dependent upon the sale of TMR kits and service revenues.

        As a result, while we do not expect that TMR-related kit and service revenues will change significantly in the near term, we do believe it is more likely they will decline over time. Therefore we will be largely dependent upon our ability to increase our revenues through higher sales of our RenalGuard product into international markets.

        As discussed in Note 10 to the Consolidated Financial Statements, we entered into an agreement to sell the TMR Business to Novadaq. If this transaction is completed, we do not expect to have future Disposable TMR kit revenues, TMR laser revenues, or Service Fee Revenues after the transaction is completed.

        During the first quarter of 2010, we engaged a financial advisor to assist us with our ongoing efforts to raise additional capital and to explore other strategic options for our RenalGuard program. We need to raise capital in the next few months, whether through a combination of asset sales, equity investment or other strategic transaction, to continue our operations.

        Our management reviews a number of key performance indicators to assist in determining how to allocate resources and run our day-to-day operations. These indicators include (1) actual prior quarterly sales trends, (2) projected U.S. TMR laser and kit sales for the next four quarters, as provided by Novadaq in a rolling 12 month sales forecast, (3) projected future sales of RenalGuard consoles and single-use sets, (4) research and development progress as measured against internal project plan objectives, (5) budget to actual financial expenditure results, (6) inventory levels (both our own and our distributors'), and (7) short term and long term projected cash flows of the business.

Critical Accounting Policies and Estimates

        Our financial statements are based upon the application of significant accounting policies, many of which require us to make significant estimates and assumptions (see Note 2 to the Consolidated Financial Statements). We believe that the following are some of the more material judgment areas in the application of our accounting policies that currently affect our financial condition and results of operations.

  Inventories

        Inventories are stated at the lower of cost (computed on a first-in, first-out method) or market value and include allocations of labor and overhead. A specific obsolescence allowance is provided for slow moving, excess and obsolete inventory based upon our best estimate of the net realizable value of inventory on hand, taking into consideration factors such as (1) actual trailing 12 month sales, (2) expected future product line demand, based in part upon sales forecast input received from Novadaq and our other customers, and (3) service part stocking levels which, in management's best judgment, are advisable to maintain in order to meet warranty, service contract and time and material spare part demands. Historically, we have found our reserves to be adequate.

  Accounts Receivable

        Accounts receivable are stated at the amount we expect to collect from the outstanding balances. We continuously monitor collections from customers, and we maintain a provision for estimated credit losses based upon historical experience and any specific customer collection issues that we have identified. Historically, we have not experienced significant losses related to our accounts receivable. Collateral is not generally required. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

  Research and Development

        Research and development costs are expensed as incurred.

  Warranty and Preventative Maintenance Costs

        We warranty our products against manufacturing defects under normal use and service during the warranty period. We obtain similar warranties from a majority of our suppliers, including those who supply critical Heart Laser System components. In addition, under the terms of our TMR distribution agreement with Novadaq, we are able to bill Novadaq for actual warranty costs, including preventative maintenance services, up to a specified amount during the warranty period.

        We evaluate the estimated future unrecoverable costs of warranty and preventative maintenance services for our installed base of lasers and RenalGuard consoles and single-use sets on a quarterly basis and adjust our warranty reserve accordingly. We consider all available evidence, including historical experience and information obtained from supplier audits.

  Revenue Recognition

        We record revenue from the sale of TMR kits at the time of shipment to Novadaq. TMR kit revenues include the amount invoiced to Novadaq for kits shipped pursuant to purchase orders received, as well as an amortized portion of deferred revenue related to a payment of $4,533,333 from Edwards, our previous exclusive U.S. TMR distributor, received in February 2004. This payment was made in exchange for a reduction in the prospective purchase price we receive upon a sale of the kits. We are amortizing this payment into our Consolidated Statements of Operations as revenue over a seven year period (culminating in 2010). We determined that a seven year timeframe was the most appropriate amortization period based upon a valuation model we used to assess the economic fairness of the payment. Factors we considered in developing this valuation model included the estimated foregone revenues over a seven year period resulting from the reduction in the prospective purchase price payable to us, a discount rate deemed appropriate to this transaction and an estimate of the remaining economic useful life of the current TMR kit design, without any benefit being given to potential future product improvements we may make. We review annually, and adjust if necessary, the prospective revenue amortization rate for kits based on our best estimate of the total number of kits likely remaining to be shipped to hospital customers by Novadaq through 2010. We recorded amortization of deferred revenue of $289,000 and $867,000 in the three and nine months ended September 30, 2010, respectively, compared to $176,000 and $621,000 in the three and nine months ended September 30, 2009 respectively which is included in revenues in our Consolidated Statements of Operations.

        TMR lasers are billed to Novadaq in accordance with purchase orders that we receive. Invoiced TMR lasers are recorded as other current assets and deferred revenue on our Consolidated Balance Sheet until such time as the laser is shipped to a hospital, at which time we record revenue and cost of revenue.

        Under the terms of the TMR distribution agreement, once Novadaq has recovered a prescribed amount of revenue from a hospital for the use or purchase of a TMR laser, any additional revenues earned by Novadaq are shared with us pursuant to a formula established in the distribution agreement. We only record our share of such additional revenue, if any, at the time the revenue is earned.

        We record all other product revenue, including sales of TMR lasers and kits to international customers, sales of RenalGuard consoles and single-use sets and OEM sales of surgical tubes and general purpose CO2 lasers, at the time of shipment, if all other revenue recognition criteria have been met.

        Revenues from service and maintenance contracts are recognized ratably over the life of the contract.

        Installation revenues related to a TMR laser transaction are recorded as a component of service fees when the laser is installed.

        As discussed in Note 10 to the Consolidated Financial Statements, we entered into an agreement to sell the TMR Business to Novadaq. If this transaction is completed, we do not expect to have future Disposable TMR kit revenues, TMR laser revenues, or Service Fee Revenues after the transaction is completed.

 Results of Operations

        Results for the three and nine months ended September 30, 2010 and 2009 and the related percent of revenues were as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	$	%	$	%	$	%	$	%
	(dollars in thousands)
Total revenues	892	100	1,023	100	2,973	100	3,810	100
Total cost of revenues	237	27	500	49	1,170	39	1,575	41

Gross profit	655	73	523	51	1,803	61	2,235	59
Selling, general & administrative	545	61	702	69	2,184	74	2,667	70
Research & development	115	13	180	17	482	16	594	16

Total operating expenses	660	74	882	86	2,666	90	3,261	86

Gain on the sale of assets	—	—	—	—	(98)	(3)	—	—

Loss from operations	(5)	(1)	(359)	(35)	(765)	(26)	(1,026)	(27)
Other Income	—	—	1	—	—	—	3	—

Net Loss	(5)	(1)	(358)	(35)	(765)	(26)	(1,023)	(27)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Increase (decrease) over 2009				Increase (decrease) over 2009
	2010	2009			2010	2009
	$	$	$	%	$	$	$	%
	(dollars in thousands)
Product sales	590	701	(111)	(16)	2,101	2,824	(723)	(26)
Service fees	302	322	(20)	(6)	872	986	(114)	(12)

Total revenues	892	1,023	(131)	(13)	2,973	3,810	(837)	(22)
Product cost of sales	100	311	(211)	(68)	739	1,059	(320)	(30)
Service fees cost of sales	137	189	(52)	(28)	431	516	(85)	(16)

Total cost of revenues	237	500	(263)	(53)	1,170	1,575	(405)	(26)
Gross profit	655	523	132	25	1,803	2,235	(432)	(19)
Selling, general & administrative expenses	545	702	(157)	(22)	2,184	2,667	(483)	(18)
Research & development expenses	115	180	(65)	(36)	482	594	(112)	(19)

Total operating expenses	660	882	(222)	(25)	2,666	3,261	(595)	(18)

Gain on the sale of assets	—	—	—	—	(98)	—	(98)	100
Loss from operations	(5)	(359)	354	99	(765)	(1,026)	261	25
Other Income	—	1	(1)	100	—	3	(3)	—

Net Loss	(5)	(358)	353	99	(765)	(1,023)	258	25

  Product Sales

        Disposable TMR kit revenues, the largest component of product sales in the three months ended September 30, 2010, increased by $108,000, or 23% as compared to the three months ended September 30, 2009, primarily due to increased disposable amortization.

        Disposable TMR kit revenues, the largest component of product sales in the nine months ended September 30, 2010, decreased by $108,000, or 7% as compared to the nine months ended September 30, 2009. The decrease reflects lower TMR kit revenues due to a lower volume of domestic TMR kits sold offset in part by increased disposable amortization.

        TMR laser revenues decreased $226,000, or 92%, in the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009 as a result of no new TMR laser being shipped in the 2010 period. There was no laser sales activity in either the three months ended September 30, 2010 or 2009.

        International RenalGuard sales decreased $161,000, or 90%, and $145,000, or 33%, in the three and nine months ended September 30, 2010, respectively, due to a lower volume of RenalGuard consoles and single-use sets sold to international distributors.

        Other product sales decreased $58,000, or 100%, in the three months ended September 30, 2010 as compared to the three months ended September 30, 2009 due to absence of OEM revenue in the 2010 period as a result of the sale of the OEM business in May 2010.

        Other product sales decreased $244,000, or 51%, in the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009. Domestic other product sales increased $58,000 as a result of increased OEM manufacturing contract assembly product revenues recognized prior to the sale of the assets of the OEM business in May 2010. International other product sales decreased $302,000 as a result of a one-time sale of certain third party equipment required to be supplied along with an international Heart Laser System that we recorded as revenue in the first quarter of 2009. As described above, we sold the assets of the OEM business in May 2010, and accordingly, we expect other product sales to decrease significantly in future periods.

        As discussed in Note 10 to the Consolidated Financial Statements, we entered into an agreement to sell the TMR Business to Novadaq. If this transaction is completed, we do not expect to have future Disposable TMR kit revenues, TMR laser revenues, or Service Fee Revenues after the transaction is completed.

  Service Fee Revenues

        Service fee revenue decreased $20,000, or 6%, in the three months ended September 30, 2010 as compared to the three months ended September 30, 2009. Domestic service fee revenue decreased $2,000 and international service fee revenue decreased $18,000.

        Service fee revenue decreased $114,000, or 12%, in the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009. Domestic service fee revenue decreased $55,000 and international service fee revenue decreased $59,000.

  Gross Profit

        Gross profit was $655,000, or 73% of total revenues, in the three months ended September 30, 2010 as compared with gross profit of $523,000, or 51% of total revenues, in the three months ended September 30, 2009. The increase in gross margin is due to (1) higher TMR disposable amortization and (2) a reduction of OEM related manufacturing cost of sales as a result of the sale of the OEM business. These increases were offset, in part, by lower Renal Guard revenues.

        Gross profit was $1,803,000, or 61% of total revenues, in the nine months ended September 30, 2010 as compared with gross profit of $2,235,000, or 59% of total revenues, in the nine months ended September 30, 2009. Gross margin dollars decreased due to lower overall revenues, most notably from the absence of any Heart Laser System sales in 2010 as compared to the one international sale of a Heart Laser System and other third party equipment in the first quarter of 2009. The overall decrease was offset in part by (1) higher TMR disposable amortization and (2) a reduction of OEM related manufacturing cost of sales as a result of the sale of the OEM business.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenditures decreased 22% in the three months ended September 30, 2010 as compared to the three months ended September 30, 2009. This decrease is primarily due to lower compensation-related costs, reflecting the decrease in headcount associated with our February 2010 workforce reduction. This decrease was offset in part by higher corporate legal expenses.

        Selling, general and administrative expenditures decreased 18% in the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009. The decrease was due to (1) lower sales expenses in the nine months of 2010 as compared to the nine months of 2009 when we incurred $269,000 of sales costs associated with the sale of a Heart Laser System and third party equipment we supplied during the first quarter of 2009, (2) lower compensation-related costs, reflecting the decrease in headcount associated with our February 2010 workforce reduction. These decreases were offset in part by higher corporate legal expenses.

  Research and Development Expenses

        Research and development expenditures decreased 36% in the three months ended September 30, 2010 as compared to the three months ended September 30, 2009 due to lower compensation-related costs as a result of our February 2010 workforce reduction.

        Research and development expenditures decreased 19%in the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009. The decrease is a result of (1) lower compensation-related costs as a result of our February 2010 workforce reduction and (2) lower RenalGuard clinical trial costs resulting from the deferral of the U.S. pivotal study.

  Gain on Sale of Assets

        During the nine months ended September 30, 2010, we recorded a gain on the sale of assets of $98,000 related to the OEM business. We had no gain on sale of assets in 2009.

  Other Income

        Other income consists of interest income earned on our invested cash balances and decreased $1,000 and $3,000, respectively, in the three and nine months ended September 30, 2010, as compared to the same periods in 2009.

  Net Loss

        In the three months ended September 30, 2010, our net loss decreased $353,000, or 99%, compared to the three months ended September 30, 2009, due to lower operating expense and a higher gross profit.

        In the nine months ended September 30, 2010, our net loss decreased $258,000, or 25%, compared to the nine months ended September 30, 2009, due to lower operating expenses and a gain on sale of assets, offset, in part, by a lower gross margin.

  TMR Kit Shipments

        We generally view disposable TMR kit shipments to end users as an important metric in evaluating our TMR Business, although we believe that specific short-term factors not indicative of long-term trends can sometimes affect shipments of disposable TMR kits in any given quarter. Domestic TMR kit shipments referenced in the table below relate to sales by Novadaq to hospital end users. International TMR kit shipments relate to sales by us directly to our international distributors or hospital end users.

        Disposable TMR kit shipments to end users were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Increase (Decrease) Over 2009	2010	2009	% Increase (Decrease) Over 2009
Domestic (by U.S. Distributor)	210	218	(4)	627	768	(18)
International	—	5	(100)	60	42	43

Total	210	223	(6)	687	810	(15)

Year Ended December 31, 2009 as Compared to 2008

        Results for the past two years and the related percent of total revenues were as follows:

	2009		2008
	(dollars in thousands)
Total revenues	$4,711	100%	$5,330	100%
Total cost of revenues	2,098	45	2,200	41

Gross profit	2,613	55	3,130	59
Selling, general and administrative expenses	3,462	73	3,164	59
Research and development expenses	780	17	2,075	39

Loss from operations	(1,629)	(35)	(2,109)	(39)
Other income	3	—	99	2

Loss before income taxes	(1,626)	(35)	(2,010)	(37)
Benefit from income taxes	—	—	70	1

Net Loss	$(1,626)	(35)%	$(1,940)	(36)%

	2009	Increase (decrease) over 2008		2008
	(dollars in thousands)
Product sales	$3,452	$(466)	(12)%	$3,918
Service fees	1,259	(153)	(11)	1,412

Total revenues	4,711	(619)	(12)	5,330

Product cost of revenues	1,454	(72)	(5)	1,526
Service fees cost of revenues	644	(30)	(4)	674

Total cost of revenues	2,098	(102)	(5)	2,200

Gross profit	2,613	(517)	(17)	3,130

Selling, general and administrative expenses	3,462	298	9	3,164
Research and development expenses	780	(1,295)	(62)	2,075

Total operating expenses	4,242	(997)	(19)	5,239
Other income	3	(96)	(97)	99

Loss before income taxes	(1,626)	384	(19)	(2,010)
Benefit from income taxes	—	70	(100)	70

Net Loss	$(1,626)	$314	(16)%	$(1,940)

  Product Sales

        Disposable TMR kit revenues, the largest component of product sales in 2009, decreased by $352,000, or 15%, in 2009 as compared to 2008. The decrease was due to a (1) a $327,000 decrease in domestic TMR kit revenues as a result of a lower volume of kits shipped and (2) a $48,000 decrease in international TMR kit revenues, also stemming primarily from a lower volume of TMR kit shipments to international customers. These decreases were offset in part by a $23,000 increase in disposable kit revenue amortization.

        TMR laser revenues decreased $456,000, or 62%, in 2009 as compared to 2008. Domestic TMR laser revenues decreased $406,000 due to the absence of any HL2 shipments in 2009. International TMR laser revenues decreased $50,000 due to a lower average selling price on lasers sold and a decrease in other international TMR laser revenues in 2009 compared to 2008.

        International RenalGuard revenues increased $370,000, or 172%, in 2009 as compared to 2008 due to an increase in the number of RenalGuard consoles and single-use sets shipped to international customers.

        Other product sales decreased $28,000, or 5%, in 2009 as compared to 2008. We provide OEM manufacturing contract assembly services to a single customer. These product revenues decreased $330,000, as end user customer orders for new general purpose CO2 lasers declined significantly in 2009. International other product sales increased $302,000 as a result of the one-time sale of certain third party equipment we were required to supply along with an international HL2 sale that we recorded as revenue in 2009.

  Service Fee Revenues

        Service fees decreased $153,000, or 11%, in 2009 as compared to 2008. Domestic service fees decreased $172,000 as a result of fewer billable service calls to domestic customers. International service fees increased $19,000 due to increased service billings to international customers.

  Gross Profit

        Gross profit was $2,613,000, or 55% of total revenues, in 2009 as compared with gross profit of $3,130,000, or 59% of total revenues, in 2008. The decrease in gross profit dollars is due to (1) lower OEM manufacturing contract assembly revenues and (2) lower TMR revenues and service fees. These decreases were offset in part by (1) the international sale of an HL2 and other third party equipment in 2009 and (2) the absence of an inventory reserve charge recognized in 2008.

  Selling, General and Administrative Expenses

        Selling, general and administrative expenditures increased 9% in 2009 as compared to 2008. The increase was due to (1) higher sales expenses associated with the sale of an international HL2 and third party equipment we supplied in 2009 and (2) higher international travel expenses related to RenalGuard activities. These increases were offset in part by (1) lower compensation related costs due to workforce reductions and lower incentive compensation expense and (2) lower legal expenses.

  Research and Development Expenses

        Research and development expenditures decreased 62% in 2009 as compared to 2008. The decrease was due to lower RenalGuard clinical trial costs resulting from the deferral of the U.S. pivotal trial.

  Other Income

        Other income decreased $96,000, or 97%, in 2009 due to lower average investable balances and lower interest rates on those investable balances as compared to 2008.

  Benefit from Income Taxes

        In 2008, we recorded a $70,000 benefit from income taxes due to the reversal of an income tax accrual originally recorded for a specific tax exposure, which was no longer required. There was no activity in 2009.

  Net Loss

        In 2009, our net loss decreased $314,000, or 16%, as compared to 2008. This decrease is a result of lower operating expenses offset in part by lower gross margin dollars, lower interest income and the absence of a benefit from income taxes.

  TMR Kit Shipments

        We generally view disposable TMR kit shipments to end users as an important metric in evaluating our TMR Business, although we believe that specific short-term factors not indicative of long-term trends can sometimes affect shipments of disposable kits in any given quarter. Domestic TMR kit shipments referenced in the table below relate to sales by Novadaq to hospital end users. International TMR kit shipments relate to sales by us directly to our international distributors or hospital end users.

	2009	% Decrease Over 2008	2008
Domestic (U.S. Distributor)	970	(39)	1,586
International	67	(1)	68

Total	1,037	(37)	1,654

Liquidity and Capital Resources

        We compete in the highly regulated and competitive medical device market place where products can take significant time to develop, gain regulatory approval and then introduce to distributors and end users. We have historically funded our working capital requirements through cash received from public and private offerings of our common stock and to a lesser extent, through our sales of products and services. We have incurred recurring quarterly operating losses over the past few years as we have worked to bring our RenalGuard System through development and initial commercialization efforts outside the United States. We expect such operating losses will continue until such time, if ever, that RenalGuard product sales increase sufficiently to generate profitable results.

        Absent additional outside financing in the next few months, whether through asset sales, equity investment or other strategic transactions, we believe that our existing available cash resources will be insufficient to sustain our ongoing operations. As a result, a substantial doubt exists about our ability to continue as a going concern without such additional financing, and our independent registered public accounting firm's report on our fiscal 2009 financial statements, which is included in our annual report on Form 10-K for the year ended December 31, 2009, contains an explanatory paragraph to this effect.

        Although we are continuing to explore all available options to raise the additional capital we need to continue our operations and implement our business plan, there can be no assurance that such capital will be available on terms and conditions acceptable to us. Should additional financing not be available on terms and conditions acceptable to us, we will need to take actions that will adversely impact our ability to continue to realize assets and satisfy liabilities in the normal course of business. The consolidated financial statements set forth in this quarterly report on Form 10-Q do not include any adjustments to reflect the possible future effects of these uncertainties.

        We believe that the positive interim clinical data from the MYTHOS and REMEDIAL II clinical trials, which show RenalGuard to be safe and effective for the prevention of CIN in at-risk patients, presents a substantial opportunity for us to increase our sales and achieve profitable results in the next few years, provided we are able to raise the capital we need in the near term to sustain our operations until such time as we can reach this level of commercial success.

        Cash and cash equivalents totaled $1,325,000 as of September 30, 2010, a decrease of $1,361,000 from $2,686,000 as of December 31, 2009. We have no debt obligations.

        Cash used for operating activities in the nine months ended September 30, 2010 was $1,348,000 due to our net loss, partially offset by non-cash depreciation and amortization expense and non-cash compensation expense related to stock options. The effect of exchange rate changes was a $13,000 decrease in cash.

Forward-Looking Statements

        This quarterly report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements containing terms such as "believes", "plans", "expects", "anticipates", "intends", "estimates" and similar expressions reflect uncertainty and are forward-looking statements. Forward-looking statements are based upon current plans and expectations and involve known and unknown important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such important factors and uncertainties include, but are not limited to:

  •
  We will need to, and we may be unable to, raise capital to continue our operations, and any such financing will likely be highly dilutive to existing shareholders given our current market capitalization;

  •
  Our independent registered public accounting firm's report on our 2009 financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 contains a going concern opinion, the effect of which is uncertain, but which could be detrimental to our efforts to raise the additional capital we need on terms that are acceptable to us;

  •
  We expect to incur significant net losses in future quarters;

  •
  We have a concentration of revenues and credit risk with a single customer, Novadaq, our exclusive U.S. distributor for our TMR products;

  •
  We believe it is likely that TMR revenues will decline over time, making our future prospects highly dependent upon the successful commercialization of RenalGuard;

  •
  If we are unable to raise substantial additional capital, we will not be able to commence our U.S. pivotal clinical trial to study RenalGuard, which is necessary to obtain FDA pre-market approval to market RenalGuard in the U.S. We therefore may never be successful in our goal of demonstrating the value of RenalGuard in the U.S., which would have an impact on the overall valuation of the Company;

  •
  Our ability to effectively market RenalGuard outside the U.S. is largely dependent on the results of the MYTHOS and REMEDIAL II investigator-sponsored clinical trials, which we do not control. We have no assurance that the results from these two trials will be viewed as clinically meaningful or that they will lead to increased sales of RenalGuard;

  •
  We may never be successful in establishing a broad distribution channel for RenalGuard outside the U.S., and any distribution channel we may establish may never generate sufficient sales for us to attain profitability;

  •
  Our RenalGuard System has only had limited testing in a clinical setting and we may need to modify it substantially in the future for it to be commercially acceptable in the broader market; and

  •
  Any potential future modifications required to make RenalGuard commercially acceptable for the broader market may result in substantial additional costs and/or market introduction delays.

Off-Balance Sheet Arrangements

        None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

        Pursuant to Item 305(e) of Regulation S-K, we are not required to provide this information because we are a smaller reporting company.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial statements have been prepared from the Company's historical consolidated financial statements and give effect to the sale of the Company's TMR related assets other than cash, accounts receivable and certain other assets to Buyer. The unaudited pro forma consolidated balance sheet as of September 30, 2010 reflects adjustments as if the asset sale had occurred on September 30, 2010 and other adjustments to reflect the elimination of all TMR related asset and liabilities. The unaudited pro forma consolidated statements of continuing operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 reflect adjustments as if the asset sale had occurred on the first day of each period, respectively.

        The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

        The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, including the related notes, and "Management's

Discussion and Analysis of Financial Condition and Results of Operations" included in this proxy statement.

Balance Sheet Data:

	As of September 30, 2010 Pro Forma Adjustments
	Historical	Pro Forma Adjustments		Pro Forma as Adjusted
	(in thousands)
ASSETS
Current assets:
		1,000	(a)
		329	(a)
		(101)	(c)
Cash and cash equivalents	$1,325	(71)	(d)	2,482
Accounts receivable, net allowance of $14 at September 30, 2010	622	(329)	(a)	293
Inventories	782	(420)	(b)	362
Prepaid expenses and other current assets	444	(351)	(e)	93

Total current assets	3,173	57		3,230

Equipment, furniture and leasehold improvements, net	40	—		40
Other assets	186	—		186

Total assets	$3,399	$57		$3,456

Current Liabilities:
Accounts payable	$121	—		121
Accrued compensation	104	—		104
Accrued other	303	—		303
		(513)	(b)
Deferred revenue	1,521	(892)	(e)	116

Total current liabilities	2,049	(1,405)		644

Deferred revenue	179	(179)	(b)	—

Stockholders' equity:
Preferred stock, no par value, unlimited shares authorized, non issued and outstanding	—
Common stock no par value, unlimited shares authorized, 30,531 shares issued and outstanding as of September 30, 2010	93,893	—		93,893
Additional paid in capital	838	—		838
Accumulated deficit	(93,229)	1,641	(f)	(91,588)
Accumulated other comprehensive loss	(331)	—		(331)

Total shareholders' equity	1,171	1,641		2,812

Total liabilities and stockholders' equity	3,399	57		3,456

Statement of Operations Data

	Nine Months Ended September 30, 2010			Year Ended December 31, 2009
	Historical	Pro Forma Adjustments(g)	Pro Forma as Adjusted	Historical	Pro Forma Adjustments(g)	Pro Forma as Adjusted
	(In thousands, except per share data)
Revenues:
Product sales	$2,101	$(1,568)	$533	$3,452	$(2,608)	$844
Service fees	872	(872)	—	1,259	(1,259)	—

Total revenues	2,973	(2,440)	533	4,711	(3,867)	844

Cost of revenues:
Product sales	739	(92)	647	1,454	(355)	1,099
Service fees	431	(385)	46	644	(581)	63

Total cost of revenues	1,170	(477)	693	2,098	(936)	1,162

Gross profit	1,803	(1,963)	(160)	2,613	(2,931)	(318)

Operating
Selling, general and administrative	2,184	(12)	2,172	3,462	(47)	3,415
Research and development	482	—	482	780	—	780

Total operating expenses	2,666	(12)	2,654	4,242	(47)	4,195

Gain on the sale of assets	(98)	—	(98)	—	—	—
Loss from operations	$(765)	$(1,951)	$(2,716)	$(1,629)	$(2,884)	$(4,513)

Basic and diluted loss per share	$(0.03)		$(0.09)	$(0.05)		$(0.15)
Average shares outstanding:
Basic and diluted	30,351		30,351	30,351		30,351

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.     BASIS OF PRESENTATION

        The Company entered into an asset purchase agreement dated as of November 5, 2010, with Buyer pursuant to which Buyer has agreed to acquire substantially all of the Company's TMR related operating assets other than cash, accounts receivable, and certain other assets. The accompanying unaudited pro forma consolidated financial statements present the pro forma consolidated financial position and results of operations of the Company based upon the historical financial statements of the Company, after giving effect to the asset sale and adjustments described in these notes, and are intended to reflect the impact of the asset sale on the Company.

        The accompanying unaudited pro forma consolidated balance sheet presents the historical financial information of the Company as of September 30, 2010 adjusted as if the asset sale to Buyer had occurred on September 30, 2010 and other adjustments to reflect the elimination of all TMR related asset and liabilities. The unaudited pro forma consolidated statements of continuing operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 present the historical operating results of the Company, the historical operating results of the business to be sold to Buyer and other pro forma adjustments as if the asset sale had occurred on the first day of each period, respectively.

        The accompanying unaudited pro forma consolidated statements of continuing operations do not reflect any gain on sale of the assets to Buyer. The estimated gain on the sale is included as a pro forma adjustment to stockholders' equity in the unaudited pro forma consolidated balance sheet as of September 30, 2010.

2.     PRO FORMA ADJUSTMENTS

        The unaudited pro forma financial statements reflect the following pro forma adjustments:

  a)
  Cash proceeds from the sale of assets and assumption of liabilities under the asset purchase agreement are $1,000,000. For purposes of these unaudited pro forma financial statements, Buyer is assumed to have made a $1,329,000 payment at closing (this assumes that the $1,000,000 purchase price along with collection of trade receivables of $329,000 outstanding as of September 30, 2010.

  b)
  The asset sale includes the transfer to Buyer of $692,000 of deferred revenue and $420,000 of inventory as of September 30, 2010.

  c)
  Transaction costs related to the asset sale consist of legal fees, accounting fees and proxy costs of $101,000.

  d)
  In the asset sale to the Buyer, the Company expects to pay out substantially all employee obligations when certain employees are transferred to Buyer or otherwise leave the Company after the asset sale closes of $71,000.

  e)
  Other deferred costs and revenues were recognized as a result of the asset sale to reflect the elimination of all TMR related assets and liabilities.

  f)
  Included in the accumulated deficit as of September 30, 2010 is the estimated gain on the asset sale of $1,100,000 and other adjustments totaling $541,000 to reflect the elimination of all TMR related asset and liabilities.

  g)
  The revenues, cost of sales and expenses related to the assets sold to and liabilities assumed by Buyer.

  h)
  The Company expects to reduce corporate overhead following the closing of the asset sale. No pro forma adjustment for reduced payroll and other costs has been included in the unaudited pro forma consolidated statements of continuing operations because the pro forma amounts would be speculative.

3.     ESTIMATED NET CASH PROCEEDS

        The estimated net cash proceeds from the asset sale to Buyer as if the asset sale had occurred on September 30, 2010, based on the pro forma adjustments described above, are as follows (in thousands):

September 30, 2010
Gross proceeds from asset sale	$1,000
Collection of trade receivables	329
Transaction and termination costs	(172)

Estimated net cash proceeds	$1,157

4.     GAIN ON THE ASSET SALE

        The estimated gain from the asset sale to Buyer as if the asset sale had occurred on September 30, 2010, based on the pro forma adjustments described above, are as follows (in thousands):

September 30, 2010
Gross proceeds from asset sale	$1,000
Transfer of deferred revenue to Buyer	692
Transfer of inventory to Buyer	(420)
Transaction and termination costs	(172)

$1,100

MATTERS BEING SUBMITTED TO A VOTE OF SHAREHOLDERS

Proposal No. 1:    Approval of the Asset Sale

        At the Special Meeting, the Company's shareholders will be asked to approve the sale of substantially all of the assets of the Company's TMR Business pursuant to the asset purchase agreement. The terms of, reasons for and other aspects of the asset purchase agreement and the asset sale are described in detail in the other sections of this proxy statement.

Vote Required; Recommendation of Board of Directors

        The approval of the asset sale requires a quorum of at least two shareholders or proxyholders holding not less than 10% of the outstanding shares entitled to vote at the Special Meeting and the approval by the affirmative vote of the holders of at least two-thirds of the Company's common stock that choose to vote thereon.

        A failure to submit a proxy card or vote at the Special Meeting, or an abstention or vote withheld will have no effect on the outcome of Proposal No. 1.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY'S CO2 TRANSMYOCARDIAL REVASCULARIZATION BUSINESS OTHER THAN CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE AND CERTAIN OTHER ASSETS, PURSUANT TO THE ASSET PURCHASE AGREEMENT, DATED AS OF NOVEMBER 5, 2010, BY AND AMONG THE COMPANY, PLC MEDICAL SYSTEMS, INC., PLC SISTEMAS MEDICOS INTERNACIONAIS (DEUTSCHLAND) GMBH, NOVADAQ CORP. AND NOVADAQ TECHNOLOGIES INC., PROVIDED THAT AT ANY TIME PRIOR TO THE CLOSING OF THE SALE OF SUCH ASSETS, NOTWITHSTANDING THE AUTHORIZATION OF SUCH SALE BY THE COMPANY'S STOCKHOLDERS, THE COMPANY'S BOARD OF DIRECTORS MAY, IN ITS DISCRETION, TERMINATE SUCH ASSET PURCHASE AGREEMENT IN ACCORDANCE WITH ITS TERMS WITHOUT FURTHER ACTION BY THE COMPANY'S STOCKHOLDERS.

 Proposal No. 2:    Approval of Possible Adjournment of the Special Meeting

General

        If the Company fails to receive a sufficient number of votes to approve Proposal No. 1 to approve the asset sale, the Company may propose to adjourn the Company's Special Meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 1. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the proposal to approve the asset sale.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of the holders of a majority of the Company's common stock present in person or represented by proxy at the Special Meeting and voting on such proposal is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve Proposal No. 1.

        A failure to submit a proxy card or vote at the Special Meeting, or an abstention or vote withheld will have no effect on the outcome of Proposal No. 2.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY FOR A PERIOD OF UP TO 30 DAYS, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ASSET SALE.

 MARKET PRICE AND DIVIDEND INFORMATION

        From September 17, 1992 to November 7, 2008, our common stock traded on the NYSE Alternext Market (formerly the American Stock Exchange) ("AMEX") under the symbol "PLC"; from November 10, 2008 to November 14, 2008, our common stock was quoted on the Pink Sheets under the symbol "PLCSF"; and since November 17, 2008, our common stock has been quoted on both the Pink Sheets and the OTC Bulletin Board (the "OTCBB") under the symbol "PLCSF". On November 18, 2010, the last sale price of our common stock was $0.XX per share.

        From the first quarter of 2008 through the third quarter of 2008, the following table sets forth the range of high and low sales prices for our common stock on AMEX. From the fourth quarter of 2008 through the fourth quarter of 2009, the following table sets forth the highest and lowest of (1) any sales price for our common stock on AMEX through November 7, 2008 or (2) any bid price for our common stock on the Pink Sheets or the OTCBB on and after November 10, 2008. Any bid price listed represents inter-dealer quotations without retail markup, markdown or commission and may not necessarily represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 31, 2010
High	$0.30	$0.18	$0.18	—
Low	$0.14	$0.10	$0.05	—
Year Ended December 28, 2009
High	$0.27	$0.50	$0.40	$0.32
Low	$0.05	$0.06	$0.21	$0.12
Year Ended December 30, 2008
High	$0.49	$0.45	$0.43	$0.15
Low	$0.35	$0.32	$0.06	$0.025

        The Company has never paid a cash dividend, and the current policy of the Board is to retain any earnings to provide for the growth of the Company. The payment of cash dividends in the future, if any, will be at the discretion of the Board and will depend on such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by the Company's Board.

        The following table sets forth the closing sales prices per share of the Company common stock, as reported on November 5, 2010, the last full trading day before the public announcement of the proposed asset sale, and on November 18, 2010, the latest practicable date before the printing of this proxy statement:

Common Stock Closing Price
November 5, 2010	$0.12
November 18, 2010	$0.10

        As of November 22, 2010, the Company had approximately                  holders of record of its common stock.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

        We have one class of voting securities outstanding: common stock. The following table sets forth, as of November XX, 2010, information about the beneficial ownership of our common stock by all directors, our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers in 2009 (collectively, the "named executive officers"), all persons known by us to be the owner of record or beneficially, of more than 5% of our outstanding common stock and all directors and named executive officers as a group. Except as otherwise indicated, the address of each stockholder is 10 Forge Park, Franklin, Massachusetts 02038, and each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of November XX, 2010 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Shareholders:
Edwards Lifesciences Corporation(1)	[5,333,333	]	[17.6	]%
One Edwards Way
Irvine, CA 92614
Fred Kayne(2)	[3,074,800	]	[10.1	]%
c/o Fortune Financial
1800 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
Directors and Named Executive Officers:
Kevin J. Dunn(3)	[141,250	]	[*	]
Benjamin L. Holmes(4)	[186,250	]	[*	]
Kenneth J. Luppi(5)	[236,847	]	[*	]
Brent Norton, M.D.(6)	[136,250	]	[*	]
Edward H. Pendergast(7)	[379,992	]	[1.2	]%
Robert I. Rudko, Ph.D.(8)	[1,443,593	]	[4.7	]%
Mark R. Tauscher(9)	[820,054	]	[2.7	]%
James G. Thomasch(10)	[409,236	]	[1.3	]%
All directors and executive officers as a group (9 persons)(11)	[3,876,924	]	[11.8	]%

*
Less than 1%.

(1)
Based solely on a Schedule 13D filed with the SEC on April 5, 2001, for which no amendments have been filed.

(2)
Based solely on a Schedule 13G filed with the SEC on February 11, 2003, for which no amendments have been filed, and includes 576,000 shares of common stock held by FF Industries, Inc., of which Mr. Kayne is the sole shareholder.

(3)
Includes [136,250] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(4)
Includes [136,250] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(5)
Includes [231,780] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(6)
Consists of [136,250] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(7)
Includes [317,500] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(8)
Includes [351,731] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010 and 84,762 shares held of record by Dr. Rudko's spouse.

(9)
Includes [560,986] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(10)
Includes [407,236] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

(11)
Includes [2,416,435] shares of common stock issuable upon the exercise of options exercisable within 60 days after November __, 2010.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The Company's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                           . You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

        This proxy statement contains a description of representations and warranties made in the asset purchase agreement. Representations and warranties are also set forth in contracts and other documents, including the asset purchase agreement and the guaranty agreement, which are attached or filed as annexes to this proxy. The assertions embodied in those representations and warranties were made solely for purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important qualifications and limitations agreed to by the contacting parties (including the Company and Buyer) in connection with negotiating the terms of such contracts and documents and may not be complete. Moreover, these representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this proxy statement or the actual representations and warranties contained in such contracts and other documents, including the asset purchase agreement, as statements of factual information.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

        If you have any questions about this proxy statement, the Special Meeting or the asset sale or need assistance with the voting procedures, you should contact write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, MA 02038, (508) 541-8800, ext. 151.

PLC SYSTEMS INC.
CONSOLIDATED FINANCIAL STATEMENTS
INDEX

PLC SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,325	$2,686
Accounts receivable, net of allowance of $14 and $24 at September 30, 2010 and December 31, 2009, respectively	622	720
Inventories	782	876
Prepaid expenses and other current assets	444	505

Total current assets	3,173	4,787
Equipment, furniture and leasehold improvements, net	40	69
Other assets	186	186

Total assets	$3,399	$5,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$121	$336
Accrued compensation	104	224
Accrued other	303	279
Deferred revenue	1,521	2,084

Total current liabilities	2,049	2,923

Deferred revenue	179	390

Stockholders' equity:
Preferred stock, no par value, unlimited shares authorized, none issued and outstanding	—	—
Common stock, no par value, unlimited shares authorized, 30,351 shares issued and outstanding as of September 30, 2010 and December 31, 2009	93,893	93,893
Additional paid in capital	838	627
Accumulated deficit	(93,229)	(92,464)
Accumulated other comprehensive loss	(331)	(327)

Total stockholders' equity	1,171	1,729

Total liabilities and stockholders' equity	$3,399	$5,042

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Product sales	$590	$701	$2,101	$2,824
Service fees	302	322	872	986

Total revenues	892	1,023	2,973	3,810

Cost of revenues:
Product sales	100	311	739	1,059
Service fees	137	189	431	516

Total cost of revenues	237	500	1,170	1,575

Gross profit	655	523	1,803	2,235

Operating expenses:
Selling, general and administrative	545	702	2,184	2,667
Research and development	115	180	482	594

Total operating expenses	660	882	2,666	3,261
Gain on the sale of assets	—	—	(98)	—

Loss from operations	(5)	(359)	(765)	(1,026)
Other income, net	—	1	—	3

Net loss	$(5)	$(358)	$(765)	$(1,023)

Basic and diluted loss per share	(0.00)	(0.01)	(0.03)	(0.03)
Weighted average shares outstanding:
Basic and diluted	30,351	30,351	30,351	30,351

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(765)	$(1,023)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	29	75
Compensation expense from stock options	211	121
Change in assets and liabilities:
Accounts receivable	106	(149)
Inventory	94	191
Prepaid expenses and other assets	61	71
Accounts payable	(215)	(128)
Deferred revenue	(773)	(890)
Accrued liabilities	(96)	(85)

Net cash used for operating activities	(1,348)	(1,817)

Effect of exchange rate changes on cash and cash equivalents	(13)	43

Net decrease in cash and cash equivalents	(1,361)	(1,774)
Cash and cash equivalents at beginning of period	2,686	5,026

Cash and cash equivalents at end of period	$1,325	$3,252

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2010

1. Business and Liquidity

        PLC Systems Inc. ("PLC" or the "Company") is a medical device company specializing in innovative technologies for the cardiac and vascular markets. The Company pioneered and manufactures the CO2 Heart Laser System (the "Heart Laser System") that cardiac surgeons use to perform carbon dioxide (CO2) transmyocardial revascularization, or TMR, to alleviate symptoms of severe angina. Over the past two years, the Company has begun initial commercialization outside the United States of its newest product, RenalGuard®, which currently represents the Company's key strategic growth initiative and primary business focus. The Company conducts business operations as one operating segment.

        RenalGuard is designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to patients during certain medical imaging procedures. It is believed that allowing contrast media to dwell in the kidneys of certain high risk patients can lead to contrast-induced nephropathy ("CIN"), a potentially deadly form of acute kidney injury. By inducing and maintaining a high urine flow rate before, during and after these medical imaging procedures, the Company believes the incidence rates of CIN in at-risk patients can be reduced. RenalGuard facilitates this increased urine clearance automatically, enabling the body to more rapidly void the contrast media, thereby reducing its overall resident time and toxic effects in the kidney.

        The RenalGuard System consists of a proprietary, closed loop, software-controlled console and accompanying single-use sets. RenalGuard operates by first collecting and measuring patient urine outputs and then in real-time precisely matching these urine outputs with a prescribed replacement fluid by means of intravenous infusion. With its automated matched fluid replacement capability, RenalGuard is intended to promote and maintain high urine outputs and minimize the risk to patients of over- or under-hydration during image-guided catheterization procedures where contrast media are routinely administered.

        The U.S. Food and Drug Administration ("FDA") has granted the Company approval to begin a clinical trial to study the safety and effectiveness of RenalGuard in the prevention of CIN; however, the Company has deferred commencement of this study until it can successfully raise additional capital necessary to start and complete the study. The Company must successfully complete this study and obtain FDA pre-market approval in order to market RenalGuard in the U.S.

        The Company obtained a CE Mark for RenalGuard in December 2007 and began its initial commercialization efforts in the European Union in Italy in April 2008.

        The Company has sustained recurring net losses and negative cash flows from operations for several years. During the nine months ended September 30, 2010, the Company incurred a net loss of $765,000 and used cash in operations of $1,348,000. As of September 30, 2010, cash and cash equivalents were $1,325,000. Management expects that quarterly losses and negative cash flows will continue during the remainder of 2010. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

1. Business and Liquidity (Continued)

        Based upon the current financial condition of the Company and the expectation of continued quarterly losses during 2010, management is currently investigating ways to raise additional capital that can be completed in the next few months. In the event the Company is unable to raise such capital in the near term, the Company is unlikely to be able to continue its operations. During the first quarter of 2010, the Company engaged a financial advisor to assist the Company in this effort. In addition, the Company completed a one-third reduction of its workforce in February 2010, which it estimates will save the Company approximately $750,000 annually starting in the third quarter of 2010. As a result of this reduction, in the three months ended March 31, 2010, the Company recorded a charge of $204,000, comprised of $167,000 of severance pay and $37,000 of stock-based compensation expense. This charge is included in the accompanying Consolidated Statement of Operations for the first quarter and the nine months ended September 30, 2010 as a component of Cost of revenues, Selling, general and administrative, and Research and development in the amounts of $66,000, $48,000 and $90,000, respectively. As of September 30, 2010, all severance related to this February 2010 workforce reduction has been paid. The Company will continue to review its other expense areas to determine whether additional reductions in discretionary spending can be achieved.

        The Company also believes that the recent announcements of interim positive clinical data from two independent investigator-sponsored clinical trials in Italy, MYTHOS and REMEDIAL II, which show RenalGuard to be safe and effective for the prevention of CIN in at-risk patients, present a substantial opportunity for it to increase its sales and achieve profitable results in the next few years, provided the Company is able to raise the additional capital it needs in the near term to sustain its operations and expand its RenalGuard sales and marketing programs. There can be no assurance, however, that the Company's plans will be successful or that the Company will be successful in obtaining the capital necessary to continue its ongoing operations.

        On March 20, 2007, the Company entered into a distribution agreement with Novadaq Corp. ("Novadaq"), a subsidiary of Novadaq Technologies Inc., pursuant to which the Company appointed Novadaq as its exclusive distributor in the United States for its TMR Business. The agreement amended and restated the exclusive distribution agreement between the Company and Edwards Lifesciences LLC ("Edwards"), which had been assigned by Edwards to Novadaq on the same date. The agreement with Novadaq, which is effective through February 11, 2019, reflects substantially the same roles, responsibilities and financial terms as the previous agreement with Edwards.

2. Basis of Presentation

        The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These financial statements should be read in conjunction with the consolidated financial statements and

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

2. Basis of Presentation (Continued)

footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

        The preparation of financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Inventories

        Inventories are stated at the lower of cost (computed on a first-in, first-out method) or market value and include allocations of labor and overhead. As of September 30, 2010 and December 31, 2009, inventories consisted of the following (in thousands):

	September 30, 2010	December 31, 2009
Raw materials	$379	$404
Work in progress	9	14
Finished goods	394	458

	$782	$876

4. Stock-Based Compensation

        In May 2005, the Company's shareholders approved the 2005 Stock Incentive Plan (the "2005 Plan"). Incentive stock options are issuable only to employees of the Company, while non-qualified stock options may be issued to non-employee directors, consultants and others, as well as to employees. Under the 2005 Plan, the per share exercise price of incentive stock options may not be less than the fair market value of the common stock on the date the option is granted. The 2005 Plan provides that the Company may not grant non-qualified stock options at an exercise price less than 85% of the fair market value of the Company's common stock.

        The Company grants stock options to its non-employee directors. New non-employee directors receive an initial grant of an option to purchase 45,000 shares of the Company's common stock that generally vests in quarterly installments over three years. Once the initial grant has fully vested, non-employee directors (other than the Chairman of the Board) receive an annual grant of an option to purchase 22,500 shares of the Company's common stock that generally vests in four equal quarterly installments. The Chairman of the Board receives an annual grant of an option to purchase 45,000 shares of the Company's common stock that generally vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the Company's common stock on the date of grant.

        As a result of the workforce reduction discussed in Note 1 in February 2010, options held by terminated employees to purchase a total of 498,000 shares of common stock with an exercise price of $0.24 per share expired, but were, as part of the Company's overall severance arrangement with the terminated employees, replaced by the Company with new options to purchase 498,000 shares of

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

4. Stock-Based Compensation (Continued)

common stock at an exercise price of $0.24 per share. These new options were fully vested upon grant and expire one year from the date of grant. The Company recorded an additional $37,000 in stock compensation expense related to these grants during the three months ended March 31, 2010. In conjunction with the Asset Purchase Agreement discussed in Note 9, options held by terminated employees to purchase a total of 157,000 shares of common stock with an exercise price of $0.24 per share were replaced by the Company with new options to purchase 157,000 shares of common stock at an exercise price of $0.24 per share. These new options were fully vested upon grant and expire one year from the date of grant and the additional stock compensation expense recorded during the three months ended June 30, 2010 was not material.

        During the three months ended June 30, 2010, the Company granted options to purchase 400,000 shares of the Company's common stock to non-employees that vested immediately, and granted options to purchase 112,500 shares of the Company's common stock to non-employee directors which vest in four equal quarterly installments and resulted in $56,000 of stock compensation expense.

        During the three months ended September 30, 2010, options held by terminated employees to purchase a total of 380,000 shares of common stock with an exercise price of $0.24 per share were replaced by the Company with new options to purchase 380,000 shares of common stock at an exercise price of $0.24 per share. These new options were fully vested upon grant and expire one year from the date of grant and the additional stock compensation expense recorded during the three months ended September 30, 2010 was $15,000.

        As of September 30, 2010, there were 537,000 shares of common stock available to be granted under the 2005 Plan.

        The following is a summary of option activity under all of the Company's stock incentive plans (in thousands, except per option data):

	Number of Options	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2009	5,310	$0.25	4.46	—
Granted	1,547	0.21
Exercised	—	—
Forfeited	(1,105)	0.24
Expired	—	—

Outstanding, September 30, 2010	5,752	0.23	3.43	—

Exercisable, September 30, 2010	2,038	0.24	3.03	—

        The aggregate fair value of options vested during the nine months ended September 30, 2010 and 2009 was $466,000 and $110,000, respectively.

        The Company estimates the fair value of stock options on the day of grant using the Black-Scholes option pricing model, which incorporates various assumptions including volatility, expected life and interest rates. The Company recorded compensation expense of $36,000 and $211,000 in the three and nine months ended September 30, 2010, as compared to $54,000 and $121,000 in the three and nine

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

4. Stock-Based Compensation (Continued)

months ended September 30, 2009. As of September 30, 2010, the Company had $99,000 of total unrecognized compensation cost related to its unvested options, which is expected to be recognized over a weighted average period of 1.5 years.

        The weighted average fair value of options issued during the three and nine months ended September 30, 2010 was estimated using the Black-Scholes model with the following assumptions:

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Expected life (years)	1.00	1.00 - 6.00
Interest rate	0.26%	0.26% - 2.27%
Volatility	236%	86% - 250%
Expected dividend yield	None	None
Value of option granted	$0.04	$0.02 - $0.14

        The expected life was calculated in 2010 using the simplified method. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant for the expected term period. Expected volatility is based exclusively on historical volatility data of the Company's common stock. The Company estimates an expected forfeiture rate based on its historical forfeiture activity. Actual results, and future changes in estimates, may differ substantially from the Company's current estimates.

  Stock Purchase Plan

        The Company has a 2000 Employee Stock Purchase Plan (the "Purchase Plan") for all eligible employees whereby shares of the Company's common stock may be purchased at six-month intervals at 95% of the closing stock price on the last business day of the relevant plan period. The Company's stock trades in the over-the-counter market and, as such, the last sale price of the Company's stock is deemed to be the closing stock price for purposes of determining the purchase price for the current six-month period. Employees may purchase shares having a value not exceeding 10% of their gross compensation during an offering period, subject to certain additional limitations. There was no purchase activity in the three and nine months ended September 30, 2010 or 2009. At September 30, 2010, 294,461 shares were reserved for future issuance under the Purchase Plan.

5. Revenue Recognition

        The Company records revenue from the sale of TMR kits at the time of shipment to Novadaq. TMR kit revenues include the amount invoiced to Novadaq for kits shipped pursuant to purchase orders received, as well as an amortized portion of deferred revenue related to a payment of $4,533,333 from Edwards, the Company's previous exclusive U.S. TMR distributor, received in February 2004. This payment was made in exchange for a reduction in the prospective purchase price the Company receives upon a sale of the kits. The Company is amortizing this payment into its Consolidated Statements of Operations as revenue over a seven year period (culminating in 2010). The Company determined that a seven year timeframe was the most appropriate amortization period based on a valuation model it used to assess the economic fairness of the payment. Factors the Company considered in developing this valuation model included the estimated foregone revenues over a seven year period resulting from the reduction in the prospective purchase price payable to the Company, a discount rate deemed

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

5. Revenue Recognition (Continued)

appropriate to this transaction and an estimate of the remaining economic useful life of the current TMR kit design, without any benefit being given to potential future product improvements the Company may make. The Company reviews annually, and adjusts if necessary, the prospective revenue amortization rate for kits based on its best estimate of the total number of kits likely remaining to be shipped to hospital customers by Novadaq through 2010. The Company recorded amortization of deferred revenue of $289,000 and $867,000 in the three and nine months ended September 30, 2010 respectively, as compared to $176,000 and $621,000 in the three and nine months ended September 30, 2009 respectively, which is included in revenues in the Consolidated Statements of Operations.

        TMR lasers are billed to Novadaq in accordance with purchase orders that the Company receives. Invoiced TMR lasers are recorded as other current assets and deferred revenue on the Company's Consolidated Balance Sheet until such time as the laser is shipped to a hospital, at which time the Company records revenue and cost of revenue.

        Under the terms of the Novadaq TMR distribution agreement, once Novadaq has recovered a prescribed amount of revenue from a hospital for the use or purchase of a TMR laser, any additional revenues earned by Novadaq are shared with the Company pursuant to a formula established in the distribution agreement. The Company only records its share of such additional revenue, if any, at the time the revenue is earned.

        The Company records all other product revenue, including sales of TMR lasers and kits to international customers, sales of RenalGuard consoles and single-use sets and OEM sales of surgical tubes and general purpose CO2 lasers, at the time of shipment, if all other revenue recognition criteria have been met.

        Revenues from service and maintenance contracts are recognized ratably over the life of the contract.

        Installation revenues related to a TMR laser transaction are recorded as a component of service fees when the laser is installed.

6. Loss per Share

        In the three and nine months ended September 30, 2010 and 2009, basic and diluted loss per share have been computed using only the weighted average number of common shares outstanding during the period without giving effect to any potential future issuances of common stock related to stock option programs, since their inclusion would be antidilutive.

        For the three months ended September 30, 2010 and 2009, 5,752,000 and 5,310,000 shares, respectively, and for the nine months ended September 30, 2010 and 2009, 5,752,000 and 5,310,000 shares, respectively, attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the effect would have been antidilutive.

7. Comprehensive Income/(Loss)

        Total comprehensive income for the three months ended September 30, 2010 was $33,000 as compared to a total comprehensive loss of $353,000 for the three months ended September 30, 2009. Total comprehensive loss for the nine months ended September 30, 2010 and 2009 was $769,000 and

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

7. Comprehensive Income/(Loss) (Continued)

$1,010,000, respectively. Comprehensive income(loss) is comprised of the net income(loss) plus the increase/decrease in currency translation adjustment.

8. Warranty and Preventative Maintenance Costs

        The Company warranties its products against manufacturing defects under normal use and service during the warranty period. The Company obtains similar warranties from a majority of its suppliers, including those who supply critical Heart Laser System components. In addition, under the terms of its TMR distribution agreement with Novadaq, the Company is able to bill Novadaq for actual warranty costs, including preventative maintenance services, up to a specified amount during the warranty period.

        The Company evaluates the estimated future unrecoverable costs of warranty and preventative maintenance services for its installed base of lasers and RenalGuard consoles and single-use sets on a quarterly basis and adjusts its warranty reserve accordingly. The Company considers all available evidence, including historical experience and information obtained from supplier audits.

        Changes in the warranty accrual were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Balance, beginning of period	12	20	7	10
Provision (credit) for warranties	—	(12)	5	(2)

Balance, end of period	12	8	12	8

9. Asset Purchase Agreement

        In May 2010, the Company sold to a newly formed corporation affiliated with its principal OEM customer certain of its OEM surgical tube assets, comprised principally of inventory, equipment, intellectual property and certain other intangible assets, as well as all necessary manufacturing documentation needed to perform contract assembly services for general purpose CO2 lasers. The total sale price for these assets was $225,000, of which approximately $154,000 was paid at the time of closing, with the balance due in November 2010. Following the sale, Dr. Robert I. Rudko, who is a part-time officer, a director and a stockholder of the Company, acquired a minority interest in the corporation that purchased the OEM assets. In conjunction with this transaction, in the three months ended June 30, 2010, the Company recorded an initial gain on sale of assets of $98,000. The portion of the gain related to the note receivable will be recorded when cash is received.

10. Subsequent Event

        On November 5, 2010 the Company entered into an agreement to sell the TMR Business to Novadaq. Under terms of the agreement, Novadaq will acquire all of the Company's assets in the TMR Business including manufacturing rights, product inventories, equipment, intellectual property, regulatory approvals, clinical data and all documentation related to TMR, for a purchase price of $1 million US in cash, and the assumption of the Company's obligations under service contracts valued

PLC SYSTEMS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

September 30, 2010

10. Subsequent Event (Continued)

at approximately $700,000. The transaction is subject to closing conditions, including approval by the Company's shareholders, the exercise of dissent rights by shareholders, other than the Company's directors and officers, holding common stock with a fair value of less than $200,000, and other customary closing conditions.

        In November 2010, the Company received a grant of $244,000 from the IRS Qualifying Therapeutic Discovery Program. This amount will be recorded in the Company's Consolidated Financial Statements during the three months ended December 31, 2010.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
PLC Systems Inc.

        We have audited the accompanying consolidated balance sheets of PLC Systems Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PLC Systems Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained recurring net losses and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Caturano and Company, P.C.
Boston, Massachusetts
March 30, 2010

PLC SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

(In thousands)

	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,686	$5,026
Accounts receivable, net of allowance of $24 and $20 at December 31, 2009 and 2008, respectively	720	802
Inventories	876	1,136
Prepaid expenses and other current assets	505	598

Total current assets	4,787	7,562
Equipment, furniture and leasehold improvements, net	69	160
Other assets	186	191

Total assets	$5,042	$7,913

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$336	$296
Accrued compensation	224	525
Accrued other	279	138
Deferred revenue	2,084	2,405

Total current liabilities	2,923	3,364

Deferred revenue, net of current portion	390	1,358

Commitments (note 7)
Stockholders' equity:
Preferred stock, no par value, unlimited shares authorized, none issued and outstanding	—	—
Common stock, no par value, unlimited shares authorized, 30,351 shares issued and outstanding at December 31, 2009 and 2008	93,893	93,893
Additional paid in capital	627	474
Accumulated deficit	(92,464)	(90,838)
Accumulated other comprehensive loss	(327)	(338)

Total stockholders' equity	1,729	3,191

Total liabilities and stockholders' equity	$5,042	$7,913

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Years Ended December 31, 2009 and 2008

(In thousands, except per share data)

	2009	2008
Revenues:
Product sales	$3,452	$3,918
Service fees	1,259	1,412

Total revenues	4,711	5,330

Cost of revenues:
Product sales	1,454	1,526
Service fees	644	674

Total cost of revenues	2,098	2,200

Gross profit	2,613	3,130

Operating expenses:
Selling, general and administrative	3,462	3,164
Research and development	780	2,075

Total operating expenses	4,242	5,239

Loss from operations	(1,629)	(2,109)
Other income	3	99

Loss before income taxes	(1,626)	(2,010)
Benefit from income taxes	—	70

Net loss	$(1,626)	$(1,940)

Basic and diluted loss per share	$(0.05)	$(0.06)
Average shares outstanding:
Basic and diluted	30,351	30,333

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For The Years Ended December 31, 2009 and 2008

(In thousands)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid in Capital	Accumulated Deficit
	Shares	Amount				Total
Balance, December 31, 2007	30,329	$93,891	$270	$(88,898)	$(313)	$4,950
Issuance of common stock	22	2	—	—	—	2
Stock based compensation	—	—	204	—	—	204
Comprehensive income:
Net loss	—	—	—	(1,940)	—	(1,940)
Foreign currency translation, net	—	—	—	—	(25)	(25)

Total comprehensive loss						(1,965)

Balance, December 31, 2008	30,351	93,893	474	(90,838)	(338)	3,191
Stock based compensation	—	—	153	—	—	153
Comprehensive income:
Net loss	—	—	—	(1,626)	—	(1,626)
Foreign currency translation, net	—	—	—	—	11	11

Total comprehensive loss						(1,615)

Balance, December 31, 2009	30,351	$93,893	$627	$(92,464)	$(327)	$1,729

The accompanying notes are an integral part of the condensed consolidated financial statements.

PLC SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2009 and 2008

(In thousands)

	2009	2008
Operating activities:
Net loss	$(1,626)	$(1,940)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	96	111
Compensation expense from stock options	153	204
Loss on retirement of equipment	—	34
Change in assets and liabilities:
Accounts receivable	63	206
Inventory	260	(284)
Prepaid expenses and other assets	93	225
Accounts payable	39	(327)
Deferred revenue	(1,291)	(769)
Accrued liabilities	(160)	(428)

Net cash used for operating activities	(2,373)	(2,968)

Investing activities:
Purchase of equipment	—	(29)

Net cash used for investing activities	—	(29)

Financing activities:
Net proceeds from issuance of common stock	—	2

Net cash provided by financing activities	—	2

Effect of exchange rate changes on cash and cash equivalents	33	(39)

Net decrease in cash and cash equivalents	(2,340)	(3,034)
Cash and cash equivalents at beginning of year	5,026	8,060

Cash and cash equivalents at end of year	$2,686	$5,026

The accompanying notes are an integral part of the consolidated financial statements.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009

1. Nature of Business and Liquidity

        PLC Systems Inc. ("PLC" or the "Company") is a medical device company specializing in innovative technologies for the cardiac and vascular markets. The Company pioneered and manufactures the CO2 Heart Laser System (the "Heart Laser System") that cardiac surgeons use to perform carbon dioxide (CO2) transmyocardial revascularization, or TMR, to alleviate symptoms of severe angina. Over the past two years, the Company has begun initial commercialization outside the United States of its newest product, RenalGuard®, which currently represents the Company's key strategic growth initiative and primary business focus.

        RenalGuard is designed to reduce the potentially toxic effects that contrast media can have on the kidneys when it is administered to patients during certain medical imaging procedures. It is believed that allowing contrast media to dwell in the kidneys of certain high risk patients can lead to contrast-induced nephropathy ("CIN"), a potentially deadly form of acute kidney injury. By inducing and maintaining a high urine flow rate before, during and after these medical imaging procedures, the Company believes the incidence rates of CIN in at-risk patients can be reduced. RenalGuard facilitates this increased urine clearance automatically, enabling the body to more rapidly void the contrast media, thereby reducing its overall resident time and toxic effects in the kidney.

        The RenalGuard System consists of a proprietary, closed loop, software-controlled console and accompanying single-use sets. RenalGuard operates by first collecting and measuring patient urine outputs and then in real-time precisely matching these urine outputs with a prescribed replacement fluid by means of intravenous infusion. With its automated matched fluid replacement capability, RenalGuard is intended to promote and maintain high urine outputs and minimize the risk to patients of over- or under-hydration during image guided catheterization procedures where contrast media are routinely administered.

        The U.S. Food and Drug Administration ("FDA") has granted the Company approval to begin a clinical trial to study the safety and effectiveness of RenalGuard in the prevention of CIN; however, the Company has deferred commencement of this study until it can successfully raise additional capital necessary to start and complete the study. The Company must successfully complete this study and obtain FDA pre-market approval in order to market RenalGuard in the U.S.

        The Company obtained a CE Mark for RenalGuard in December 2007 and began its initial commercialization efforts in the European Union in Italy in April 2008.

        The Company has sustained recurring net losses and negative cash flows from operations for several years. During the year ended December 31, 2009, the Company incurred a net loss of $1,626,000 and used cash in operations of $2,373,000. As of December 31, 2009, cash and cash equivalents were $2,686,000. Management expects that quarterly losses and negative cash flows will continue during 2010. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

1. Nature of Business and Liquidity (Continued)

        Based upon the current financial condition of the Company and the expectation of continued quarterly losses during 2010, management is currently investigating ways to raise additional capital that can be completed in the next few months. Subsequent to December 31, 2009, the Company announced that it had engaged a financial advisor to assist the Company in this effort. In addition, the Company announced a one-third reduction in its workforce during the first quarter of 2010, which it estimates will save the Company approximately $750,000 annually starting in the third quarter of 2010. See Note 10 for further discussion. The Company will continue to review its other expense areas to determine whether additional reductions in discretionary spending can be achieved. The Company also believes that the recent announcements of interim positive clinical data from two independent investigator-sponsored clinical trials in Italy, which show RenalGuard to be both a safe and effective product for the prevention of CIN in at-risk patients, presents a substantial opportunity for it to increase its sales and achieve profitable results in the next few years, provided the Company is able to raise the additional capital it needs in the near term to sustain its operations and expand its RenalGuard sales and marketing programs. There can be no assurance however that the Company's plans will be successful or that the Company will be successful in obtaining the capital necessary to continue its ongoing operations.

        On March 20, 2007, the Company entered into a distribution agreement with Novadaq Corp. ("Novadaq"), a subsidiary of Novadaq Technologies Inc., pursuant to which the Company appointed Novadaq as its exclusive distributor in the United States for its TMR Business. The agreement amended and restated the exclusive distribution agreement between the Company and Edwards Lifesciences LLC ("Edwards"), which had been assigned by Edwards to Novadaq on the same date. The agreement with Novadaq reflects substantially the same roles, responsibilities and financial terms as the previous agreement with Edwards.

2. Significant Accounting Policies

  Basis of Presentation

        The consolidated financial statements include the accounts of PLC and its two wholly owned subsidiaries, PLC Medical Systems, Inc. and PLC Sistemas Medicos Internacionais (Deutschland) GmbH. All intercompany accounts and transactions have been eliminated.

  Use of Estimates

        The preparation of financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 2009 and 2008 consist of an overnight sweep to repurchase agreements.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

  Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk include cash, cash equivalents and accounts receivable. At times, the Company possesses cash balances above federally-insured limits. The Company believes it minimizes its exposure to potential concentrations of credit risk by placing its cash equivalents in high-quality financial instruments. At December 31, 2009 and 2008, the majority of the cash and cash equivalents balance was invested with a single financial institution.

        The Company has a concentration of credit risk due to its exclusive U.S. TMR distribution arrangement with Novadaq. Novadaq accounted for 49% and 69% of the Company's net accounts receivable at December 31, 2009 and 2008, respectively. Novadaq also accounted for 65% and 74% of the Company's revenues for the years ended December 31, 2009 and 2008, respectively. Collateral is not required on sales to Novadaq.

        Artech accounted for 10% and 8% of the Company's revenues for the years ended December 31, 2009 and 2008, respectively.

  Concentration of Revenues

        Approximately 76% and 85% of the Company's revenues for the years ended December 31, 2009 and 2008, respectively, were derived from the sales and service of its Heart Laser System.

  Accounts Receivable

        Accounts receivable is stated at the amount the Company expects to collect from the outstanding balances. The Company continuously monitors collections from customers, its principal customer being Novadaq, and maintains a provision for estimated credit losses based upon historical experience and any specific customer collection issues that the Company has identified. Historically, the Company has not experienced significant losses related to its accounts receivable. Collateral is generally not required. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances could be required.

  Inventories

        Inventories are stated at the lower of cost (computed on a first-in, first-out method) or market value and include allocations of labor and overhead. The Company regularly reviews slow-moving and excess inventories, and writes down inventories to net realizable value if the ultimate expected proceeds from the disposals of excess inventory are less than the carrying cost of the inventory.

  Equipment, Furniture, Leasehold Improvements and Long-Lived Assets

        Equipment, furniture and leasehold improvements are stated on the basis of cost. Depreciation is computed principally on the straight-line method for financial reporting purposes and on accelerated methods for income tax purposes.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

        Depreciation and amortization are based on the following useful lives:

Equipment	2 - 5 years
Office furniture and fixtures	5 years
Leasehold improvements	Shorter of life of lease or useful life

        The Company reviews and evaluates long-lived assets for impairment on a regular basis. In the Company's opinion, long-lived assets are not impaired as of the balance sheet dates presented.

  Warranty and Preventative Maintenance Costs

        The Company warranties its products against manufacturing defects under normal use and service during the warranty period. The Company obtains similar warranties from a majority of its suppliers, including those who supply critical Heart Laser System components. In addition, under the terms of its TMR distribution agreement with Novadaq, the Company is able to bill Novadaq for actual warranty costs, including preventative maintenance services, up to a specified amount during the warranty period.

        The Company evaluates the estimated future unrecoverable costs of warranty and preventative maintenance services for its installed base of lasers on a quarterly basis and adjusts its warranty reserve accordingly. The Company considers all available evidence, including historical experience and information obtained from supplier audits. The accrued warranty liability was $7,000 and $10,000 at December 31, 2009 and 2008, respectively. During the year ended December 31, 2009, the warranty liability related to potential pre-existing warranties was increased by $20,000. Prior to December 31, 2009, the liability was then decreased by $23,000 for actual warranty costs incurred. During the year ended December 31, 2008, the warranty liability related to potential pre-existing warranties was reduced by $50,000.

  Revenue Recognition

        The Company records revenue from the sale of TMR kits at the time of shipment to Novadaq. TMR kit revenues include the amount invoiced to Novadaq for kits shipped pursuant to purchase orders received, as well as an amortized portion of deferred revenue related to a payment of $4,533,333 from Edwards, the Company's previous exclusive U.S. TMR distributor, received in February 2004. This payment was made in exchange for a reduction in the prospective purchase price the Company receives upon a sale of the kits. The Company is amortizing this payment into its Consolidated Statements of Operations as revenue over a seven year period (culminating in 2010). The Company determined that a seven year timeframe was the most appropriate amortization period based on a valuation model it used to assess the economic fairness of the payment. Factors the Company considered in developing this valuation model included the estimated foregone revenues over a seven year period resulting from the reduction in the prospective purchase price payable to the Company, a discount rate deemed appropriate to this transaction and an estimate of the remaining economic useful life of the current TMR kit design, without any benefit being given to potential future product improvements the Company may make. The Company reviews annually, and adjusts if necessary, the prospective revenue amortization rate for kits based on its best estimate of the total number of kits likely remaining to be shipped to hospital customers by Novadaq through 2010. The Company recorded amortization of $785,000 and $763,000 in the years ended December 31, 2009 and 2008, respectively, which is included

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

in revenues in the Consolidated Statements of Operations. Included in deferred revenue is $1,157,000 related to this amortization, which will be recognized in 2010.

        TMR lasers are billed to Novadaq in accordance with purchase orders that the Company receives. Invoiced TMR lasers are recorded as other current assets and deferred revenue on the Company's Consolidated Balance Sheet until such time as the laser is shipped to a hospital, at which time the Company records revenue and cost of revenue.

        Under the terms of the Novadaq TMR distribution agreement, once Novadaq has recovered a prescribed amount of revenue from a hospital for the use or purchase of a TMR laser, any additional revenues earned by Novadaq are shared with the Company pursuant to a formula established in the distribution agreement. The Company only records its share of such additional revenue, if any, at the time the revenue is earned.

        The Company records all other product revenue, including sales of TMR lasers and kits to international customers, sales of RenalGuard consoles and single-use sets and OEM sales of surgical tubes and general purpose CO2 lasers, at the time of shipment.

        Revenues from service and maintenance contracts are recognized ratably over the life of the contract.

        Installation revenues related to a TMR laser transaction are recorded as a component of service fees when the laser is installed.

  Foreign Currency Translation

        Assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars at end-of-period exchange rates, while income and expense items are translated at average rates of exchange prevailing during the year. Exchange gains and losses arising from translation are accumulated as a separate component of stockholders' equity.

  Income Taxes

        The Company uses an asset and liability based approach in accounting for income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement and tax basis of existing assets and liabilities using enacted rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount estimated by us to be realizable.

  Research and Development

        Research and development costs are expensed as incurred.

  Loss Per Share

        In 2009 and 2008, basic and diluted loss per share have been computed using only the weighted average number of common shares outstanding during the period without giving effect to any potential

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

future issuances of common stock related to stock option programs and warrants, since their inclusion would be antidilutive.

        For the years ended December 31, 2009 and 2008, 5,310,000 and 5,499,000 shares, respectively, attributable to outstanding stock options and warrants were excluded from the calculation of diluted loss per share because the effect would have been antidilutive.

  Recent Accounting Pronouncements

        In June 2009, the Financial Accounting Standards Board ("FASB") issued FASB Accounting Standards CodificationTM (the "ASC" or "Codification"). The ASC is effective for interim and annual periods ending after September 15, 2009. Upon the effective date, the ASC became the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principals ("U.S. GAAP"). Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not replace or affect guidance issued by the Securities and Exchange Commission ("SEC") or its staff for public companies in their filings with the SEC. Effective July 1, 2009, changes to the ASC are communicated through an Accounting Standards Update ("ASU"). The Company adopted the ASC during the third quarter of 2009, and as a result, all references to prior accounting and reporting standards which have been superseded by the ASC have been changed to reflect the new reference within the ASC. The ASC does not change or alter existing U.S. GAAP and, therefore, it did not impact the Company's financial position, results of operations or cash flows.

3. Inventories

        Inventories consist of the following at December 31 (in thousands):

	2009	2008
Raw materials	$404	$573
Work in process	14	154
Finished goods	458	409

	$876	$1,136

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

4. Equipment, Furniture and Leasehold Improvements

        Equipment, furniture and leasehold improvements consist of the following at December 31 (in thousands):

	2009	2008
Equipment	$1,203	$1,203
Office furniture and fixtures	218	218
Leasehold improvements	349	349

	1,770	1,770
Less accumulated depreciation and amortization	1,701	1,610

	$69	$160

        Depreciation expense was $91,000 and $104,000 for the years ended December 31, 2009 and 2008, respectively.

5. Stockholders' Equity

        At December 31, 2009, there were 6,583,000 shares of authorized but unissued common stock reserved for issuance under the Company's stock option plans and employee stock purchase plan.

        The Company has unlimited authorized shares of preferred stock. The Board of Directors is authorized to fix designations, relative rights, preferences and limitations in the preferred stock at the time of issuance.

        The Company has never declared nor paid dividends on any of its capital stock and does not expect to do so in the foreseeable future.

6. Stock Based Compensation

  Stock Option Plans

        In May 2005, the Company's shareholders approved the 2005 Stock Incentive Plan (the "2005 Plan"). Incentive stock options are issuable only to employees of the Company, while non-qualified stock options may be issued to non-employee directors, consultants and others, as well as to employees. Under the 2005 Plan, the per share exercise price of incentive stock options may not be less than the fair market value of the common stock on the date the option is granted. The 2005 Plan provides that the Company may not grant non-qualified stock options at an exercise price less than 85% of the fair market value of the Company's common stock.

        The Company grants stock options to its non-employee directors. New non-employee directors receive an initial grant of an option to purchase 45,000 shares of the Company's common stock that generally vests in quarterly installments over three years. Once the initial grant has fully vested, non-employee directors (other than the Chairman of the Board) receive an annual grant of an option to purchase 15,000 shares of the Company's common stock that generally vests in four equal quarterly installments. The Chairman of the Board receives an annual grant of an option to purchase 30,000 shares of the Company's common stock that generally vests in four equal quarterly installments. All

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

6. Stock Based Compensation (Continued)

such options have an exercise price equal to the fair market value of the Company's common stock on the date of grant.

        On April 21, 2009, the Board of Directors approved an option exchange program pursuant to which employees and directors at the time were offered the opportunity to exchange outstanding options to purchase shares of common stock of the Company that had an exercise price of $0.30 or greater per share for new options to purchase shares of common stock. The exchange offer commenced on April 22, 2009 and expired on May 19, 2009.

        Pursuant to the exchange offer, options to purchase a total of 5,175,000 shares of common stock with exercise prices ranging from $0.37 to $2.78 per share were canceled in exchange for options to purchase 5,175,000 shares of common stock at an exercise price of $0.24 per share. The exchange offer resulted in an incremental compensation charge of $170,000 which is recognized over the vesting period of the new option grants. All options tendered under the exchange program, which were previously granted to employees and directors under the Company's 1993 Stock Option Plan, 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Statutory Stock Option Plan, 2000 Non-Qualified Performance and Retention Equity Plan and the 2005 Plan, were replaced with new options granted under the 2005 Plan. Options granted to employees pursuant to the option exchange program vest one-third on the one-year anniversary of the new option grant and an additional one-twelfth for each successive three month period following the one-year anniversary of the new option grant and expire five years from the date of grant. Options granted to non-employee directors pursuant to the option exchange program vest ratably quarterly over a one year period and expire five years from the date of grant. In addition, other options to purchase a total of 75,000 shares were granted to certain directors in 2009. These options vest ratably quarterly over a one year period and expire five years from the date of grant or they vest ratably quarterly over a three year period and expire ten years from the date of grant. As of December 31, 2009, there were 979,000 shares of common stock available to be granted under the 2005 Plan.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

6. Stock Based Compensation (Continued)

        The following is a summary of option activity under all plans (in thousands, except per option data):

	Number of Options	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2007	5,298	$0.96
Granted	549	0.37
Exercised	—	—
Forfeited	(70)	0.58
Expired	(278)	5.22

Outstanding, December 31, 2008	5,499	$0.69
Granted	5,250	0.24
Exercised	—	—
Forfeited	(163)	0.60
Expired	(101)	2.50
Cancelled	(5,175)	0.65

Outstanding, December 31, 2009	5,310	$0.25	4.46	—

Exercisable, December 31, 2009	448	$0.33	4.26	—

  Stock-Based Compensation Expense

        The Company recorded compensation expense of $153,000 and $204,000 in the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, the Company had $209,000 of total unrecognized compensation cost related to its unvested options, which is expected to be recognized over a weighted average period of 2.0 years.

        The weighted average fair value of options issued during the years ended December 31, 2009 and 2008 were estimated using the Black-Scholes model.

Year Ended December 31,
	2009	2008
Expected life (years)	1.00 - 5.50	5.50 - 6.00
Interest rate	0.47 - 2.75%	2.92 - 3.55%
Volatility	103.1 - 205.2%	63.9 - 73.6%
Expected dividend yield	None	None
Value of option granted	$0.15 - 0.23	$0.22 - 0.27

        The expected life was calculated in 2009 and 2008 using the simplified method. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant for the expected term period. Expected volatility is based exclusively on historical volatility data of the Company's common stock. The Company estimates an expected forfeiture rate based on its historical forfeiture activity. Actual results, and future changes in estimates, may differ substantially from the Company's current estimates.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

6. Stock Based Compensation (Continued)

  Stock Purchase Plan

        The Company has a 2000 Employee Stock Purchase Plan (the "Purchase Plan") for all eligible employees whereby shares of the Company's common stock may be purchased at six-month intervals at 95% of the average of the closing bid and ask prices of the Company's common stock on the last business day of the relevant plan period. Employees may purchase shares having a value not exceeding 10% of their gross compensation during an offering period, subject to certain additional limitations. Under the Purchase Plan, employees of the Company purchased 21,612 shares of common stock in 2008 at an average price of $0.08. There was no activity in 2009. At December 31, 2009, 294,461 shares were reserved for future issuance under the Purchase Plan.

7. Commitments

  Lease Commitments

        The Company leases its corporate office under an operating lease agreement that expires in August 2011. In addition to the minimum lease payments, the agreement requires payment of the Company's pro-rata share of property taxes and building operating expenses.

        As of December 31, 2009, future minimum lease payments are estimated to be as follows (in thousands):

Year	Future Minimum Lease Payments
2010	$204
2011	136

Total	$340

        Total rent expense was $237,000 and $253,000 in 2009 and 2008, respectively.

  Bonus Commitment

        The Company has a bonus plan for substantially all employees calculated based on predetermined Company milestones and targets. The Board of Directors has the discretion to adjust the bonus amounts prior to approval and payment. At December 31, 2008, $16,000 of bonuses were accrued on the accompanying Consolidated Balance Sheets. There were no bonuses accrued at December 31, 2009.

8. Income Taxes

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

8. Income Taxes (Continued)

purposes. Significant components of the Company's deferred tax assets as of December 31 are as follows (in thousands):

	2009	2008
Net U.S. operating loss carryforwards	$23,279	$21,333
Net foreign operating loss carryforwards	435	417
Accrued expenses and reserves	684	774
Tax credits	1,330	1,273
Other	1,069	1,561

Total deferred tax assets	26,797	25,358
Valuation allowance	(26,797)	(25,358)

Net deferred tax assets	$—	$—

        The valuation allowance increased by approximately $1,439,000 in 2009 primarily due to a net loss and the reversal of temporary differences associated with deferred revenue in 2009. The Company recorded the valuation allowance due to the uncertainty of the realizability of the related net deferred tax asset of $26,797,000.

        Loss before taxes consisted of the following (in thousands):

	2009	2008
Domestic	$(1,415)	$(1,789)
Foreign	(211)	(151)

	$(1,626)	$(1,940)

        Benefit from income taxes computed at the federal statutory rate differ from amounts provided as follows (in thousands):

	2009	2008
Statutory income tax benefit	$553	$660
Unbenefited U.S. losses	(481)	(539)
Unbenefited foreign losses	(72)	(51)

Benefit from income taxes	$0	$70

        At December 31, 2009, the Company had U.S. net operating loss carryforwards available to reduce future taxable income of approximately $58 million, which expire at various dates through 2029. At December 31, 2009, $123,000 of federal and state net operating loss carryforwards related to deductions for stock option compensation for which the associated tax benefit will be credited to additional paid in capital when realized. At December 31, 2009, the Company had federal and state research and development credit carryforwards of $811,000 and $519,000, respectively, which will expire at various dates through 2029 for federal income tax purposes and through 2024 for state income tax purposes. In addition, the Company had foreign net operating loss carryforwards of approximately $1,090,000.

PLC SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009

8. Income Taxes (Continued)

        Under the Internal Revenue Code of 1986, as amended, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards that can be utilized in any one year to offset future taxable income. Any carryforwards that will expire prior to utilization as the result of any limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, future changes in the Company's unrecognized tax benefits will not impact its effective tax rate.

        The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. At December 31, 2007, the Company maintained a reserve of $70,000 for certain identified income tax exposure. During the year ended December 31, 2008, the reserve was reversed, as it was no longer required for the specific tax exposure. As of December 31, 2009 and 2008, the total amount of unrecognized tax benefits was $0. The Company's policy is to record estimated interest and penalties related to the underpayment of income taxes as a component of its income tax provision. As of December 31, 2009 and 2008, the Company had no accrued interest or tax penalties recorded.

        The Company files income tax returns in the U.S. federal jurisdiction and in several state and foreign jurisdictions. For U.S. federal and state tax purposes, the tax years 2006 through 2008 remain open to examination. In addition, the amount of the Company's federal and state net operating loss carryforwards may be subject to examination and adjustment. The open examination periods for the Company's foreign jurisdictions range from 1999 through 2008.

9. Segment Information

        The Company operates in one industry segment—the development, manufacture and sale of medical lasers and related products. Net sales to unaffiliated customers (by origin) are summarized below (in thousands):

	North America	Europe	Total
2009
Net sales	$3,338	$1,373	$4,711
2008
Net sales	$4,550	$780	$5,330

        All of the Company's long-lived assets are located in North America.

10. Subsequent Event

        On February 4, 2010, the Company announced a reduction in its workforce of eight employees, or one-third of its staff. This step is expected to provide annualized cost savings of approximately $750,000, beginning in the third quarter of 2010. It will also require a special charge of approximately $214,000 for severance pay and stock option compensation expense, which will be reflected in the Company's consolidated statement of operations during the first quarter of 2010.

Annex A

ASSET PURCHASE AGREEMENT

DATED AS OF NOVEMBER 5, 2010

BY AND AMONG

NOVADAQ CORP.,

PLC SYSTEMS INC.,

PLC MEDICAL SYSTEMS, INC.,

PLC SISTEMAS MEDICOS INTERNACIONAIS (DEUTSCHLAND) GMBH

AND

SOLELY FOR THE LIMITED PURPOSE OF SECTION 12.20, NOVADAQ
TECHNOLOGIES INC.

A-i

A-ii

A-iii

Page
12.13	Jurisdiction; Service of Process	A-34
12.14	Waiver of Jury Trial	A-34
12.15	Provisional Relief; Specific Performance	A-34
12.16	Recovery of Fees by Prevailing Party	A-34
12.17	Further Assurances	A-34
12.18	Time of the Essence	A-34
12.19	Confidentiality; Publicity	A-34
12.20	Guarantee of Buyer Parent	A-35

EXHIBITS:
Exhibit A—Certain Definitions
Exhibit 3.2(a)—Form of General Assignment and Bill of Sale
Exhibit 3.2(b)(i)—Form of Trademark Assignment
Exhibit 3.2(b)(ii)—Form of Patent Assignment
Exhibit 3.2(h)—Matters to be Addressed in Opinions of Sellers' Counsels
Exhibit 3.4(a)—Form of Assignment and Assumption
Exhibit 3.4(b)—Form of Transition Services Agreement
Exhibit 3.4(c)—Form of Termination Agreement
SCHEDULES:
Schedule 1.1(a)—Inventory
Schedule 1.1(b)—Machinery and Equipment
Schedule 1.1(c)—Personal Property
Schedule 1.1(d)—Personal Property Leases
Schedule 1.1(e)—TMR Business Intellectual Property
Schedule 1.1(f)—Assumed Contracts
Schedule 1.1(g)—Governmental Approvals
Schedule 1.1(h)—Books and Records
Schedule 1.2(c)—Certain Inventory
Schedule 1.2(k)—Certain Other Property
Schedule 8.1—Transferred Employees
SELLERS DISCLOSURE SCHEDULE
BUYER DISCLOSURE SCHEDULE

A-iv

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (including the Sellers Disclosure Schedule, the Buyer Disclosure Schedule and all other schedules and exhibits attached hereto and as amended from time to time, this "Agreement") is made as of November 5, 2010, by and among Novadaq Corp., a Delaware corporation ("Buyer"), PLC Systems Inc., a Yukon Territory corporation ("PLC Parent"), PLC Medical Systems, Inc., a Delaware corporation that is a wholly-owned subsidiary of PLC Parent ("PLC"), PLC Sistemas Medicos Internacionais (Deutschland) GmbH, a German corporation that is a wholly-owned subsidiary of PLC Parent ("PLC Germany", together with PLC Parent and PLC, collectively, "Sellers" and individually, a "Seller"), and as an additional party for the limited purpose of Section 12.20 of this Agreement, Novadaq Technologies Inc., a Canadian corporation of which Buyer is a wholly-owned subsidiary ("Buyer Parent"). Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

RECITALS

        WHEREAS, Sellers are collectively engaged in, as part of their overall business, the business of designing, developing, manufacturing, testing, marketing and selling the TMR Products (as hereinafter defined) and providing related services (including installation services, services related to extended service agreements and warranty and preventive maintenance services) (collectively, the "TMR Business");

        WHEREAS, PLC Parent, PLC, Buyer and Novadaq Technologies Inc. are parties to that certain Amended and Restated Distribution Agreement, dated as of March 20, 2007 (as amended, the "Amended and Restated Distribution Agreement");

        WHEREAS, concurrently with the execution of this Agreement, Buyer, PLC Parent, PLC and Novadaq Technologies Inc. are entering into an Addendum to Amended and Restated Distribution Agreement; and

        WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, substantially all of the assets, properties, rights and claims of the TMR Business on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

ARTICLE 1. THE TRANSACTION

        1.1    Purchased Assets.    Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase from Sellers, all of Sellers' right, title and interest in the assets, properties, goodwill and rights of Sellers used, held for use or intended to be used in, or related to, the TMR Business, of every nature, kind and description, tangible and intangible, wherever located, whether or not carried on the books of Sellers (other than the Excluded Assets) (collectively, the "Purchased Assets"), including the following:

          (a)    TMR Business Inventory.    All inventory of the TMR Business and all raw materials, work in process and finished goods used, held for use or intended to be used in, or related to, the TMR Business, wherever located and whether held by Sellers or third parties (collectively, the "Inventory"), including all those listed on Schedule 1.1(a);

          (b)    Machinery and Equipment.    All tools, machinery and equipment primarily used, held for use or intended to be used in, or related to, the TMR Business, wherever located and whether held by Sellers or third parties (the "Machinery and Equipment"), including the Machinery and Equipment listed on Schedule 1.1(b);

          (c)    Personal Property.    All personal property, office furnishings, supplies and other tangible personal property primarily used, held for use or intended to be used in, or related to, the TMR Business (the "Personal Property"), including the Personal Property listed on Schedule 1.1(c);

          (d)    Personal Property Leases.    All rights in leases of personal property to which any Seller is a party primarily used, held for use or intended to be used in, or related to, the TMR Business (the "Personal Property Leases"), including the Personal Property Leases listed on Schedule 1.1(d);

          (e)    Intellectual Property.    All TMR Business Intellectual Property, including the TMR Business Intellectual Property listed on Schedule 1.1(e);

          (f)    Contracts.    All rights under the Contracts listed in Schedule 1.1(f), as such schedule may be updated pursuant to Section 6.3 (collectively, the "Assumed Contracts");

          (g)    Governmental Approvals.    All Governmental Approvals (and pending applications therefor) used, held for use or intended to be used in, or related to, the TMR Business, including the PMAs relating to the HL1 CO2 Heart Laser System and the HL2 CO2 Heart Laser System and all supplements thereto and the Governmental Approvals listed on Schedule 1.1(g);

          (h)    Books and Records.    All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records (in each case, on whatever medium and whether written or electronic) (i) primarily relating to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities, (ii) primarily used, held for use or intended to be used in, or related to, the TMR Business, (iii) primarily relating to or arising from the development, design, testing, clinical study, labeling, manufacture and distribution of the TMR Products and any modifications thereto, (iv) relating to FDA regulatory or foreign regulatory compliance applicable to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities, including all PMAs and all supplements thereto and other filings, CE Marking correspondence and certifications, all laser reports submitted to the CDRH, all Device Master Records (as such term is defined in the QSR), Design History Files (as such term is defined in the QSR), Device History Records (as such term is defined in the QSR), (v) relating to design, manufacturing and quality control applicable to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities, including those necessary to enable Buyer to manufacture (or have a third party manufacture) the TMR Products in substantial compliance with the QSR and (vi) relating to all complaints, investigations, resolutions, studies, tests, preclinical and clinical trials, studies, data, ISO certification applicable to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities (the "Books and Records"), including the Books and Records listed on Schedule 1.1(h) as they relate to the TMR Business;

          (i)    Goodwill.    All goodwill generated by or associated with the TMR Business; and

          (j)    Other Assets.    All other assets, properties, rights and claims primarily used, held for use or intended to be used in, or related to, the TMR Business.

        1.2    Excluded Assets.    Notwithstanding Section 1.1, the following assets of Sellers (the "Excluded Assets") shall not be included in the Purchased Assets:

          (a)    Cash.    Cash, cash equivalents and marketable securities;

          (b)    Receivables.    All of Sellers' accounts and notes receivable, checks and negotiable instruments (the "Receivables");

          (c)    Certain Inventory.    One HL2 CO2 Heart Laser System from the Inventory, provided that such HL2 CO2 Heart Laser System, after the Closing, can only be sold by Sellers to one of the two named Persons listed on Schedule 1.2(c);

          (d)    Equity Interests.    All of any Seller's equity interests in any other Seller;

          (e)    Deposits and Advances.    All of Sellers' performance and other bonds, security and other deposits, advance payments, prepayments by customers that have been billed or are to be billed by Buyer prior to the Closing under customer service agreements, prepaid credits and deferred charges arising out of or relating to the TMR Business (the "Deposits and Advances");

          (f)    Corporate Documents.    Corporate seals, articles of continuance, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of any Seller;

          (g)    Employment and Employee Benefit Contracts.    All employment Contracts and Employee Benefit Plans of any Seller and contracts of insurance for employee group medical, dental and life insurance plans;

          (h)    Insurance Policies.    All insurance policies and the proceeds thereof;

          (i)    Records.    All personnel records and other records that any Seller is required by law to retain in its possession;

          (j)    Rights Under Certain Agreements.    All rights under the Transaction Documents; and

          (k)    Certain Other Property.    The assets listed on Schedule 1.2(k).

        1.3    Assumed Liabilities.    Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall assign, and Buyer shall assume, the Assumed Liabilities. For the purposes of this Agreement, the "Assumed Liabilities" shall mean only (a) any Liability of Sellers that begins to accrue after the Closing Date under the Assumed Contracts that have been assigned to Buyer and (b) any continuing obligations under the customer service agreements set forth in Schedule 1.1(f) (as such schedule may be updated pursuant to Section 6.3) that have been assigned to Buyer. Notwithstanding the foregoing, for purposes of clarification, the Assumed Liabilities shall not include (x) any Excluded Liabilities or (y) any Liability that arises as a result of any obligation of any Seller to act or refrain from acting under the Assumed Contracts prior to the Closing or any breach by any Seller of any applicable contractual obligation prior to the Closing.

        1.4    Excluded Liabilities.    Except for the Assumed Liabilities, Buyer shall not assume and shall not be liable or responsible for any Liability of any Seller or any Affiliate of any Seller (collectively, the "Excluded Liabilities"). Without limiting the foregoing, Sellers shall retain and be responsible for, and Buyer shall not be obligated to assume, and does not assume, any Liability at any time arising from or attributable to:

          (a)   Any assets, properties or Contracts that are not included in the Purchased Assets;

          (b)   Any breaches of any Assumed Contract on or prior to the Closing Date or any payments or amounts due under any Assumed Contract on or prior to the Closing Date;

          (c)   Taxes attributable to or imposed upon any Seller, or attributable to or imposed upon the Purchased Assets or the TMR Business for the Pre-Closing Period, or any Transfer Taxes;

          (d)   Any loans, other indebtedness, or accounts payable;

          (e)   Any Seller's liability for any accidents, misconduct, negligence, or breach of fiduciary duty by any Seller occurring on or prior to the Closing Date;

          (f)    Any legal proceeding initiated at any time (including any pending litigation that has been threatened in writing against any Seller or any of its affiliates), to the extent related to any action or omission on or prior to the Closing Date, including any Liability for any actual or alleged (i) infringement or misappropriation of Intellectual Property Rights; (ii) breach of product warranties; (iii) injury, death, property damage or losses arising from the TMR Business or its products or services; or (iv) violations of any Legal Requirements;

          (g)   Any Employee Benefit Plans or any employee group medical, dental or life insurance plans or any other employee matter other than for Transferred Employees;

          (h)   Any Liability to any employees other than Transferred Employees (including any Liability for making payments of any kind to any employees as a result of (i) the Transaction, (ii) any termination of any employee by any Seller, including any bonuses, severance payments, termination pay and other special compensation of any kind or (iii) other claims arising out of the terms of any employment with any Seller) or with respect to payroll taxes;

          (i)    The performance of this Agreement and the Transaction;

          (j)    Any liability of any Seller for Environmental and Safety Laws, which Liability relates to or arises out of (i) any acts or omissions of any Seller on or prior to the Closing Date or (ii) any facts, circumstances or conditions existing on or prior to the Closing Date relating to Hazardous Substances, including any management, disposal or arranging for disposal of Hazardous Substances in connection with the TMR Business, the TMR Products or the Purchased Assets or Assumed Liabilities or activities or operations occurring or conducted in connection with any predecessor operations off the TMR Business or otherwise;

          (k)   Any costs or expenses incurred in shutting down the TMR Business and removing equipment not purchased by Buyer and any expenses associated with any Assumed Contracts not assumed by Buyer hereunder;

          (l)    Any Liability for expenses and fees incurred by Sellers incidental to the preparation of the Transaction Documents, preparation or delivery of materials or information requested by Buyer, and the consummation of the Transaction, including all broker, counsel and accounting fees and Transfer Taxes;

          (m)  Any Liability arising out of transactions, commitments, infringements, acts or omissions not in the ordinary course of business;

          (n)   Any Legal Requirement applicable to any Seller, the Purchased Assets or the Assumed Liabilities on or prior to the Closing Date or any Liability for a violation of such a Legal Requirement on or prior to the Closing Date; and

          (o)   Any Liability to any shareholders of any Seller.

        1.5    Assignment and Assumption.

          (a)   Notwithstanding anything herein to the contrary, if an attempted sale, assignment, transfer or delivery of any Purchased Asset would be ineffective without the Consent of any third party, or if such an act would violate the rights of any third party in the Purchased Assets or otherwise affect adversely the rights of Buyer in the Purchased Assets, and the applicable Consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an actual or attempted sale, assignment, transfer or delivery of such Purchased Asset (each, a "Restricted Asset"). Unless and until any such Consent is obtained, such Restricted Asset shall not constitute a Purchased Asset and any associated Liability shall not constitute an Assumed Liability for any purpose hereunder.

          (b)   In any such case, if the Closing has occurred, Sellers shall use reasonable efforts to obtain, as soon as practicable, such Consent. Buyer shall cooperate reasonably with Sellers in obtaining such Consents; provided, however, that Buyer shall not be required to pay any cash consideration therefor or give or allow to remain in effect any guaranty, letter of credit, performance bond or other financial assurance.

          (c)   Until such Consent shall have been obtained, Sellers shall at their own expense effect an alternate arrangement, in the form of a license, sublease, operating agreement or other arrangement, in any case reasonably satisfactory to Buyer, which results in Buyer receiving all the benefits and bearing all the ordinary course costs, liabilities and other obligations with respect to each Restricted Asset.

ARTICLE 2. PURCHASE AND SALE

        2.1    Terms of Purchase and Sale.    Subject to the terms of this Agreement, as full consideration for the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the execution and delivery of the Transaction Documents by Sellers to Buyer, Buyer shall deliver to Sellers at the Closing an aggregate amount equal to ONE MILLION UNITED STATES DOLLARS (US$1,000,000) (the "Purchase Price"), payable by wire transfer of immediately available U.S. funds, and an executed Assignment and Assumption.

        2.2    Transfer Taxes; Prorations.

          (a)   Notwithstanding any Legal Requirements to the contrary, Sellers shall be responsible for and shall pay any Transfer Taxes when due, and shall, at their own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes; provided, that, if required by any Legal Requirement, Buyer will join in the execution of any such tax returns and other documentation.

          (b)   Sellers shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the TMR Business or the ownership of the Purchased Assets attributable to the Pre-Closing Period. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the conduct of the TMR Business or the ownership of the Purchased Assets attributable to the Post-Closing Period.

          (c)   All personal property, ad valorem or other similar Taxes (not including income Taxes) levied with respect to the Purchased Assets or the TMR Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Sellers based on the number of days included in such period through and including the Closing Date and the number of days included in such period after the Closing Date.

        2.3    Allocation of Purchase Price.    Immediately prior to the Closing, Buyer shall provide to Sellers for their review and approval (which approval shall not be unreasonably withheld) a reasonable proposed allocation of the Purchase Price between Sellers and among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code), which may be subject to further adjustment upon determination of the Adjusted Purchase Price. All allocations made pursuant to this Section 2.3, shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any Tax Return (including IRS Form 8594), before any Tax Authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other parties to this Agreement or unless specifically required pursuant to a determination by an applicable Tax Authority. The parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.

 ARTICLE 3. THE CLOSING

        3.1    Time and Place of Closing.    The closing of the purchase and sale provided for in this Agreement (the "Closing") shall occur at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, or remotely by facsimile or other electronic means as the parties may mutually agree, at 10:00 A.M. on the third (3rd) Business Day after the day on which all of the conditions to closing set forth in Article 9 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing), or at such other date, time or place as the parties may agree (the "Closing Date").

        3.2    Closing Deliveries by Seller.    At the Closing, Sellers shall (i) take all steps necessary to place Buyer in actual possession and operating control at Sellers' principal offices in Franklin, Massachusetts of the TMR Business and the Purchased Assets and (ii) deliver the following items, duly executed by Sellers as applicable, all of which shall be in form and substance reasonably acceptable to Buyer:

          (a)    General Assignment and Bill of Sale.    General Assignment and Bill of Sale covering all of the applicable Purchased Assets, in the form attached hereto as Exhibit 3.2(a) (the "General Assignment and Bill of Sale");

          (b)    Intellectual Property Assignment.    Any and all documents necessary to properly record the assignment to Buyer of all of Sellers' right, title and interest in and to the TMR Business Intellectual Property, including (i) a trademark assignment, in the form of Exhibit 3.2(b)(i) attached hereto, for all of the Trademarks (the "Trademark Assignment") and (ii) a patent assignment, in the form of Exhibit 3.2(b)(ii) hereto, for all of the Patents (the "Patent Assignment").

          (c)    FDA Letter.    A letter to the FDA, in a form that complies with applicable Legal Requirements and that is reasonably agreed to by the parties hereto (the "Sellers FDA Letter");

          (d)    Other Conveyance Instruments.    Such other specific instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request;

          (e)    Assignments of Leases.    Assignments of all Personal Property Leases;

          (f)    Consents.    Duly executed Consents of all third parties required by each Seller to consummate the Transaction, in form and substance reasonably satisfactory to Buyer, including those Consents listed in Section 4.3 of the Sellers Disclosure Schedule;

          (g)    Payoff and Release Letters.    Payoff and release letters from creditors of Sellers, together with UCC-3 termination statements, with respect to any financing statements filed against any of the Purchased Assets, terminating all Encumbrances (including Tax liens) on any of the Purchased Assets;

          (h)    Opinions of Sellers' Counsels.    Opinions addressing the matters set forth in Exhibit 3.2(h), in each case, dated as of the Closing Date, from Gennari Aronson, LLP, Sellers' U.S. legal counsel, with respect to U.S. law matters and Macdonald & Company, Sellers' Canadian legal counsel, with respect to Canadian law matters;

          (i)    Officer's Certificate.    A certificate executed on behalf of each Seller by its President or Chief Executive Officer, dated as of the Closing Date, certifying the matters set forth in Section 9.1(a) and Section 9.1(b);

          (j)    Secretary's Certificate.    A certificate of each Seller's Secretary certifying as to (i) such Seller's Articles of Continuance or Certificate of Incorporation (or equivalent organizational document) and bylaws (or equivalent organizational document) as in effect as of the Closing Date, (ii) resolutions of such Seller's shareholders and such Seller's board of directors authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents, and (iii) the incumbency of such Seller's officers executing this Agreement and all other Transaction Documents;

          (k)    Certificate of Good Standing.    A certificate from the Secretary of State (or equivalent Governmental Authority) of each Seller's jurisdiction of incorporation, certifying as to such Seller's good standing and payment of all applicable Taxes;

          (l)    Prepayment of Product Liability Insurance.    Evidence reasonably satisfactory to Buyer that all premiums necessary for Sellers to maintain the product liability insurance policy in the manner required by Section 7.12 have been fully prepaid.

        3.3    Closing Deliveries by Buyer.    At the Closing, Buyer shall deliver the following items, duly executed by Buyer as applicable, all of which shall be in a form and substance reasonably acceptable to Sellers:

          (a)    Wire Transfer.    A wire transfer to the account designated in writing by Sellers in the amount of the Purchase Price; and

          (b)    Officer's Certificate.    A certificate executed on behalf of Buyer by its President or Chief Executive Officer, dated as of the Closing Date, certifying the matters set forth in Section 9.2(a) and Section 9.2(b).

        3.4    Closing Deliveries by Buyer and Seller.    At the Closing, Buyer and Sellers shall deliver the following items, duly executed:

          (a)    Assignment and Assumption Agreement.    Assignment and Assumption Agreement, covering all of the Assumed Liabilities, in the form attached hereto as Exhibit 3.4(a) (the "Assignment and Assumption");

          (b)    Transition Services Agreement.    Transition Services Agreement, in the form attached hereto as Exhibit 3.4(b);

          (c)    Termination Agreement.    Termination Agreement, in the form attached hereto as Exhibit 3.4(c), terminating, effective as of the Closing, the Amended and Restated Distribution Agreement; and

          (d)    Other Documentation.    Such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary or appropriate to transfer the Purchased Assets and Assumed Liabilities in accordance with the terms hereof and consummate the Transaction, and to vest in Buyer full and complete title to the Purchased Assets, free and clear of all Encumbrances.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in the corresponding sections of the disclosure schedule of Sellers delivered to Buyer concurrently with the execution and delivery of this Agreement (the "Sellers Disclosure Schedule") (provided, that if any fact or item disclosed in any section of the Sellers Disclosure Schedule shall be relevant to any other section of this Agreement, then such fact or item shall be deemed to be disclosed with respect to such other section of this Agreement, but only to the extent to which it is readily apparent on its face that such fact or item relates), Sellers hereby represent and warrant, on a joint and several basis, to Buyer that, as of the date hereof:

        4.1    Organization and Qualification.    Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect. PLC Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or Entity, except for PLC and PLC Germany. Each of PLC and PLC Germany does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or Entity.

        4.2    Authority.    Each Seller has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by each Seller of the Transaction have been duly and validly authorized by all requisite action and no other corporate proceedings on the part of such Seller are necessary to authorize this Agreement or to consummate the Transaction (other than the approval of this Agreement and the other Transaction Documents by the shareholders of PLC Parent in accordance with the Yukon Business Corporations Act, as amended (the "YBCA"), and PLC Parent's Articles of Continuance and By-laws). This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by each Seller. This Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

        4.3    No Conflicts; Required Consents.    No Consents other than those set forth in Section 4.3 of the Sellers Disclosure Schedule are required with respect to each Seller's execution and delivery of this Agreement, the other Transaction Documents, and the consummation of the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by each Seller do not and will not, with or without notice or lapse of time, (a) conflict with or violate such Seller's Articles of Continuance or Certificate of Incorporation (or equivalent organizational document) and bylaws (or equivalent organizational document), (b) conflict with or violate any Legal Requirement applicable to such Seller or by which any property or asset of such Seller is bound or affected, (c) assuming the Consents listed in Section 4.3 of the Sellers Disclosure Schedule are obtained, result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of such Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, (d) violate or conflict with any other material restriction of any kind or character to which such Seller is subject, or (e) require such Seller to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

        4.4    PLC Parent's SEC Filings; Financial Statements.

          (a)   PLC Parent has filed with the SEC all forms, reports and other documents required to be filed or furnished by PLC Parent since January 1, 2007 (collectively, the "PLC Parent SEC Reports"). Each PLC Parent SEC Report (i) complied, and in the case of the PLC Parent SEC Reports to be filed between the date of this Agreement and the Closing Date will comply, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and. the Sarbanes-Oxley Act of 2002 ("SOX") and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed (or, if amended prior to the date hereof, as of the date of such amendment), contain, or if filed after the date hereof, at the time of filing will not contain, any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither PLC nor PLC Germany is required to file any form, report or other document with the SEC.

          (b)   Each of the consolidated financial statements contained in the PLC Parent SEC Reports (collectively, the "PLC Parent Financial Statements") (i) complied, or will comply, as the case may be, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was, or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) fairly presents, or will fairly present, as the case may be, in all material respects, the consolidated financial position, results of operations and cash flows of PLC Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal and recurring year-end adjustments).

          (c)   PLC Parent is in compliance in all material respects with SOX. Neither PLC Parent nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among PLC Parent and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, PLC Parent or any of its subsidiaries in the PLC Parent Financial Statements or any PLC Parent SEC Report.

        4.5    Absence of Undisclosed Liabilities.    Except as and to the extent set forth on the consolidated balance sheet of PLC Parent and its consolidated subsidiaries as at June 30, 2010 (the "Reference Balance Sheet Date"), including the notes thereto, neither PLC Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would have any adverse impact on the TMR Business to be transferred to Buyer, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, except for (a) liabilities and obligations incurred in the ordinary course of business in amounts consistent with past practice since the Reference Balance Sheet Date, (b) liabilities and obligations that would not, individually or in the aggregate, have a Material Adverse Effect, (c) liabilities and obligations under executory Contracts to which PLC Parent or any of its subsidiaries is a party, other than as a result of a breach thereunder, and (d) liabilities and obligations incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transaction. No Seller has any indebtedness for borrowed money outstanding as of the date hereof.

        4.6    Absence of Changes.    Since the Reference Balance Sheet Date, (a) Sellers have conducted the TMR Business in the ordinary course of business; (b) no event or circumstance has occurred that has had or is reasonably likely to have a Material Adverse Effect on Sellers or the TMR Business, taken as a whole; and (c) no Seller has taken any action, agreed to take any action, or omitted to take any action that would constitute a breach of Section 6.1 or 6.2 if such action or omission were taken between the date of this Agreement and the Closing Date.

        4.7    Assumed Contracts.

          (a)   True and complete copies of each Assumed Contract (including all amendments, supplements, modifications and waivers thereof) have been made available to Buyer by Sellers.

          (b)   Each Assumed Contract is currently valid and in full force and effect, and is enforceable by the Seller that is party thereto in accordance with its terms.

          (c)   No Seller is in default, and no party has notified any Seller that it is in default, under any Assumed Contract. No event has occurred, and no circumstance or condition exists, that might, with or without notice or lapse of time (i) result in a violation or breach of any of the provisions of any Assumed Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Assumed Contract; (iii) give any Person the right to accelerate the maturity or performance of any Assumed Contract or to cancel, terminate or modify any Assumed Contract; or (iv) otherwise have a Material Adverse Effect on Sellers or the TMR Business, taken as a whole, in connection with any Assumed Contract.

          (d)   No Seller has waived any of its rights under any Assumed Contract.

          (e)   The performance of the Assumed Contracts will not result in any violation of or failure by any Seller to comply with any Legal Requirement.

          (f)    The Assumed Contracts constitute all of the Contracts necessary to enable Sellers to conduct the TMR Business in the manner in which such TMR Business is currently being conducted and in the manner in which such TMR Business is proposed to be conducted.

          (g)   The assignment to Buyer of any of the Assumed Contracts shall not result in Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the TMR Business.

        4.8    Title; Sufficiency; Condition of Assets.

          (a)   Sellers (i) have good and valid title to all of the Purchased Assets free and clear of any Encumbrances except the Permitted Encumbrances and (ii) are the exclusive legal and equitable owners of the Purchased Assets. None of the Permitted Encumbrances could reasonably be expected to materially impair the continued use and operation of the Purchased Assets to which they relate in the conduct of the TMR Business. Sellers have full unrestricted right and power to sell, convey, assign, transfer and deliver to Buyer good and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances. The Purchased Assets are not subject to any preemptive right, right of first refusal or other right or restriction. The sale, transfer and assignment of the Purchased Assets as contemplated by this Agreement will give Buyer ownership and possession of, and the right to use, all of the Purchased Assets (including all Governmental Approvals, including the PMAs relating to the HL1 CO2 Heart Laser System and the HL2 CO2 Heart Laser System and all supplements thereto).

          (b)   The Purchased Assets include all of the assets required for conducting the TMR Business as presently conducted and to perform all Assumed Liabilities. Upon the Closing, Buyer will be entitled to the continued possession and use of all Purchased Assets. Except for the Purchased Assets, there are no other assets, properties or rights, including, to Sellers' actual Knowledge, intellectual property rights, that are required by Sellers, or that will be required by Buyer after the Closing, to conduct the TMR Business in a manner substantially consistent in all material respects with the manner in which Seller currently conducts the TMR Business.

          (c)   The tangible Purchased Assets listed on Section 4.8(c) of the Sellers Disclosure Schedule (i) are in good operating condition and repair, ordinary wear and tear excepted, (ii) are suitable and adequate for continued use in the ordinary course of business; and (iii) conform to all

  Legal Requirements. Without limiting the other representations and warranties of Sellers, all other tangible Purchased Assets have been inspected by Buyer and are being purchased in an "AS IS" condition.

          (d)   As of the date hereof, Sellers are and continually since January 1, 2007 has been, insured by insurers, reasonably believed by Sellers to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

        4.9    Real Property Leases; Location of Tangible Purchased Assets.    The only real estate lease to which any Seller is a party is the real estate lease covering 24,000 square feet of leased space at 10 Forge Park, Franklin, Massachusetts 02038 (the "Real Property Lease"), together with all of Sellers' right, title and interest in all land, buildings, structures, easements, appurtenances, improvements (including construction in progress) and fixtures located thereon (the "Leased Real Property"). The Real Property Lease, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by any Seller, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by any Seller or, to Sellers' Knowledge, by any third party. All tangible Purchased Assets are, and at the Closing will be, located on the Leased Real Property or already in the possession of Buyer.

        4.10    Intellectual Property.

          (a)   Schedule 1.1(e) sets forth an accurate and complete list of all TMR Business Intellectual Property material to the conduct of the TMR Business as currently conducted by Sellers and either owned by or registered in Sellers' names (the "TMR Business Registered Intellectual Property Rights"), or owned by others and licensed to Sellers, specifying as to each, as applicable: (i) the nature of such TMR Business Intellectual Property, (ii) the owner of such TMR Business Intellectual Property, (iii) in the case of TMR Business Registered Intellectual Property Rights, the jurisdictions by or in which such intellectual property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and dates of issuance, registration or filing, and (iv) contracts, licenses, sublicenses, agreements and other arrangements as to which any Seller is a party and pursuant to which any person (including any Seller) is authorized to use such intellectual property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b)   Each item of TMR Business Intellectual Property (i) is valid, subsisting and in full force and effect, (ii) has not been abandoned or passed into the public domain and (iii) is free and clear of any Encumbrances.

          (c)   The TMR Business Intellectual Property set forth on Schedule 1.1(e) constitutes all the Intellectual Property Rights used in and/or necessary to the conduct of the TMR Business as it is currently conducted, and as it is currently planned or contemplated to be conducted by Sellers prior to the Closing and, to the Knowledge of Sellers, by Buyer following the Closing.

          (d)   Each item of TMR Business Intellectual Property either (i) is exclusively owned by Sellers and was developed, created and written solely by current and/or former employees of Sellers acting within the scope of their employment or by third parties, all of which employees and third parties have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Sellers, and no third party owns or has any rights to any such TMR Business Intellectual Property, or (ii) is duly and validly licensed to Sellers for use in the manner currently used by Sellers in the conduct of the TMR Business and, as it is currently planned or contemplated to be used by Seller in the conduct of the TMR Business prior to the Closing and, to the Knowledge of Sellers, by Buyer following the Closing.

          (e)   In each case in which any Seller has acquired any Intellectual Property Rights from any Person, such Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to such Seller. No Person who has licensed Intellectual Property Rights to any Seller has ownership rights or license rights to improvements made by such Seller in such Intellectual Property Rights. No Seller has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that is or was TMR Business Intellectual Property to any Person.

          (f)    Sellers have no actual Knowledge of any facts, circumstances or information that would reasonably be expected to (i) render any TMR Business Intellectual Property invalid or unenforceable, (ii) adversely affect any pending application for any TMR Business Registered Intellectual Property Right, or (iii) adversely affect or impede the ability of any Seller to use any TMR Business Intellectual Property in the conduct of the TMR Business as it is currently conducted or as it is currently planned or contemplated to be conducted by Sellers prior to Closing. No Seller has misrepresented, or failed to disclose, and no Seller has any Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any TMR Business Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise reasonably be expected to affect the validity or enforceability of any TMR Business Registered Intellectual Property Right.

          (g)   All necessary registration, maintenance and renewal fees in connection with each item of TMR Business Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such TMR Business Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such TMR Business Registered Intellectual Property Rights. There are no actions that must be taken by any Seller within one hundred eighty (180) days following the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Registered Intellectual Property Rights. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, each Seller has recorded in a timely manner each such assignment of a Registered Intellectual Property Right assigned to such Seller with the relevant governmental authority, including the United States Patent and Trademark Office (the "PTO"), the United States Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be.

          (h)   Sellers have taken all commercially reasonably necessary action to maintain and protect (i) the TMR Business Intellectual Property, and (ii) the secrecy, confidentiality, value and Sellers' rights in the Confidential Information and Trade Secrets of Sellers and those provided by any Person to Sellers, including by having and enforcing a policy requiring all current and former employees, consultants and contractors of Sellers to execute appropriate confidentiality and assignment agreements. All copies thereof shall be delivered to Buyer at the Closing. No Seller has any Knowledge of any violation or unauthorized disclosure of any Trade Secret or Confidential Information related to the TMR Business, the Purchased Assets or the Assumed Liabilities, or obligations of confidentiality with respect to such. All individuals who have had access to such Trade Secrets and Confidential Information has signed a confidentiality agreement with respect thereto.

          (i)    The operation of the TMR Business as it is currently conducted, or as it is currently planned or contemplated to be conducted by Sellers prior to the Closing, does not and will not, and will not when operated by Buyer in the same manner following the Closing and in compliance with all Legal Requirements (provided, however, that for purposes of this clause, Legal Requirements shall not be deemed to include the Intellectual Property Rights of any third party), to Sellers' actual Knowledge, infringe or misappropriate any Intellectual Property Rights of any Person in the United States or in any other jurisdiction where the TMR Products have been distributed prior to the Closing Date. Since January 1, 2005, no Seller has received notice from any Person claiming that such operation or any products or services of the TMR Business (including any currently under development) infringes or misappropriates any Intellectual Property Rights of any Person (including any right of privacy or publicity), or defames or libels any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does any Seller have Knowledge of any basis therefor).

          (j)    To the Knowledge of Sellers, no Person is currently violating, infringing or misappropriating any TMR Business Intellectual Property Right.

          (k)   There are no Proceedings before any Governmental Authority (including before the PTO) anywhere in the world naming any of Sellers as a party thereto, related to any of the TMR Business Intellectual Property, including any TMR Business Registered Intellectual Property Rights.

          (l)    Neither the TMR Business Intellectual Property nor any product or service of the TMR Business is subject to any Proceeding or any outstanding decree, order, judgment, office action or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Sellers or that may affect the validity, use or enforceability of such TMR Business Intellectual Property.

          (m)  Section 4.10(m) of the Sellers Disclosure Schedule lists all Assumed Contracts affecting any Intellectual Property Rights. No Seller is in breach of, and no Seller has failed to perform under, any such Assumed Contracts and, to Sellers' Knowledge, no other party to any such Assumed Contracts, is in breach thereof or has failed to perform thereunder, where any such breach would have a Material Adverse Effect.

          (n)   Other than normal sales contracts for the sale of Heart Lasers or any related supplies or kits, Section 4.10(n) of the Sellers Disclosure Schedule lists all Assumed Contracts under which any Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability, or provide a right of rescission, with respect to the infringement or misappropriation by such Seller or such other person of the Intellectual Property Rights of any Person other than such Seller.

          (o)   To the Knowledge of Sellers, there is no Assumed Contract affecting any TMR Business Intellectual Property under which there is any dispute regarding the scope of such Assumed Contract, or performance under such Assumed Contract, including with respect to any payments to be made or received by any Seller thereunder.

          (p)   All TMR Business Intellectual Property will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any third party. The consummation of the Transaction as contemplated hereby will not result in any loss of, or the diminishment in value of, any TMR Business Intellectual Property or the right to use any TMR Business Intellectual Property.

          (q)   Neither this Agreement nor the Transaction, including the assignment to Buyer, by operation of law or otherwise, of any Assumed Contracts will result in (i) Buyer granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, Buyer, (ii) Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the TMR Business, or (iii) Buyer being obligated to pay any royalties or other amounts to any third party.

        4.11    Inventory.    All of the items in Sellers' Inventory are (a) valued on the PLC Parent Financial Statements at the lower of cost or market value, on a first-in, first-out basis in accordance with GAAP; (b) any of the Inventory which is not fully reserved on Parent's most recent SEC Reports is of good and merchantable quality, fit for the purpose for which they are intended, and saleable and useable in the ordinary course of business; and (c) free of defects and damage

        4.12    Regulatory Compliance.

          (a)    Enforcement Actions.    There is no actual, or to the Knowledge of Sellers threatened, enforcement action by the FDA or any other Governmental Authority that has jurisdiction over the operations of any Seller, and no Seller has received notice of any pending or threatened claim against any Seller for such an enforcement action, and no Seller has received any communication that any Governmental Authority is considering such action.

          (b)    Reports, Documents, Claims and Notices.    All reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA or any Governmental Authority by any Seller have been so filed, maintained or furnished. All such reports, documents, claims, and notices were complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing) such that no Liability exists with respect to such filing.

          (c)    Noncompliance Notice.    No Seller has received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other correspondence or notice from the FDA, or other Governmental Authority alleging or asserting noncompliance with any applicable Legal Requirements or any licenses, approvals, clearances, authorizations, registrations, certificates, permits, filings, notifications and supplements or amendments thereto required by any applicable Legal Requirements that (i) could foreseeably be unresolved as of the Closing Date, or (ii) is unresolved as of the Closing Date, and no Seller has Knowledge or reason to believe that the FDA or any Governmental Authority is considering such action.

          (d)    Effectiveness of Licenses.    All licenses, approvals, clearances, authorizations, registrations, certificates, permits, filings, notifications and supplements or amendments thereto that any Seller has received or made to the FDA or any other Governmental Authority has not been limited, suspended, modified or revoked and no Seller has Knowledge or reason to believe that the FDA or any other Governmental Authority is considering such action.

          (e)    Studies.    Section 4.12(e) of the Sellers Disclosure Schedule sets forth an accurate and complete description of all studies, tests and preclinical and clinical trials since January 1, 2005 related to the TMR Business, the TMR Products or the Purchased Assets ("Studies") that have been conducted by any Seller, including the related results and regulatory status where applicable. All such Studies have been conducted in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable, and the Federal Food, Drug, and Cosmetic Act, as amended, and its implementing regulations including, but not limited to, 21 C.F.R. Parts 50, 54, and 56, 58 and 812. No Seller has received any notices, correspondence or other communication from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, any Seller, or in which any Seller has participated, and no Seller has Knowledge that the FDA or any other Governmental Authority is considering such action.

          (f)    FDA Requirements.    The manufacture by any Seller of the TMR Products is being conducted, and to the Knowledge of Sellers the manufacture by any third party contracted by any Seller for the manufacture of such TMR Products is being conducted, in compliance with all applicable Legal Requirements, including the FDA's current Good Manufacturing Practices (QSR).

  All complaints about the TMR Products have been timely reviewed, evaluated, and investigated as appropriate, and adequate corrective and preventive action has been or is in the process of being timely implemented, all as required under 21 C.F.R. Sections 820.100, 820.198 and other applicable provisions of the QSR. In addition, each Seller is in compliance with all other applicable FDA requirements, including, but not limited to, registration and listing requirements set forth in 21 U.S.C. Section 460 and 21 C.F.R. Part 207 and all other applicable Legal Requirements. The TMR Products have been commercially distributed by Seller to its distributors in compliance with the conditions of approval set forth by the FDA included in the PMAs. Sellers have complied in all material respects with all such conditions of approval. Sellers have not made any false, misleading, or otherwise inaccurate statements to the FDA or any other Governmental Authority.

          (g)    Recalls.    Since January 1, 2005, no Seller has, either voluntarily or involuntarily, initiated, conducted, or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning notice, "dear doctor" letter, investigator notice or other notice or action disclosing an alleged defect or lack of safety or efficacy of any TMR Product that (i) could foreseeably be unresolved as of the Closing Date, or (ii) is unresolved as of the Closing Date, and no report has been filed or is required to have been filed with respect to any TMR Product under any Legal Requirements. No Seller has Knowledge of any facts that are reasonably likely to cause (1) the recall, market withdrawal or replacement of any TMR Product; (2) a change in the marketing classification or a change in labeling of any TMR Product, (3) a termination or suspension of marketing of any TMR Product, (4) liability for returns or other product liability claims with respect to any Product, or (5) an obligation to report to any Governmental Authority regarding any TMR Product.

          (h)    21 C.F.R. Part 11.    Sellers have policies and procedures or a formal compliance program to ensure compliance with all requirements of 21 C.F.R. Part 11, including those necessary: (i) to ensure that its records are validated and audit trails are generated to support or to evidence compliance with the legal requirements imposed by the appropriate jurisdictions and the jurisdictions in which any Seller conducts the TMR Business; and (ii) to train and educate its new and current employees with such policies and procedures to the extent required by law. A true, accurate and complete copy of the written policies and procedures or formal compliance program described immediately above has been made available to Buyer.

        4.13    Environmental Matters.

          (a)   Sellers are in compliance with all Environmental and Safety Laws, including possessing all Governmental Approvals and the maintenance of required financial assurances required for its operations under applicable Environmental and Safety Laws. The Purchased Assets meet all applicable standards under all Environmental and Safety Laws for the purposes of conducting the TMR Business as currently conducted.

          (b)   No Seller has received written notice of, or is the subject of, any actions, claims, fines, penalties, action for injunctive relief or contribution, cause of action for violation, matter concerning compliance or nuisance, investigations, demands, requests for information, citation, complaint or notices by any person alleging liability arising under any Environmental and Safety Law or for damages to natural resources or to person or to property.

          (c)   With respect to any real property currently or formerly owned or leased by Sellers (including the Leased Real Property), or, to Seller's Knowledge, any property owned or leased by any Person to whom any Seller has sold or leased any of the Purchased Assets, there have been no Releases of Hazardous Materials that are reasonably likely to result in a claim against any Seller. No Seller has entered into any agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities arising out of or related to the generation, storage, handling, manufacture, use, transportation or disposal of

  Hazardous Materials, or otherwise arising in connection with or under Environmental and Safety Laws. No Seller has transported, treated or disposed nor arranged for the transportation, treatment or disposal of any Hazardous Materials to any location which (i) is or was listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state or local list of sites requiring investigation, remedial action, or other Proceeding under any Environmental and Safety Law, or (ii) is currently or has been the subject of any Proceeding, Legal Requirement, or Encumbrance regarding any actual or alleged Release of any Hazardous Materials.

        4.14    Suppliers; Distributors.

          (a)   Since January 1, 2009, there has not been any material adverse change in the business relationship of Sellers with any material supplier or sole source supplier of disposable kits. Section 4.14(a) of the Sellers Disclosure Schedule sets forth an accurate and complete (i) list of the ten (10) largest suppliers of the TMR Business determined on the basis of dollar volume for each of the last three fiscal years, (ii) breakdown of the amounts paid to each such supplier for each of the last three fiscal years, (iii) list of all sole source suppliers of significant goods or services to the TMR Business with respect to which practical alternative sources of supply are not available on comparable terms and conditions, and (iv) breakdown of the amounts paid to each such sole source supplier for each of the last three fiscal years.

          (b)   Section 4.14(b) of the Sellers Disclosure Schedule sets forth an accurate and complete list of each distributor through which Sellers currently distribute the TMR Products.

        4.15    Employees and Consultants.

          (a)    Employees and Contracts.    No Transferred Employee has been granted the right to continued employment by such Seller or to any material compensation following termination of employment with such Seller. No Seller has any Knowledge that any Transferred Employee intends to terminate his or her employment or other engagement with such Seller, nor does such Seller have a present intention to terminate the employment or engagement of any Transferred Employee.

          (b)    Compensation.    Section 4.15(b) of the Sellers Disclosure Schedule sets forth an accurate, correct and complete list of all:

              (i)  Transferred Employees, including each Transferred Employee's name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise),

             (ii)  bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Transaction), any present or former Transferred Employee since the Reference Balance Sheet Date,

            (iii)  increases in any Transferred Employee's wage or salary since the Reference Balance Sheet Date, and

            (iv)  increases or changes in any other benefits or insurance provided to any Transferred Employees since the Reference Balance Sheet Date. No Transferred Employee is eligible for payments that would constitute "parachute payments" under Section 280G of the Code.

          (c)    Disputes.    There are no claims, disputes or controversies pending or, to the Knowledge of Sellers, threatened involving any Transferred Employees. No Seller has suffered or sustained any work stoppage and no such work stoppage is threatened.

          (d)    Compliance with Legal Requirements.    Sellers have complied with all Legal Requirements related to the employment of its Transferred Employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers' compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes. Sellers have no Liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

          (e)    Unions.    No Seller has any collective bargaining agreements with any of its employees. There is no labor union organizing or election activity pending or, to the Knowledge of Sellers, threatened with respect to any Seller.

        4.16    Employee Benefit Plans.    Sellers have maintained and funded all of their employee benefit plans (collectively, the "Employee Benefit Plans") in accordance with their terms and all applicable laws. Neither Seller nor any Member of the Controlled Group maintains or contributes to, or has ever maintained or contributed to, any Defined Benefit Plan or Multiemployer Plan. Nothing contained in any of the Employee Benefit Plans will obligate Buyer to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any plans from and after the Closing.

        4.17    Compliance with Legal Requirements.

          (a)   Each Seller is not now, and during the past five years has not been, in conflict with, or in default, breach or violation of, any Legal Requirement applicable to such Seller, or by which any property or asset of such Seller is bound or affected.

          (b)   No Seller, nor to the Knowledge of Sellers or any of their Representatives, (i) has made any unlawful domestic or foreign political contributions; (ii) has made any payment or provided services which were not legal to make or provide or which such Seller or, to the Knowledge of Sellers, such Representative should have known were not legal for the payee or the recipient of such services to receive; (iii) has received any payments, services or gratuities which were not legal to receive or which such Seller or such Representative should have known were not legal for the payor or the provider to make or provide; (iv) has had any transactions or payments which are not recorded in its books of account and other financial records or disclosed in its financial statements; (v) has had any off-book bank or cash accounts or "slush funds"; (vi) has made any payments to governmental officials in their individual capacities for the purpose of affecting their action or the action of the Governmental Authority they represent to obtain special concessions; or (vii) has made illegal payments to obtain or retain business, in each in connection with the Purchased Assets or the TMR Business.

          (c)   Each Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by any Seller, or, to the Knowledge of Seller, by any agent or distributor of Seller, during the last five (5) years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Syria, Libya, Sudan or North Korea in violation of any law.

        4.18    Governmental Approvals.    Sellers are in possession of all Governmental Approvals necessary for Sellers to own, lease and operate their respective properties or to carry on the TMR Business as it is now being conducted. No suspension or cancellation of any Governmental Approvals is pending or, to the Knowledge of Sellers, threatened, and except for those Governmental Approvals set forth in Section 4.18 of the Sellers Disclosure Schedule, no other Governmental Approval is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Transaction Documents.

        4.19    Litigation.    There is no Proceeding pending or, to the Knowledge of Sellers, threatened against any Seller, or any property or asset of any Seller. To Sellers' Knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. No Seller nor any property or asset of any Seller is subject to any Order or any proposed Order that would prevent or materially delay the consummation of the Transaction or would have a Material Adverse Effect on the TMR Business.

        4.20    Taxes.

          (a)   Each Seller has timely filed all Tax Returns relating to the TMR Business that it was required to file, and such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes relating to the TMR Business are payable by any Seller with respect to any period ending prior to the date of this Agreement. Each Seller has withheld and paid all Taxes relating to the TMR Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no liens for Taxes on the Purchased Assets, other than liens for Taxes not yet due and payable.

          (b)   To the Knowledge of Sellers, no audit of any Tax Return relating to the TMR Business is currently pending or threatened. No claim has ever been made by any Governmental Authority in a jurisdiction where no Seller files any Tax Returns relating to the TMR Business that it is or may be subject to taxation by that jurisdiction.

          (c)   Sellers have treated themselves as owners of each of the Purchased Assets for Tax purposes. None of the Purchased Assets is the subject of a "safe-harbor lease" within the provisions of former Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the Purchased Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (d)   Each Seller is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

        4.21    Solvency.    No Seller is entering into this Agreement or the Transaction with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted. The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets less the Assumed Liabilities. Each Seller's assets, at a fair valuation, exceed its liabilities, and each Seller is able, and will continue to be able after the Closing of the Transaction, to meet its debts as they mature and will not become insolvent as a result of the Transaction. After the Closing of the Transaction, each Seller will have sufficient capital and property remaining to conduct the business in which it will thereafter be engaged. No Seller is aware of any fact or circumstance that would lead it to believe that (i) it is unable, or will be unable after the Closing of the Transaction, to meet its debts as they mature or (ii) it will become insolvent as a result of the Transaction.

        4.22    Product Warranties.    All of the Purchased Assets previously sold by Sellers are in conformity with all applicable contractual commitments and applicable law and all express and implied warranties No Seller has been notified of any claims for (and no Seller has any Knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of the Purchased Assets. There have been no product recalls, withdrawals or seizures with respect to any of the Purchased Assets manufactured, sold or delivered by Sellers.

        4.23    Product Liability.    Since January 1, 2005, no Seller has had, and no Seller has, any liability (and, to Sellers' Knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any of the Purchased Assets or the TMR Products manufactured, sold or delivered by Sellers prior to the Closing Date.

        4.24    Disclosure.    No statement (including the representations, warranties and covenants) by Sellers contained in this Agreement, the Sellers Disclosure Schedule, the exhibits and schedules attached hereto, the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        4.25    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Sellers.

        4.26    Transactions with Affiliates.    There are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between any Seller, on the one hand, and any of the directors, officers or other affiliates of any Seller, on the other hand, related to the TMR Business which are to be assumed by Buyer hereunder..

        4.27    Proxy Statement.    The proxy statement to be sent to the shareholders of PLC Parent in connection with the PLC Parent Shareholders' Meeting (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") shall not, on the date first mailed to the shareholders of PLC Parent, and at the time of the PLC Parent Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact, required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the PLC Parent Shareholders' Meeting that shall have become false or misleading. Notwithstanding the foregoing, Sellers do not make any representation or warranty with respect to any information supplied by Buyer or any of its Representatives for inclusion in the Proxy Statement or any other document required to be filed by PLC Parent with the SEC or disseminated to PLC Parent's shareholders in connection with this Agreement and the Transaction.

        4.28    Vote Required.    The affirmative vote of at least two-thirds of the combined shares voting at a special meeting of shareholders of PLC Parent at which at least two shareholders or proxyholders holding not less than ten percent (10%) of the issued and outstanding shares of PLC Parent are present, is the only vote of PLC Parent's shareholders necessary (under applicable Legal Requirements or otherwise), to approve this Agreement and the Transaction (the "PLC Parent Shareholder Approval").

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

        Except as set forth in the corresponding sections of the disclosure schedules of Buyer delivered to Sellers concurrently with the execution and delivery of this Agreement (the "Buyer Disclosure Schedule") (provided, that if any fact or item disclosed in any section of the Buyer Disclosure Schedule shall be relevant to any other section of this Agreement, then such fact or item shall be deemed to be disclosed with respect to such other section of this Agreement, but only to the extent to which it is readily apparent on its face that such fact or item relates), Buyer hereby represents and warrants to Buyer that, as of the date hereof:

        5.1    Organization and Good Standing.    Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

        5.2    Authority.    Buyer has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by Buyer of the Transaction have been duly and validly authorized by all requisite action and no other corporate proceeding on the part of Buyer is necessary to authorize this Agreement and the other Transaction Documents or to consummate the Transaction. This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

        5.3    No Conflicts; Required Consents.    No Consents other than those set forth in Section 5.3 of the Buyer Disclosure Schedule are required with respect to Buyer's execution and delivery of this Agreement, the other Transaction Documents, and the consummation of the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer do not and will not, with or without notice or lapse of time, (a) conflict with or violate Buyer's Certificate of Incorporation or bylaws or equivalent organizational documents, (b) conflict with or violate any Legal Requirement applicable to Buyer or by which any property or asset of Buyer is bound or affected, (c) assuming the Consents listed in Section 5.3 of the Buyer Disclosure Schedule are obtained, result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, (d) violate or conflict with any other material restriction of any kind or character to which Buyer is subject, or (e) require Buyer to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

        5.4    Financial Capacity.    At the Closing, Buyer shall have sufficient funds, or shall have procured adequate financing upon terms satisfactory to Seller, to enable Buyer to pay the Purchase Price and to perform all of its obligations hereunder.

        5.5    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

        5.6    Proxy Statement.    The information supplied by Buyer for inclusion in the Proxy Statement, if any, shall not, as of the date first mailed to the shareholders of PLC Parent, and at the time of the PLC Parent Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the PLC Parent Shareholders' Meeting that shall have become false or misleading. Notwithstanding the foregoing, Buyer does not make any representation or warranty with respect to any information supplied by any Seller or any of its Representatives for inclusion in the Proxy Statement.

ARTICLE 6. CONDUCT PRIOR TO CLOSING

        6.1    Sellers' Conduct of the TMR Business.    From the date of this Agreement until the Closing Date, Sellers covenant and agree that they shall, and shall cause their respective officers, directors and employees to, (a) conduct the TMR Business only in the ordinary course of business and in a manner consistent with past practice, (b) pay all of their respective Liabilities and Taxes as they become due, (c) maintain insurance coverage to cover anticipatable risks of Sellers, (d) retain and maintain good relationships with their respective employees and (e) maintain good relationships consistent with their current efforts with their respective licensors, licensees, suppliers, contractors, distributors, customers and others having business dealings with respect to the TMR Business. Sellers shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of Sellers which would have a Material Adverse effect on the TMR Business, and any event of which Sellers are aware which reasonably would be expected to have a Material Adverse Effect on Sellers or the TMR Business, taken as a whole (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the Sellers Disclosure Schedule). Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or disclosed in the Sellers Disclosure Schedule, each Seller shall not, from the date of this Agreement until the Closing Date, directly or indirectly, do or propose to do any of the following without the prior written consent of Buyer: (a) enter into, create, incur or assume any obligations which would have an adverse effect on Sellers' or Buyer's ability to conduct the TMR Business in substantially the same manner and condition as currently conducted by Sellers; (b) acquire by merging or consolidating with, or by purchasing any equity securities or assets (which are material, individually or in the aggregate, to Sellers) of, or by any other manner, any business or any entity; (c) sell, transfer, lease, license or otherwise encumber any of the Purchased Assets, except for the sale of inventory in the ordinary course of business; (d) take any action not announced prior to September 14, 2010 to the customers, suppliers or distributors of Sellers, including providing promotions, coupons, discounts or price increases; (e) enter into any agreements or commitments with another person, except on commercially reasonable terms in the ordinary course of business which would not have a Material Adverse Effect on the TMR Business; (f) violate any Legal Requirements applicable to Sellers; (g) change or announce any change to the TMR Business or any products or services thereto; (h) violate, terminate or amend any Assumed Contracts; (i) purchase, lease, license or otherwise acquire any assets to be transferred to Buyer, except for supplies required by Sellers in the ordinary course of business; (j) fail to maintain all inventory at current levels or fail to maintain the Purchased Assets in the same repair, order and condition, reasonable wear and tear excepted, as such Purchased Assets are currently maintained; or (k) enter into any contract or agree, in writing or otherwise, to take any of the actions described in this Section 6.1, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

        6.2    No Solicitation.

          (a)   Until the termination of this Agreement pursuant to its terms, Sellers shall not, and Sellers shall cause their Representatives not to, directly or indirectly (i) initiate, solicit or encourage (including by way of furnishing information regarding the TMR Business or the Purchased Assets or Assumed Liabilities) any inquiries, or make any statements to third parties, which may reasonably be expected to lead to any proposal concerning the sale of any Seller, the TMR Business or the Purchased Assets or Assumed Liabilities (whether by way of merger, purchase of all of the capital shares, purchase of assets or otherwise) (a "Competing Proposal") or (ii) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a potential Competing Proposal or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. For purposes of clarification, the provisions of this Section 6.2 are not intended to restrict Sellers from engaging in any activities necessary for

  Sellers to raise financing from any third party financing source (other than any medical device company which competes or intends to compete with the TMR Business).

          (b)   If at any time prior to the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to its terms, any Seller is approached in any manner by a third party concerning a Competing Proposal (a "Competing Party"), such Seller shall promptly inform Buyer regarding such contact and, unless prohibited by the terms of any Confidentiality Agreement between such Competing Party and any of Sellers, furnish Buyer with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and such Seller shall keep Buyer informed of the status and details of any future notices, requests, correspondence or communications related thereto.

          (c)   Notwithstanding anything in this Agreement to the contrary, if prior to the receipt of the PLC Parent Shareholder Approval (i) PLC Parent receives a bona fide unsolicited written Competing Proposal which (A) constitutes a Superior Competing Proposal or (B) which PLC Parent's Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, would reasonably be expected to result in a Superior Competing Proposal by the Person (or group of Persons) making such Competing Proposal and (ii) prior to taking the actions in (A) and (B) below, PLC Parent's Board of Directors determines in good faith, after consultation with its outside legal advisors, that failure to take such action would be inconsistent with such directors' fiduciary duties under applicable Legal Requirements, then, prior to receipt of the PLC Parent Shareholder Approval, PLC Parent may: (A) furnish (or cause to be furnished by its Representatives) nonpublic information to the Persons (or group of Persons) making such Competing Proposal and its Representatives and financing sources, if, and only if, prior to so furnishing such information, PLC Parent receives from the persons (or group of persons) and its Representatives and financing sources an executed confidentiality agreement that contains provisions that are no less favorable in the aggregate to PLC Parent and its subsidiaries than the provisions contained in the Non-Disclosure and Confidentiality Agreement dated August 16, 2010 among PLC Parent, PLC, Novadaq Technologies, Inc. and Buyer (the "Non-Disclosure and Confidentiality Agreement"), and (B) engage in discussions or negotiations with the Persons (or group of Persons) and its Representatives with respect to the Competing Proposal. For purposes hereof, a "Superior Competing Proposal" shall mean a bona fide written unsolicited Competing Proposal made by any Person or group of Persons for all or a significant portion of the assets that comprise the TMR Business, assets representing more than fifty percent (50%) of the consolidated revenue of PLC Parent and its subsidiaries taken as a whole or more than fifty percent (50%) of the outstanding shares of PLC Parent such that following such transaction, the shareholders of PLC Parent immediately preceding the consummation of such transaction would hold less than fifty percent (50%) of the outstanding equity of PLC Parent immediately following such transaction, (and which proposal has not been obtained by or on behalf of PLC Parent in violation of this Section 6.2, and with respect to which PLC Parent has fulfilled its obligations pursuant to this Section 6.2) on terms that PLC Parent's Board of Directors determines in good faith, after consultation with PLC Parent's financial and legal advisors, and after taking into account all legal, financial and regulatory aspects of the proposal (and the timing and likelihood of consummation of such transaction), the Person making the proposal and any potential revisions to this Agreement suggested by Buyer or its Representatives, are more favorable from a financial point of view to PLC Parent and its shareholders than the Transaction.

          (d)   Nothing contained in this Agreement shall prohibit PLC Parent or PLC Parent's Board of Directors from disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing any "stop-look-and-listen" communication, if, in the good faith judgment of the PLC Parent's Board of Directors, after consultation with its outside legal advisors, such disclosure is required under applicable law; provided that, (i) such disclosure shall be made at the latest time permissible under applicable law and (ii) if such disclosure has the substantive effect of a PLC Parent Change of Recommendation, it shall be deemed a PLC Parent Change of Recommendation.

        6.3    Updated Assumed Contracts Schedule.    Immediately prior to the Closing, Buyer and Sellers shall jointly prepare an updated Schedule 1.1(f) to include any additional customer service contracts arranged by Buyer or Sellers and entered into by Sellers between the date of this Agreement and the Closing Date (each, an "Additional Assumed Contract"). Any such Additional Assumed Contract shall be deemed an Assumed Contract for all purposes under this Agreement.

ARTICLE 7. ADDITIONAL AGREEMENTS

        7.1    PLC Parent Shareholders' Meeting.

          (a)   As promptly as practicable after the execution of this Agreement, and in any event within ten (10) Business Days after the date hereof, PLC Parent shall prepare, and PLC Parent shall file with the SEC, preliminary proxy materials (including a preliminary Proxy Statement). Buyer shall provide to PLC Parent such information concerning Buyer as may be reasonably requested by PLC Parent for inclusion in the Proxy Statement. At the earliest practicable time (and in any event within five (5) Business Days) following the later of (i) receipt and resolution of the SEC comments on the preliminary Proxy Statement, and (ii) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, PLC Parent shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to its shareholders. Prior to filing any Proxy Statement or any other filing with the SEC in connection with the Transaction, PLC Parent shall provide Buyer and its counsel with reasonable opportunity to review and comment on each such filing in advance, and PLC Parent shall in good faith consider including in such filings all comments reasonably proposed by Buyer. All documents that PLC Parent files with the SEC in connection with this Agreement or the Transaction, including the Proxy Statement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

          (b)   PLC Parent shall notify Buyer promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC's intent to review the preliminary Proxy Statement) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any other filing with the SEC in connection with this Agreement or the Transaction or for additional/supplemental information in connection therewith. PLC Parent shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any other such filing, (i) supply Buyer with copies of all written correspondence received in connection therewith, and (ii) provide Buyer a reasonably detailed description of any oral comments received in connection therewith. PLC Parent (x) shall provide Buyer with a reasonable opportunity to review and comment on any responses to comments or inquiries by the SEC with respect to any filings related to this Agreement or the Transaction, and (y) shall consider in good faith including in such response all comments reasonably proposed by Buyer in respect of the filings and (z) shall provide Buyer and its counsel a reasonable opportunity to, if allowed by the SEC, listen to any discussions or meetings with the SEC or its staff with respect to such filings. PLC Parent shall respond promptly in good faith to any comments by the SEC and if, at any time prior to the Closing, any event or information relating to PLC Parent, any other Seller, Buyer or any of their affiliates, should be discovered by Buyer or PLC Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party which discovers such information shall promptly notify the other parties and PLC Parent shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by any applicable Legal Requirements, disseminated to the shareholders of PLC Parent.

              (i)  PLC Parent shall take all action necessary in accordance with applicable Legal Requirements and PLC Parent's Articles of Continuance and By-laws (i) to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable, and in any event (to the extent permissible under applicable Legal Requirements) within forty-five (45) days after the mailing of the definitive Proxy Statement to the shareholders of PLC Parent, for the purpose of considering the adoption of this Agreement (the "PLC Parent Shareholders' Meeting"), and (ii) (A) include in the Proxy Statement the recommendation of PLC Parent's Board of Directors that PLC Parent's shareholders vote in favor of the adoption of this Agreement and the Transaction (the "PLC Parent Recommendation"), and (B) use its reasonable efforts to solicit from the shareholders of PLC Parent proxies in favor of the adoption of this Agreement and secure the vote or consent of PLC Parent's shareholders as required by the rules of the OTC Bulletin Board, the YBCA or other applicable Legal Requirements to effect the Transaction. PLC Parent shall ensure that the PLC Parent Shareholders' Meeting is called, noticed, convened, held and conducted, and that all parties solicited in connection with the PLC Parent Shareholders' Meeting are solicited, in compliance in all material respects with all applicable Legal Requirements. Notwithstanding anything in this Agreement to the contrary, PLC Parent's Board of Directors may withdraw, amend or modify the PLC Parent Recommendation (a "PLC Parent Change of Recommendation") if the PLC Parent's Board of Directors has concluded in good faith, after consultation with its outside legal counsel, that the failure of PLC Parent's Board of Directors to effect a PLC Parent Change of Recommendation would be inconsistent with such directors' fiduciary duties under applicable Legal Requirements; provided, however, that if such PLC Parent Change of Recommendation is as a result of a Competing Proposal, PLC Parent's Board of Directors shall have concluded in good faith after consultation with its outside financial and legal advisors that such Competing Proposal is a Superior Competing Proposal. In the event that, subsequent to the date of this Agreement and prior to the PLC Parent Shareholders' Meeting, there shall have been a PLC Parent Change of Recommendation, unless this Agreement is terminated in accordance with its terms, as the case may be, PLC Parent shall nevertheless submit this Agreement to its shareholders for adoption at the PLC Parent Shareholders' Meeting. Without limiting the generality of the foregoing, PLC Parent agrees that (i) its obligation to duly call, give notice of, convene and hold the PLC Parent Shareholders' Meeting shall not be affected by the withdrawal, amendment or modification of the PLC Parent Recommendation, and (ii) its obligations pursuant to this Section 7.1 shall not be affected by the commencement, public proposal, public disclosure or communication to any Seller of any Competing Proposal (whether or not a Superior Competing Proposal).

        7.2    Certain Notifications.    From the date of this Agreement until the Closing, Sellers shall give prompt notice to Buyer of:

          (a)   any action taken by Sellers not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect;

          (b)   the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which reasonably could be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and

          (c)   any failure of any Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

          (d)   any communication or correspondence from, to or with the FDA or any other Governmental Authority relating to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities;

          provided, that the delivery of any notice pursuant to this Section 7.2 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        7.3    Access to Information.    From the date of this Agreement until the Closing Date, upon reasonable notice, Sellers shall:

          (a)   give Buyer and its Representatives full access to Sellers' buildings, offices, and other facilities, to Persons having business relationships with Sellers (including suppliers, licensees, customers and distributors), and to all of the Books and Records, whether located on their premises or at another location,

          (b)   permit Buyer to make such inspections as it may require,

          (c)   cause its officers to furnish Buyer with such financial, operating, technical and product data and other information with respect to the TMR Business and the assets of Sellers as it from time to time may request, including financial statements and schedules,

          (d)   allow Buyer the opportunity to interview Seller's employees and other personnel and Affiliates, and

          (e)   reasonably assist and cooperate with Buyer in the development of integration plans for implementation by Buyer following the Closing;

          provided, that no investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty made by Sellers or Buyer herein.

        7.4    Reasonable Efforts.    From the date of this Agreement until the Closing, each of Sellers and Buyer shall use their respective reasonable efforts to cause to be fulfilled and satisfied all of the other party's conditions to Closing set forth in Article 9.

        7.5    Consents.    Sellers will use reasonable efforts to obtain prior to Closing all Consents from Governmental Authorities or under any contracts or other agreements as may be required in connection with the Transaction so as to preserve all rights of and benefits to Sellers thereunder. At the request of Sellers, Buyer shall provide Sellers with such assistance and information as is reasonably requested by Sellers to obtain such Consents. Any costs incurred in obtaining the Consents shall be borne by Sellers.

        7.6    Expenses.    Whether or not the Transaction is consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the Transaction including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        7.7    Confidentiality.    At the Closing, the obligations of Buyer under the Non-Disclosure and Confidentiality Agreement, with respect to all information relating to the TMR Business and the Purchased Assets shall terminate. From and after the Closing, Sellers shall treat all information relating to the TMR Business (whether disclosed to Sellers by Buyer or held or owned by Sellers prior to the Closing) as if it had been disclosed to Sellers by Buyer pursuant to such Non-Disclosure and Confidentiality Agreement, or as otherwise provided in any of the Transaction Documents, except where any disclosure is required by Legal Requirements or otherwise by the request of any Government Agency.

        7.8    Bulk Sales Law Waiver.    Subject to Section 11.2, each party hereto agrees to waive compliance by the other with any applicable bulk sales Legal Requirements in connection with the Transaction.

        7.9    FDA Matters.    Promptly after the Closing, Sellers shall file with the FDA an original and a copy of the Sellers FDA Letter and provide a copy of the as-filed Sellers FDA Letter to Buyer.

        7.10    Limited Power of Attorney.    Effective upon the Closing, each Seller hereby irrevocably appoints Buyer and its successors, agents and assigns as its true and lawful attorney, in its name, place and stead, with power of substitution, to take any action and to execute any instrument which Buyer reasonably determines is necessary or advisable to fulfill such Seller's obligations or rights under, or to accomplish the purposes of, this Agreement, including, (a) to demand and receive any and all Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same; (b) to institute, prosecute, defend, compromise and/or settle any and all Proceedings with respect to the Purchased Assets and Assumed Liabilities; (c) to make any filings required to transfer any TMR Business Intellectual Property or any other Purchased Assets; and (d) to receive and open all mail, packages and other communications addressed to such Seller and relating to the TMR Business. The foregoing power of attorney is a special power of attorney coupled with an interest and is irrevocable.

        7.11    Records and Documents.

          (a)   For a period of ten (10) years after the Closing, at Sellers' request, Buyer shall provide Sellers with reasonable access to and the right to make copies of those records and documents related to the operation of the TMR Business prior to the Closing, and the possession of which is retained by or in the possession of Buyer, as are necessary for Sellers' proper payment of Taxes and Sellers' filing of other reports with any Governmental Authority and as otherwise required by any Legal Requirements. If during such period Buyer elects to dispose of such records and documents, Buyer shall give Sellers no less than sixty (60) days' prior written notice, during which period Sellers shall have the right to take such records and documents without further consideration.

          (b)   For a period of ten (10) years after the Closing, at Buyer's request, Sellers shall provide Buyer with reasonable access to and the right to make copies of all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records (in each case, on whatever medium and whether written or electronic) retained or received by Sellers that are not included in the Purchased Assets but relate to the TMR Business, the TMR Products, the Purchased Assets or the Assumed Liabilities. If during such period Sellers elect to dispose of such books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records, Sellers shall give Buyer no less than sixty (60) days' prior written notice, during which period Buyer shall have the right to take such books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records without further consideration.

        7.12    Insurance and Warranty Claims.    For a period of three (3) years after the Closing, Sellers shall maintain in full force and effect product liability insurance on all TMR Products and other products of the TMR Business manufactured or sold prior to the Closing Date in an amount no less than Five Million Dollars ($5,000,000). Such policy shall name Buyer as an additional insured and provide that it may not be cancelled without prior notice to Buyer. Prior to or at the Closing, Sellers shall fully prepay all premiums necessary for Sellers to maintain such policy in the manner required by this Section 7.12. Sellers shall provide, at Buyer's request, reasonably satisfactory evidence that such insurance policy continues to be in effect and that all premiums have been paid.

ARTICLE 8. EMPLOYEES

        8.1    Transferred Employees.    Buyer shall offer employment, to be effective as of the Closing Date and contingent upon the Closing, on terms to be determined by Buyer, to those employees of Sellers who are listed on Schedule 8.1 (collectively, the "Transferred Employees"). Sellers shall terminate the employment, to be effective immediately prior to the Closing, of any Transferred Employees to whom Buyer makes an offer of employment and who deliver countersigned offer letters to Buyer prior to the Closing. The parties acknowledge and agree that it is not the intention of the parties that any contracts of employment of any employee of any Seller shall be assumed by Buyer as a result of the Transaction. Sellers shall use reasonable efforts to encourage the Transferred Employees to continue their work with the TMR Business until the Closing and thereupon to accept employment with Buyer.

        8.2    Employee Benefit Arrangements.

          (a)   In order to secure an orderly and effective transition of the employee benefit arrangements for Transferred Employees and their respective beneficiaries and dependents, Sellers and Buyer shall cooperate, both before and after the Closing Date, to (i) exchange information related to the Transferred Employees, including employment records, benefits information, and financial statements and (ii) take any other actions with respect to the Transferred Employees and their respective beneficiaries and dependents.

          (b)   Sellers shall retain responsibility for providing health care continuation coverage under any one or more of their group health plans in accordance with Section 54.4980B-9 Q&A-8 of the Treasury Regulations to all "M&A Qualified Beneficiaries" (as defined in Section 54.4980B-9 Q&A-4(a) of the Treasury Regulations), including any such individuals whose qualifying event relates to a termination of employment with Buyer on or after the Closing Date but in connection with the transactions contemplated herein. For purposes of this Section 8.2(b), "M&A Qualified Beneficiaries" shall not include the Transferred Employees who are hired by Buyer. Sellers will continue to maintain one or more group health plans for as long as necessary in order to be able to fulfill its health care continuation coverage obligations under this Section 8.2(b) .

        8.3    No Benefit to Sellers Employees Intended.    Nothing in this Article 8 shall be construed to entitle any Transferred Employee to continue his or her employment with Buyer for any period of time, nor to interfere with the rights of Buyer or Sellers to discharge or discipline any Transferred Employee, to change the terms of any Transferred Employee's employment, or to amend or terminate any employee benefit plans at any time. This Article 8 is not intended to, and does not, create any rights or obligations to or for the benefit of anyone other than Buyer and Sellers.

ARTICLE 9. CONDITIONS TO CLOSING

        9.1    Conditions Precedent to Obligations of Buyer.    The obligations of Buyer to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Buyer in writing:

          (a)    Representations and Warranties.    (i) All of the representations and warranties of Sellers set forth in this Agreement (or in any written statement or certificate that shall be delivered to Buyer by Sellers under this Agreement) shall have been true and correct in all material respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all material respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all material respects as of such earlier date); and (ii) all of the representations and warranties of Sellers set forth in this Agreement (or in any written statement or certificate that shall be delivered to Buyer by Sellers under this Agreement) that are qualified by materiality or "Material Adverse Effect" shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all respects as of such earlier date).

          (b)    Performance of Obligations.    Sellers shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

          (c)    No Material Adverse Change.    There shall have been no Material Adverse Effect from the date hereof through the Closing Date as it relates to the TMR Business.

          (d)    PLC Parent Shareholder Approval.    PLC Parent shall have obtained the PLC Parent Shareholder Approval.

          (e)    Legal Requirements.    No Legal Requirement shall be in effect which prohibits or materially restricts the consummation of the Transaction at the Closing, or which otherwise adversely affects in any material respect the right or ability of Buyer to own, operate or control the TMR Business or the Purchased Assets, in whole or material part, and no Proceeding is pending or threatened in writing by a Governmental Authority which is reasonably likely to result in a Legal Requirement having such an effect.

          (f)    Closing Deliveries.    Sellers shall have delivered to Buyer all of the closing documents and agreements required to be delivered by them pursuant to Sections 3.2 and 3.4.

        9.2    Conditions Precedent to Obligations of Sellers.    The obligations of Sellers to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Sellers in writing:

          (a)    Representations and Warranties.    (i) All of the representations and warranties of Buyer set forth in this Agreement (or in any written statement or certificate that shall be delivered to Sellers by Buyer under this Agreement) shall have been true and correct in all material respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all material respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all material respects as of such earlier date); and (ii) all of the representations and warranties of Buyer set forth in this Agreement (or in any written statement or certificate that shall be delivered to Sellers by Buyer under this Agreement) that are qualified by materiality or "Material Adverse Effect" shall have been true and correct in all respects (considered collectively and individually) as of the date of this Agreement and shall be true and correct in all respects (considered collectively and individually) as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct in all respects as of such earlier date).

          (b)    Performance of Obligations.    Buyer shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

          (c)    PLC Parent Shareholder Approval.    PLC Parent shall have obtained the PLC Parent Shareholder Approval.

          (d)    Closing Deliveries.    Buyer shall have delivered to Sellers all of the closing documents and agreements required to be delivered by it pursuant to Sections 3.3 and 3.4.

 ARTICLE 10. TERMINATION

        10.1    Circumstances for Termination.    At any time prior to the Closing, this Agreement may be terminated by written notice:

          (a)   by the mutual written consent of Buyer and Sellers;

          (b)   by either Buyer, on the one hand, or Sellers, on the other hand, if the other party is in breach of any provision of this Agreement, which breach would give rise to a failure to satisfy any condition set forth in Section 9.1(a) and (b), and Section 9.2(a) and (b), and such breach shall not have been cured within thirty (30) days of written notice from the terminating party of such breach, provided, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

          (c)   by either Buyer, on the one hand, or Sellers, on the other hand, if the Closing has not occurred on or prior to February 28, 2011 (the "Outside Closing Date") for any reason, provided, that the terminating party shall not have breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Closing by such date;

          (d)   by either Buyer, on the one hand, or Sellers, on the other hand, if satisfaction of a closing condition of the terminating party in Article 9 is impossible, provided, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

          (e)   by either Buyer, on the one hand, or Sellers, on the other hand, if PLC Parent shall not have obtained the PLC Parent Shareholder Approval at the PLC Parent Shareholders' Meeting, provided, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement; or

          (f)    by Sellers if the holders of PLC Parent shares (other than shares held by officers and directors of PLC Parent and any affiliate of any officer or director) with a fair market value of at least $200,000 (as measured based upon the closing price of PLC Common Stock reported on the OTC Bulletin Board on the last business day immediately prior to the PLC Parent Shareholders' Meeting) and who are entitled to vote at the PLC Parent Shareholders' Meeting, exercise their rights to dissent/object at or prior to the PLC Parent Shareholders' Meeting under Section 193 of the YBCA (which dissension or objection has not been legally withdrawn by the time of the stockholder vote).

        10.2    Effect of Termination.    If this Agreement is terminated in accordance with Section 10.1, all obligations of the parties hereunder shall terminate without further liability to any party hereto, except for the obligations set forth in this Article 10 and Sections 12.3, 12.6, 12.12, 12.13, 12.14, 12.16 and 12.19; provided, that such termination shall not release either party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

ARTICLE 11. INDEMNIFICATION

        11.1    Survival of Representations and Warranties.

          (a)   All representations and warranties of Sellers or Buyer in this Agreement or any other Transaction Document shall survive the Closing until the 18-month anniversary of the Closing Date (the "Survival Date"); provided, that: (i) all representations and warranties relating to Taxes shall survive until thirty (30) calendar days after expiration of all applicable statutes of limitations relating to such Taxes; (ii) all representations and warranties of Sellers contained in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.3 (No Conflicts; Required

  Consents), Section 4.8(a) (Title) and Section 4.25 (Brokers) (collectively, the "Sellers' Fundamental Representations") and Buyer contained in Section 5.1 (Organization and Good Standing), Section 5.2 (Authority), Section 5.3 (No Conflicts; Required Consents) and Section 5.5 (Brokers) (collectively, the "Buyer's Fundamental Representations") shall survive indefinitely; and (iii) any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with Section 11.4 shall survive until final resolution of such claim.

          (b)   The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any party hereto or by any Representative of any such party or by any such party's Knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty.

        11.2    Indemnification by Sellers.    Subject to the limitations set forth in this Article 11, Sellers shall indemnify, defend and hold harmless, on a joint and several basis, Buyer and its Representatives from and against any and all Damages, whether or not involving a third-party claim, including reasonable attorneys' fees (collectively, "Buyer Damages"), arising out of, relating to or resulting from: (a) any breach of a representation or warranty of Sellers contained in this Agreement or in any other Transaction Document; (b) any breach of a covenant of Sellers contained in this Agreement or in any other Transaction Document; (c) any Excluded Asset or Excluded Liability; or (d) any noncompliance with applicable bulk sales or fraudulent transfer Legal Requirements in connection with the Transaction.

        11.3    Indemnification by Buyer.    Subject to the limitations set forth in this Article 11, Buyer shall indemnify, defend and hold harmless Sellers and their Representatives (collectively, the "Seller Indemnified Persons") from and against any and all Damages, whether or not involving a third-party claim, including reasonable attorneys' fees (collectively, "Seller Damages"), arising out of, relating to or resulting from: (a) any breach of a representation or warranty of Buyer contained in this Agreement or in any other Transaction Document; (b) any breach of a covenant of Buyer contained in this Agreement or in any other Transaction Document; or (c) any Assumed Liability.

        11.4    Procedures for Indemnification.    Promptly after receipt by a party entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion or the commencement of any Proceeding by a third-party with respect to any matter referred to in Sections 11.2 or 11.3, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the "Indemnitor"), which notice shall include a description of the Proceeding, the amount thereof (if known and quantifiable) and the basis for the Proceeding, and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby. A claim for indemnification for any matter not involving a third-party Proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a nationally recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided that:

              (i)  the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee);

          (b)   the Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (5) the claim involves environmental matters in which case the Indemnitee shall have sole control and management authority over the resolution of such claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions); provided that the Indemnitee shall keep the Indemnitor apprised of any major developments relating to any environmental claim; (6) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim, or (7) the Indemnitee reasonably believes that the Buyer Damages or the Seller Damages, as the case may be, relating to the claim could exceed the maximum amount that such Indemnitee could then be entitled to recover under the applicable provisions of Article 11; and

              (i)  if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

        11.5    Limitations on Indemnification.

          (a)   Notwithstanding anything herein to the contrary, Sellers shall not be obligated to indemnify Buyer under this Article 11:

              (i)  unless the aggregate of all Buyer Damages exceeds THIRTY THOUSAND UNITED STATES DOLLARS (US$30,000) (the "Sellers' Basket"), in which case Buyer shall be entitled to recover all Buyer Damages, excluding the amount equal to the Sellers' Basket; or

             (ii)  to the extent that the aggregate of all Buyer Damages exceeds ONE MILLION UNITED STATES DOLLARS (US$1,000,000) (the "Sellers' Indemnification Cap");

          provided, that the Sellers' Indemnification Cap and the Sellers' Basket shall not limit any indemnification obligation of Sellers (x) arising out of, relating to or resulting from fraud or intentional misrepresentation by Sellers; (y) arising out of, relating to or resulting under Section 11.2(b), (c) or (d) or from a breach of any of Sellers' Fundamental Representations; or (z) if the Transaction does not close.

          (b)   In determining the amount of any indemnity, there shall be taken into account any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

        11.6    Remedies Cumulative.    The remedies provided in this Agreement shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies, against the other party.

ARTICLE 12. MISCELLANEOUS PROVISIONS

        12.1    Amendments and Waivers.    This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the parties. Either party may waive compliance by the other party with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        12.2    Notices.    All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by telecopy, (ii) one (1) day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

          If to Buyer:

      Novadaq Corp.
      11091 Corsia Trieste Way, Unit 201
      Bonita Springs, FL 34135
      Attention: President
      Fax: (905) 629 - 8779

      With a copy, which shall not constitute notice, given in the manner prescribed above, to:

      Morrison & Foerster LLP
      425 Market St.
      San Francisco, CA 94105
      Attention: Key Shin
      Fax: (415) 268-7522

          If to Sellers:

      PLC Systems Inc.
      10 Forge Park
      Franklin, MA 02038
      Attention: Chief Executive Officer
      Fax: (508) 541-7990

      With a copy, which shall not constitute notice, given in the manner prescribed above, to:

      Gennari Aronson, LLP
      First Needham Place
      250 First Avenue
      Needham, Massachusetts 02494
      Attention: Neil Aronson
      Fax: (781) 719-9853

        Any party may alter its notice address by notifying the other parties of such change of address in conformity with the provisions of this section.

        12.3    Governing Law.    This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General

Obligations Law or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

        12.4    Exhibits and Schedules.    All Exhibits and Schedules attached hereto (including the Sellers Disclosure Schedule and the Buyer Disclosure Schedule) are hereby incorporated by reference into, and made a part of, this Agreement.

        12.5    Assignments Prohibited; Successors and Assigns.    Sellers shall not assign, or suffer or permit an assignment (by operation of law or otherwise) of, their rights or obligations under or interest in this Agreement without the prior written consent of Buyer. Any purported assignment or other disposition by Sellers, except as permitted herein, shall be null and void. For purposes of this section, the terms "assign" and "assignment" shall be deemed to include (i) a merger in which a party hereto is not the surviving entity, (ii) a consolidation or division of a party hereto, (iii) a sale of all or substantially all of the assets of a party hereto, or (iv) a change of control resulting from a sale or repurchase of shares or similar transaction involving a party hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

        12.6    No Third-Party Beneficiaries.    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other person.

        12.7    Counterparts.    This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

        12.8    Severability.    If any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        12.9    Entire Agreement.    This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the parties. The parties intend that this Agreement be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

        12.10    Interpretation.    Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), Exhibit or Schedule, such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words "but (is/are) not limited to." Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

        12.11    Construction.    The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

        12.12    Expenses of the Parties.    Subject to provisions contained herein relating to recovery of fees in connection with legal actions or proceedings, each party shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the Transaction.

        12.13    Jurisdiction; Service of Process.    In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of New York; (b) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in any manner as may be provided under the applicable laws or court rules governing service of process in such court.

        12.14    Waiver of Jury Trial.    THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT.

        12.15    Provisional Relief; Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the State of New York, in addition to any other remedy to which they are entitled at law or in equity.

        12.16    Recovery of Fees by Prevailing Party.    If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys' fees paid or incurred in good faith.

        12.17    Further Assurances.    Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction.

        12.18    Time of the Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        12.19    Confidentiality; Publicity.    Sellers, on the one hand, and Buyer, on the other hand, shall not issue any press release or otherwise make any public statements or announcements with respect to this Agreement and/or the Transaction without the prior written consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that each party may make such statements as may be required by applicable law or applicable stock exchange rules, in which case, the party desiring to make a public statement or disclosure shall consult with the other parties and permit them opportunity to review and comment on the proposed disclosure to the extent practicable under the circumstances. Notwithstanding the foregoing, Sellers, on the one hand, and Buyer, on the other hand, agree that the initial press release to be issued with respect to the transactions contemplated hereby will be in the form heretofore agreed to by the parties.

        12.20    Guarantee of Buyer Parent.    Buyer Parent hereby absolutely and unconditionally guarantees to Sellers the payment and performance when due of the obligations of Buyer under this Agreement. This guarantee is irrevocable and is and will remain an unconditional guarantee of payment and performance, not of collection.

[Signatures Follow On a Separate Page]

        IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

BUYER:
NOVADAQ CORP.
By:	/s/ STEPHEN PURCELL
	Name:	Stephen Purcell
	Title:	Chief Financial Officer
BUYER PARENT (SOLELY FOR THE LIMITED PURPOSE OF SECTION 12.20):
NOVADAQ TECHNOLOGIES INC.
By:	/s/ STEPHEN PURCELL
	Name:	Stephen Purcell
	Title:	Chief Financial Officer
SELLERS:
PLC SYSTEMS INC.
By:	/s/ JAMES G. THOMASCH
	Name:	James G. Thomasch
	Title:	Chief Financial Officer
PLC MEDICAL SYSTEMS, INC.
By:	/s/ JAMES G. THOMASCH
	Name:	James G. Thomasch
	Title:	Chief Financial Officer
PLC SISTEMAS MEDICOS INTERNACIONAIS (DEUTSCHLAND) GMBH
By:	/s/ JAMES G. THOMASCH
	Name:	James G. Thomasch
	Title:	Agent for PLC Sistemas Medicos Internacionais (Deutschland) GmbH

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

        "Additional Assumed Contract" shall have the meaning specified in Section 6.3.

        "Affiliate" shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer or director The term Affiliate shall also include any entity which controls, is controlled by, is under common control with any of the individuals or entities described in the preceding sentence.

        "Agent of Service" shall have the meaning specified in Section 12.13.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Amended and Restated Distribution Agreement" shall have the meaning set forth in the second Recital.

        "Assignment and Assumption" shall have the meaning specified in Section 3.4(a).

        "Assumed Contracts" shall have the meaning specified in Section 1.1(f).

        "Assumed Liabilities" shall have the meaning specified in Section 1.3.

        "Books and Records" shall have the meaning specified in Section 1.1(h).

        "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed.

        "Buyer" shall have the meaning set forth in the Preamble.

        "Buyer Damages" shall have the meaning specified in Section 11.2.

        "Buyer Disclosure Schedule" shall have the meaning specified in Article 5.

        "Buyer's Fundamental Representations" shall have the meaning specified in Section 11.1(a).

        "Buyer Parent" shall have the meaning set forth in the Preamble.

        "CDRH" shall mean the FDA's Center for Devices and Radiological Health.

        "Closing" shall have the meaning specified in Section 3.1.

        "Closing Date" shall have the meaning specified in Section 3.1.

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        "Competing Party" shall have the meaning specified in Section 6.2(b).

        "Competing Proposal" shall have the meaning specified in Section 6.2(a).

        "Confidential Information" shall mean all Trade Secrets and other confidential and/or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, representatives, or consultants.

        "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

        "Contract" shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

        "Copyrights" shall mean all copyrights, including in and to works of authorship and all other rights (including moral rights) corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

        "Damages" shall mean and include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        "Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

        "Deposits and Advances" shall have the meaning specified in Section 1.2(e).

        "Employee Benefit Plans" shall have the meaning specified in Section 4.16.

        "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, reservation, imperfection of title, condition or, to Sellers' Knowledge, any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

        "Environmental and Safety Laws" shall mean any Legal Requirements applicable to any environmental media (which means ambient air, water, groundwater land surface or substrata or waste), ordinances, codes, regulations, rules, policies, directives, requirements, treaties, and orders and all other permits, approvals, clearances, consents and conditions associated therewith, which prohibit, regulate or control any Hazardous Material or that are intended to assure the protection of the environment, health, welfare or the safety of employees, workers or other persons, including the public. For the avoidance of doubt, "Environmental and Safety Laws" shall include any Legal Requirements of the United States Occupational and Safety Health Administration and the United States Department of Transportation and their state equivalents.

        "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall have the meaning specified in Section 4.4(a).

        "Excluded Assets" shall have the meaning specified in Section 1.2.

        "Excluded Liabilities" shall have the meaning specified in Section 1.4.

        "FDA" shall mean the United States Food and Drug Administration or any successor thereto and, where applicable, for markets outside of the United States, the corresponding regulatory agency or Governmental Authority having jurisdiction.

        "GAAP" shall have the meaning specified in Section 4.4(b).

        "General Assignment and Bill of Sale" shall have the meaning specified in Section 3.2(a).

        "Governmental Approval" shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

        "Governmental Authority" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing or arbitral authority or power of any nature.

        "Hazardous Materials" shall mean any material or substance, including permitted emissions or discharges, that is prohibited or regulated by Environmental and Safety Laws or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, or otherwise a danger to health in any environmental media (air, water, land or waste), human health, natural resources or the environment, including PCBs, asbestos, petroleum, mold, and urea formaldehyde.

        "Indemnitee" shall have the meaning specified in Section 11.4.

        "Indemnitor" shall have the meaning specified in Section 11.4.

        "Intellectual Property Rights" shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (i) Patents, Trade Secrets, Copyrights, Mask Works, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.

        "Inventory" shall have the meaning specified in Section 1.1(a).

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be "actual Knowledge") a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the truth or existence of such fact or other matter. Sellers and Buyer shall be deemed to have "Knowledge" of a particular fact or other matter if any of their respective directors, officers or employees with the authority to establish policy for the company has actual knowledge of such fact or other matter after reasonable inquiry.

        "Leased Real Property" shall have the meaning set forth in Section 4.9.

        "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        "Machinery and Equipment" shall have the meaning specified in Section 1.1(b).

        "Mask Works" shall mean all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology.

        "Material Adverse Effect" means:

          (a)   with respect to Buyer, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely to prevent or materially delay consummation of the Transaction or otherwise to prevent Buyer or its subsidiaries from performing its obligations under this Agreement; and

          (b)   with respect to Sellers, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (i) to be materially adverse to the condition (financial or otherwise), properties, assets (including Purchased Assets), liabilities (including Assumed Liabilities), business, operations, results of operations or prospects of Sellers or the TMR Business or (ii) to prevent or materially delay consummation of the Transaction or otherwise to prevent Sellers from performing their obligations under this Agreement.

        "Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with Sellers under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

        "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

        "Non-Disclosure and Confidentiality Agreement" shall have the meaning specified in Section 6.2(c).

        "Order" shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

        "Outside Closing Date" shall have meaning specified in Section 10.1(c).

        "Owned and Leased Vehicles" shall have the meaning specified in Section 1.1(c).

        "Patent Assignment" shall have the meaning specified in Section 3.2(b).

        "Patents" means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications and provisional applications and from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications (in (a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions and restorations by existing and future extension and restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents and patent applications (in (a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, and any importation, revalidation, confirmation and introduction patent and registration patent and patent of additions to any such foregoing patent applications and patents (in (a), (b), (c) and (d)), and (f) all invention disclosures.

        "Permitted Encumbrance" shall mean (a) mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business, (b) conditional sales contracts (covering personalty and equipment, but not real property) and equipment leases entered into in the ordinary course of business, and (c) Encumbrances for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty.

        "Person" shall mean any individual, Entity or Governmental Authority.

        "Personal Property" shall have the meaning specified in Section 1.1(d).

        "Personal Property Leases" shall have the meaning specified in Section 1.1(e).

        "PLC" shall have the meaning set forth in the Preamble.

        "PLC Germany" shall have the meaning set forth in the Preamble.

        "PLC Parent" shall have the meaning set forth in the Preamble.

        "PLC Parent Change of Recommendation" shall have the meaning specified in Section 7.1(b).

        "PLC Parent Financial Statements" shall have the meaning specified in Section 4.4(b).

        "PLC Parent Recommendation" shall have the meaning specified in Section 7.1(b).

        "PLC Parent SEC Reports" shall have the meaning specified in Section 4.4(a).

        "PLC Parent Shareholder Approval" shall have the meaning specified in Section 4.28.

        "PLC Parent Shareholders' Meeting" shall have the meaning specified in Section 7.1(b).

        "PMA" shall mean the premarket approvals issued by the FDA and all supplements thereto in respect of the TMR Products and, where applicable, includes the corresponding certificates and approvals required for marketing in other jurisdictions, including, but not limited to, ISO certifications and CE Mark certifications.

        "Post-Closing Period" shall mean any taxable period beginning after the close of business on the Closing Date or, in the case of any tax period which includes, but does not begin, after the close of business on the Closing Date, the portion of such period beginning after the close of business on the Closing Date.

        "Pre-Closing Period" shall mean any taxable period ending on or before the close of business on the Closing Date or, in the case of any taxable period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.

        "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

        "Proxy Statement" shall have the meaning specified in Section 4.27.

        "PTO" shall have the meaning specified in Section 4.10(g).

        "Purchase Price" shall have the meaning specified in Section 2.1.

        "Purchased Assets" shall have the meaning specified in Section 1.1.

        "QSR" shall mean the Quality Systems Regulation, 21 C.F.R. Part 820, as amended.

        "Real Property Leases" shall have the meaning specified in Section 4.9.

        "Receivables" shall have the meaning specified in Section 1.2(b).

        "Reference Balance Sheet Date" shall have the meaning specified in Section 4.5.

        "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

        "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        "Representatives" shall mean officers, directors, employees, attorneys, accountants, advisors, agents (other than distributors or licensees), subsidiaries and lenders of a party. In addition, all Affiliates of Sellers shall be deemed to be "Representatives" of Sellers.

        "Restricted Asset" shall have the meaning specified in Section 1.5(a).

        "SEC" means the United States Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall have the meaning specified in Section 4.4(a).

        "Seller" and "Sellers" shall have the respective meanings set forth in the Preamble.

        "Seller Damages" shall have the meaning specified in Section 11.3.

        "Seller Indemnified Persons" shall have the meaning specified in Section 11.3.

        "Sellers' Basket" shall have the meaning specified in Section 11.5(a).

        "Sellers Disclosure Schedule" shall have the meaning specified in Article 4.

        "Sellers FDA Letter" shall have the meaning specified in Section 3.2(c).

        "Sellers' Fundamental Representations" shall have the meaning specified in Section 11.1(a).

        "Sellers' Indemnification Cap" shall have the meaning specified in Section 11.5(a).

        "SOX" shall have the meaning specified in Section 4.4(a).

        "Studies" shall have the meaning specified in Section 4.12(e).

        "Superior Competing Proposal" shall have the meaning specified in Section 6.2(c).

        "Survival Date" shall have the meaning specified in Section 11.1(a).

        "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, social services, goods and services, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

        "Tax Authority" means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

        "Tax Return" shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

        "TMR Business" shall have the meaning set forth in the first Recital.

        "TMR Business Intellectual Property" shall mean all Intellectual Property Rights related to the TMR Business, the Purchased Assets or the Assumed Liabilities and held by Sellers, whether owned or controlled, licensed, owned or controlled by or for, licensed to, or otherwise held by or for the benefit of Sellers, including the Business Registered Intellectual Property Rights.

        "TMR Business Registered Intellectual Property Rights" shall have the meaning specified in Section 4.10(a).

        "TMR Products" shall mean HL1 CO2 Heart Laser Systems and HL2 CO2 Heart Laser Systems and related products and accessories, including, without limitation, TMR Disposable Kits.

        "Trade Secrets" shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide Sellers with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

        "Trademark Assignment" shall have the meaning specified in Section 3.2(b).

        "Trademarks" shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

        "Transaction" shall mean, collectively, the transactions contemplated by this Agreement.

        "Transaction Documents" shall mean this Agreement and all other agreements, certificates, instruments, documents and writings delivered by Buyer and/or Sellers in connection with the Transaction.

        "Transfer Taxes" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets or assumption of Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

        "Transferred Employees" shall have the meaning specified in Section 8.1.

        "Worker" and "Workers" shall have the respective meanings specified in Section 4.15(a).

        "YBCA" shall have the meaning specified in Section 4.2.

Annex B

ADDENDUM TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

        This ADDENDUM TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this "Addendum"), is made effective and entered into as of November 5, 2010 (the "Effective Date"), by and among Novadaq Technologies Inc., a Canadian corporation ("Novadaq Parent"), Novadaq Corp., a Delaware corporation ("Novadaq"), which is a wholly owned subsidiary of Novadaq Parent, PLC Systems Inc., a Yukon Territory corporation ("PLC Parent"), and PLC Medical Systems, Inc., a Delaware corporation ("PLC"), which is a wholly owned subsidiary of PLC Parent.

        WHEREAS, Novadaq Parent, Novadaq and PLC Parent and PLC are parties to the AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the "Agreement"), dated as of March 20, 2007 (the "Distribution Agreement"); and

        WHEREAS, Novadaq, PLC and PLC Parent have entered into that certain Asset Purchase Agreement concurrent with the execution of this Addendum for the purchase and sale of PLC's assets pertaining to its TMR (transmyocardial revascularization) business (the "Asset Purchase Agreement").

        NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Full Payment of Novadaq Obligations.    Novadaq, Novadaq Parent, PLC Parent and PLC hereby acknowledge and agree that full payment by Novadaq of all amounts due PLC Parent or PLC shall be paid at Closing. This payment shall include (a) all outstanding accounts payable properly billed to Novadaq by PLC prior to the Closing, (b) all sums due and owing to PLC under the Distribution Agreement as of the Closing, including normal prior monthly true-up payments still outstanding as of the Closing and (c) all final sums due and owing to PLC pursuant to a final interim true-up, which shall account for all activities from the date of the last normal month end true-up performed and the Closing date (the "Final True-up Payment"). The parties agree that the Final True-up Payment will be calculated in accordance with the normal month-end true up accounting practice that has historically been followed by the parties. PLC Parent and PLC acknowledge and agree upon receipt of payment of all these amounts, Novadaq shall be deemed to have been paid up in full.

        2.    Special Purchase Order.    Novadaq has submitted to PLC, and PLC hereby acknowledges acceptance of Purchase Order No 3925, (the "Special PO") for six hundred (600) TMR Disposable Kits at the per unit price of $110, none of which shall be subject to the true-up provisions set forth in Section 7.1 of the Distribution Agreement except to the extent that Paragraph 3 or Paragraph 4 below applies. A copy of the Special PO is attached as Appendix A to this Addendum. PLC hereby acknowledges receipt from Novadaq of payment in the amount of Sixty Six Thousand Dollars ($66,000) as payment in connection with the Special PO. For clarity, unless the conditions set forth in either Paragraph 3 or 4 apply, the net amount payable by Novadaq to PLC for the six hundred (600) TMR Disposable Kits purchased under the Special PO shall be Sixty Six Thousand Dollars ($66,000). One hundred and fifty (150) of the TMR Disposable Kits ordered under the Special PO shall be delivered as soon as reasonably practicable after the Effective Date and the remaining four hundred and fifty (450) of the TMR Disposable Kits shall be delivered on the Closing date of the Asset Purchase Agreement.

        3.    If Shareholders' Approval Not Obtained or if Dissenters' Rights Are Exercised.    In the event that the Asset Purchase Agreement and the transactions contemplated thereby do not close or otherwise complete as a consequence of (a) PLC and PLC Parent having failed to obtain the requisite approval of each company's respective shareholders or (b) holders of PLC Parent shares (other than shares held by officers and directors of PLC Parent and any affiliate of any officer or director) with a fair market value of at least $200,000 (as measured based upon the closing price of PLC Parent's common stock reported on the OTC Bulletin Board on the last business day immediately prior to the PLC Parent Shareholders' Meeting (as defined in the Asset Purchase Agreement)) and who are entitled to vote at the PLC Parent Shareholders' Meeting having exercised their rights to dissent/object at or prior to the PLC Parent Shareholders' Meeting under Section 193 of the Yukon Business Corporations Act, as amended (which dissension or objection has not been legally withdrawn by the time of the stockholder vote), then the true-up provisions in Section 7.1 of the Distribution Agreement shall apply to four hundred and fifty (450) of the six hundred (600) TMR Disposable Kits supplied under the Special PO with credit allowance for the One Hundred and Ten Dollars ($110) for each which Novadaq has paid. Novadaq shall have the right to request delivery of these four hundred and fifty (450) TMR Disposable Kits at on a schedule determined in its reasonable discretion but not later than twelve (12) months after the Effective Date. For clarity, the remaining one hundred and fifty (150) TMR Disposable Kits in the Special PO shall remain the fully paid-up property of Novadaq and exempt from the true-up provisions in Section 7.1 of the Distribution Agreement.

        4.    If Novadaq Customer Demand Depletes TMR Kit Inventory.    In the event that Novadaq's on-hand inventory of TMR kits as of the Effective Date, including an additional 75 TMR Disposable Kits recently ordered by Novadaq and to be delivered by PLC shortly after the Effective Date, is depleted down to zero kits anytime prior to the Closing date, then Novadaq shall be permitted to ship some or all of the 150 TMR Disposable Kits ordered on the Special PO to meet end-user customer demand. However, in this event, the number of TMR Disposable Kits shipped out by Novadaq prior to Closing from the lot of 150 TMR Disposable Kits shall be subject to the true-up provisions in Section 7.1 of the Distribution Agreement with credit allowance for the One Hundred and Ten Dollars ($110), and PLC's requirement to deliver 600 TMR Disposable Kits at Closing shall be correspondingly reduced by the same number of TMR Disposable Kits shipped from the lot of 150 TMR Disposable Kits prior to the Closing date.

        5.    Regulatory Authorizations.    All TMR Disposable Kits purchased by Novadaq under the New PO and Special PO shall be deemed to have been duly approved and authorized for distribution and sale by Novadaq and use by customers and end-users in the United States under the FDA's premarket approval ("PMA") for such products held by PLC and/or PLC Parent and corresponding approvals and/or certifications applicable in markets outside of the United States.

        6.    Other Provisions.    Except as expressly amended by this Addendum, the Distribution Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect. This Addendum and it Exhibits, together with the Distribution Agreement and its Schedules, (a) constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter; and (b) shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Any capitalized term not otherwise defined in this Addendum shall have the meaning specified in the Asset Purchase Agreement or the Distribution Agreement. This Addendum may be executed in one or more counterparts (including fax and emailed PDF counterparts), each of which shall be deemed an original and all of which taken together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

PLC SYSTEMS INC.
By:	/s/ JAMES G. THOMASCH
	Name:	James G. Thomasch
	Title:	Chief Financial Officer
PLC MEDICAL SYSTEMS, INC.
By:	/s/ JAMES G. THOMASCH
	Name:	James G. Thomasch
	Title:	Chief Financial Officer
NOVADAQ TECHNOLOGIES INC.
By:	/s/ STEPHEN PURCELL
	Name:	Stephen Purcell
	Title:	Chief Financial Officer
NOVADAQ CORP.
By:	/s/ STEPHEN PURCELL
	Name:	Stephen Purcell
	Title:	Chief Financial Officer

Annex C

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2010 (which report includes an explanatory paragraph regarding the Company's ability to continue as a going concern), relating to the consolidated financial statements of PLC Systems Inc. and subsidiaries as of and for the years ended December 31, 2009 and 2008, included in this Proxy Statement, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-95168, 333-51547, 333-37814, 333-48706, 333-51136, 333-57752, 333-91430, 333-106100, 333-127770 and 333-153535).

/s/ Caturano and Company, Inc.

November 19, 2010
Boston, MA

C-1

DETACH PROXY CARD HERE

PROXY

PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

Special Meeting of Shareholders — December 30, 2010

THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated                 , 2010 in connection with the Special Meeting of Shareholders (the “Meeting”) of PLC Systems Inc. (the “Company”) to be held at 10:00 a.m., Eastern time, on Thursday, December 30, 2010 at our offices located at 10 Forge Park, Franklin, MA  02038, and hereby appoints Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned.

The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by crossing out the names of the individuals listed above and identifying the replacement individual in the following space.

Please vote, date and sign on other side and return promptly in the enclosed envelope.
(See reverse side)

PLC SYSTEMS INC.

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR proposal 1 and 2.

1.             To approve the sale of substantially all of the assets of the Company’s CO2 transmyocardial revascularization business other than cash and cash equivalents, accounts receivable and certain other assets, pursuant to the asset purchase agreement, dated as of November 5, 2010, by and among the Company, PLC Medical Systems, Inc., PLC Sistemas Medicos Internacionais (Deutschland) GmbH, Novadaq Corp. and Novadaq Technologies Inc., provided that at any time prior to the closing of the sale of such assets, notwithstanding the authorization of such sale by the Company’s stockholders, the Company’s Board of Directors may, in its discretion, terminate such asset purchase agreement in accordance with its terms without further action by the Company’s stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.             To consider and vote upon an adjournment of the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the asset sale.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.

Signature:	Date:

Signature:	Date: